Exhibit 10.1

EXECUTION VERSION

PLAN SUPPORT AGREEMENT

This PLAN SUPPORT AGREEMENT (together with the exhibits and annexes attached hereto, which are incorporated herein by reference, as amended, supplemented, or otherwise modified from time to time, this “Plan Support Agreement”) dated January 13, 2017 is made between:

(a)	Memorial Production Partners LP (“Memorial Parent”), a Delaware limited partnership, and each of its undersigned subsidiaries that are parties hereto (each, a “Memorial Party” and collectively, the “Memorial Parties”), including Memorial Production Finance Corporation (“MPFC”) and Memorial Production Operating LLC (“MPO”);

(b)	the undersigned lenders (solely in their capacities as such, and together with any other RBL Credit Facility Lender (as defined herein) that subsequently becomes a party hereto in accordance with the terms hereof, the “Consenting Lenders”) under the Credit Agreement, dated as of December 14, 2011, by and among MPO, as borrower, Memorial Parent, as parent guarantor, Wells Fargo Bank, National Association, as administrative agent (the “RBL Credit Facility Agent”), the lenders from time to time party thereto (the “RBL Credit Facility Lenders”), and the other parties thereto (such agreement, as amended, modified, or otherwise supplemented from time to time, the “RBL Credit Facility”), together with their respective successors and permitted assigns; and

(c)	certain Consenting Lenders identified on Exhibit 2 to the Interim Hedging Order (as defined herein) (the “Continuing Hedging Lenders”).

Each of the Memorial Parties, the Consenting Lenders, the Continuing Hedging Lenders are referred to collectively herein as the “Parties” and each individually as a “Party.”

WHEREAS, the Parties have agreed to undertake a financial restructuring of the Memorial Parties (the “Restructuring”) which is anticipated to be effected through a prepackaged or prenegotiated plan of reorganization (including any schedules and exhibits attached thereto, the “Plan”) on terms and conditions set forth in the term sheet attached hereto as Exhibit A (including any schedules and exhibits attached thereto, the “Restructuring Term Sheet”), and the commencement by each Memorial Party of a voluntary case (collectively, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the Southern District of Texas or, with the consent of the RBL Credit Facility Agent, any other jurisdiction that the Memorial Parties choose (the “Bankruptcy Court”).

WHEREAS, the Consenting Lenders have agreed to the terms of the Restructuring set forth in the Restructuring Term Sheet and to become Exit Facility Revolver Lenders under the Exit Credit Facility described in the term sheet attached to the Restructuring Term Sheet as Annex 2.

WHEREAS, the Continuing Hedging Lenders and MPO are party to certain existing swap agreements (the “Existing Swap Agreements”), and the Memorial Parties have requested that the Continuing Hedging Lenders maintain outstanding prepetition hedging positions and enter into postpetition hedging positions during the pendency of the Chapter 11 Cases, in each case pursuant to amended and restated swap agreements (the “Amended and Restated Swap Agreements”), governed by a master agreement substantially in the form annexed to the Interim Hedging Order as Exhibit 1.

WHEREAS, the Continuing Hedging Lenders have agreed to forbear from exercising certain rights and remedies under the Existing Swap Agreements with respect to the Subject Events of Default during the Chapter 11 Cases so long as the Continuing Hedging Lenders’ claims under the Amended and Restated Swap Agreements are afforded superpriority administrative claim status during the Chapter 11 Cases pursuant to the Hedging Orders.

WHEREAS, as of the date hereof, the Consenting Lenders, in the aggregate, hold 100% of the aggregate outstanding principal amount of Loans (as defined in the RBL Credit Facility) and participation interests in Letters of Credit (as defined in the RBL Credit Facility) (collectively, as used herein, the “RBL Loans”).

WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the Restructuring, including matters discussed in the Restructuring Term Sheet and hereunder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Certain Definitions.

Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Restructuring Term Sheet. As used in this Plan Support Agreement, the following terms have the following meanings:

(a) “Anticipated Events of Default” means, in respect of each Existing Swap Agreement, (i) any Bankruptcy Event of Default under Section 5(a)(vii) or Credit Support Default under Section 5(a)(iii) of such Existing Swap Agreement that arises out of or relates to the commencement of the Chapter 11 Cases by MPO or any other Memorial Party which is a Credit Support Provider (as defined in the relevant Existing Swap Agreement), and (ii) any Additional Termination Event under Section 5(b)(v) or Cross-Default under Section 5(a)(vi) of the Existing Swap Agreement that arises out of or relates to the occurrence of an Event of Default under the RBL Credit Facility after the Petition Date (as defined herein).

(b) “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

(c) “Cash Collateral Orders” means the Interim Cash Collateral Order and the Final Cash Collateral Order.

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(d) “Definitive Documents” means the documents and agreements (including any related instruments, schedules, or exhibits) that are necessary or desirable to implement, or otherwise relate to, the Restructuring, including this Plan Support Agreement, the Plan (including any plan supplements and all of the schedules, documents, and exhibits contained therein), the Disclosure Statement and the other solicitation materials with respect to the Plan, any order approving the Disclosure Statement, the Confirmation Order, and the Exit Credit Agreement, in each case on terms and conditions consistent with the Restructuring Term Sheet and otherwise in form and substance reasonably acceptable to the Memorial Parties and the RBL Credit Facility Agent; provided, that with respect to the Stockholders Agreement, the Memorial Limited Partner Warrants, and the Management Incentive Plan, the RBL Credit Facility Agent shall only have such consent right with respect to terms that would reasonably be expected to adversely affect the RBL Credit Facility Agent, the Consenting Lenders, and/or the Continuing Hedging Lenders; provided, further that the Exit Credit Agreement shall be acceptable to the Exit Credit Facility Agent, the Requisite Lenders, the Continuing Hedging Lenders and the Memorial Parties.

(e) “Effective Date” means the date upon which all the conditions to the effectiveness of the Plan have been satisfied or waived in accordance with its terms.

(f) “Existing Event of Default” means, in respect of each Existing Swap Agreement, any Event of Default under Section 5(a)(vi) of the Existing Swap Agreement due to (i) the failure to make the interest payment due on November 1, 2016 in respect of the 7.625% senior notes due 2021 issued pursuant to that certain indenture, dated as of April 17, 2013 among Memorial Parent, the guarantors party thereto and Wilmington Trust National Association, as successor trustee, and (ii) the subsequent default for 30 days in such payment (the “Interest Default”).

(g) “Final Cash Collateral Order” means the final order, substantially in the form of the Interim Cash Collateral Order, with such modifications thereto as are acceptable to the RBL Credit Facility Agent and the Memorial Parties.

(h) “Final Hedging Order” means the final order, substantially in the form of the Interim Hedging Order, with such modifications thereto as are acceptable to the RBL Credit Facility Agent, the Continuing Hedging Lenders, and the Memorial Parties.

(i) “Forbearance Period” means the period from and including the Plan Support Effective Date until the earliest to occur of: (i) five (5) calendar days after the Petition Date (unless extended by the Continuing Hedging Lenders), unless the Bankruptcy Court shall have entered the Interim Hedging Order; (ii) two (2) business days after entry of the Interim Hedging Order (unless extended by the affected Continuing Hedging Lender), unless the Amended and Restated Swap Agreements shall have been executed and delivered by MPO; (iii) an Event of Default or Termination Event under any of the Existing Swap Agreements (other than the Subject Events of Default); (iv) one (1) business day after notice from the RBL Credit Facility Agent to the Memorial Parties that (A) one or more of the Definitive Documents has been modified in a manner adverse to the Continuing Hedging Lenders without the consent of the RBL Credit Facility Agent, (B) either of the Cash Collateral Orders has been reversed, stayed, dismissed, vacated, or modified or amended in a manner adverse to the Continuing

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Hedging Lenders without the consent of the RBL Credit Facility Agent, or (C) the Noteholder Plan Support Agreement has been terminated or the Noteholder Plan Support Agreement has been amended in a manner that is or would reasonably be expected to be adverse to the Continuing Hedging Lenders; (v) the PSA Termination Date; and (vi) the Effective Date.

(j) “Hedging Orders” means the Interim Hedging Order and the Final Hedging Order.

(k) “Interim Cash Collateral Order” means an interim order authorizing the use of cash collateral in form acceptable to the RBL Credit Facility Agent and the Memorial Parties substantially in the form attached to this Plan Support Agreement as
Exhibit C.

(l) “Interim Hedging Order” means an interim order authorizing the Debtors to maintain outstanding prepetition hedging positions and enter into postpetition hedging positions with the Continuing Hedging Lenders pursuant to the Amended and Restated Swap Agreements, which interim order shall be in form acceptable to the RBL Credit Facility Agent, the Continuing Hedging Lenders and the Memorial Parties substantially in the form attached to this Plan Support Agreement as Exhibit D.

(m) “Noteholder Plan Support Agreement” means the plan support agreement, dated as of December 22, 2016, by and among the Memorial Parties and the Consenting Noteholders, as in effect on the date thereof.

(n) “Plan Support Effective Date” means the date on which counterpart signature pages to this Plan Support Agreement shall have been executed and delivered by the Memorial Parties, the Supermajority Lenders, and all of the Continuing Hedging Lenders.

(o) “Plan Support Period” means the period commencing on the Plan Support Effective Date and ending on the earlier of (i) the date on which this Plan Support Agreement is terminated in accordance with Section 6 hereof and (ii) the Effective Date.

(p) “Requisite Lenders” means, as of the date of determination, Consenting Lenders holding at least a majority in amount of the outstanding principal amount of the RBL Loans.

(q) “SEC” means the United States Securities and Exchange Commission.

(r) “Securities Act” shall mean the Securities Act of 1933, as amended.

(s) “Solicitation” means the solicitation of votes for the Plan pursuant to, and in compliance with, the Bankruptcy Code and any applicable nonbankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation.

(t) “Subject Events of Default” means the Existing Event of Default and the Anticipated Events of Default.

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(u) “Supermajority Lenders” means, as of the date of determination, Consenting Lenders holding at least 66 and 2/3% of the outstanding principal amount of the RBL Loans under the RBL Credit Facility.

2. Restructuring Term Sheet. The material terms and conditions of the Restructuring are set forth in the Restructuring Term Sheet, and in the event of any inconsistencies between the Restructuring Term Sheet and this Plan Support Agreement, the terms of the Restructuring Term Sheet shall govern. If the Noteholder Plan Support Agreement is amended to improve any rights of the Consenting Noteholders, then such terms may be, in the sole discretion of the RBL Credit Facility Agent, incorporated herein for the benefit of the RBL Credit Facility Agent, the Consenting Lenders, and/or the Continuing Hedging Lenders.

3. Bankruptcy Process; Plan of Reorganization.

(a) Commencement of the Chapter 11 Cases. Each Memorial Party hereby agrees that, as soon as reasonably practicable, but in no event later than January 16, 2017, such Memorial Party shall file with the Bankruptcy Court a voluntary petition for relief under chapter 11 of the Bankruptcy Code and any and all other documents necessary to commence the Chapter 11 Case of such Memorial Party; provided, however, that no Memorial Party shall file a voluntary petition for relief under chapter 11 of the Bankruptcy Code until the Memorial Parties terminate each of their Swap Agreements (as defined in the RBL Credit Facility), other than the Existing Swap Agreements, and use the net proceeds thereof to repay indefeasibly outstanding RBL Loans in the amount of such net proceeds.

(b) Filing of the Plan. On the Petition Date (as defined in Section 6), the Memorial Parties shall file the Plan along with the Disclosure Statement in respect to the Plan with the Bankruptcy Court.

(c) Confirmation of the Plan. Each Memorial Party shall use its commercially reasonable efforts to obtain confirmation of the Plan as soon as reasonably practicable after the Petition Date (as defined in Section 6) in accordance with the Bankruptcy Code and on terms consistent with this Plan Support Agreement, and at all times during the Plan Support Period each Consenting Lender and Continuing Hedging Lender shall use its commercially reasonable efforts to cooperate fully in connection therewith.

4. Agreements of the Consenting Lenders and Continuing Hedging Lenders.

(a) Agreement to Vote. During the Plan Support Period, subject to the terms and conditions hereof, each Consenting Lender agrees that it shall, subject to the receipt by such Consenting Lender of the Disclosure Statement and other solicitation materials in respect of the Plan:

(i) vote or cause to be voted its RBL Credit Facility Claims against the Memorial Parties to accept the Plan, and to elect to become an Exit Facility Revolver Lender, by delivering its duly executed and completed ballot on a timely basis as soon as reasonably practicable after receiving the ballot and in no event later than the plan voting deadline; provided that such vote shall be immediately revoked by all Consenting Lenders and deemed void ab initio upon termination of this Plan Support Agreement before the consummation of the Plan pursuant to the terms hereof;

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(ii) except as provided in Section 4(a)(i), not change or withdraw (or cause to be changed or withdrawn) any such vote; and

(iii) not (A) object to, delay, impede, or take any other action to interfere with acceptance or implementation of the Plan, (B) directly or indirectly solicit, encourage, propose, file, support, participate in the formulation of or vote for, any restructuring, sale of assets, merger, workout, or plan of reorganization for any of the Memorial Parties other than the Plan, or (C) otherwise take any action that would interfere with, delay, or postpone the consummation of the Restructuring; provided, however, that nothing contained in this Section 4(a)(iii) shall prohibit the RBL Credit Facility Agent or any Consenting Lender from (x) contesting whether any action taken by any Memorial Party is a breach of, or inconsistent with, this Plan Support Agreement or (y) exercising any rights or remedies under this Plan Support Agreement, the RBL Credit Facility, or applicable law.

(b) Transfers. (i) During the Plan Support Period, each Consenting Lender agrees, solely with respect to itself, that such Consenting Lender shall not sell, transfer, loan, pledge, assign, or otherwise dispose of (each, a “Transfer”), directly or indirectly, in whole or in part, any of its RBL Credit Facility Claims, unless the transferee thereof is either (A) a Consenting Lender or (B) concurrently with or before such Transfer is effective, agrees (x) in writing for the benefit of the Parties to become a Consenting Lender, and (y) to be bound by all of the terms of this Plan Support Agreement applicable to Consenting Lenders (including with respect to any and all RBL Credit Facility Claims it already may hold before giving effect to such Transfer) by executing a joinder agreement substantially in the form attached hereto as Exhibit B (a “Joinder Agreement”), and delivering an executed copy thereof within two (2) business days after such execution to (1) Weil, Gotshal & Manges LLP, as counsel to the Memorial Parties, and (2) Linklaters LLP, as counsel to the RBL Credit Facility Agent (the “Agent’s Counsel”), in which event, upon compliance with the foregoing, (x) the transferee (including the Consenting Lender transferee, if applicable) shall be deemed to be a Consenting Lender hereunder to the extent of such transferred rights and obligations and shall be deemed to make all of the representations, warranties, and covenants of a Party, as applicable, set forth in this Plan Support Agreement and (y) the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Plan Support Agreement in respect of such RBL Credit Facility Claims. Each Consenting Lender agrees that any Transfer of any RBL Credit Facility Claims that does not comply with the terms and procedures set forth herein shall be deemed void ab initio and shall not create any obligation or liability of any Party to the purported transferee, and the applicable Memorial Party and each other Consenting Lender shall have the right to enforce the voiding of such Transfer. Any Consenting Lender that effectuates a Transfer in compliance with the foregoing shall have no liability under this Plan Support Agreement arising from or related to the failure of the transferee to comply with the terms of this Plan Support Agreement.

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(ii) Notwithstanding Section 4(b)(i): (A) a Consenting Lender may Transfer its RBL Credit Facility Claims to an entity that is acting in its capacity as a Qualified Marketmaker without the requirement that the Qualified Marketmaker become a Party; provided that (1)(x) such Qualified Marketmaker must Transfer such right, title, or interest in such RBL Credit Facility Claims before the plan voting deadline and (y) any subsequent Transfer by such Qualified Marketmaker of the right, title, or interest in such RBL Credit Facility Claims is to a transferee that is or becomes a Consenting Lender at the time of such transfer, or (2) the Qualified Marketmaker will be required to execute and deliver a Joinder Agreement; and (B) to the extent that a Consenting Lender is acting in its capacity as a Qualified Marketmaker, it may Transfer any right, title, or interest in RBL Credit Facility Claims that the Qualified Marketmaker acquires from an RBL Credit Facility Lender who is not a Consenting Lender without the requirement that the transferee be or become a Consenting Lender or execute a Joinder Agreement. For these purposes, a “Qualified Marketmaker” means an entity that (x) holds itself out to the public or applicable private markets as standing ready in the ordinary course of its business to purchase from customers and sell to customers Claims against the Memorial Parties (including debt securities or other debt) or enter with customers into long and short positions in Claims against the Memorial Parties (including debt securities or other debt), in its capacity as a dealer or market maker in such Claims against the Memorial Parties, and (y) is in fact regularly in the business of making a market in Claims against issuers or borrowers (including debt securities or other debt).

(c) Agreements of the Continuing Hedging Lenders.

(i) Forbearance Period. The Continuing Hedging Lenders agree to forbear from the exercise of any and all rights and remedies, whether at law, in equity, by agreement or otherwise, which are or become available to them in respect of the Existing Swap Agreements as a result of the Subject Events of Default during the Forbearance Period.

(ii) Termination of Forbearance Period. Each Memorial Party acknowledges and agrees that upon the effective date of termination of the Forbearance Period, the provisions of this Section 4(c) shall automatically and immediately terminate without any further action by, or notice being due from the RBL Credit Facility Agent or any Continuing Hedging Lender, and the RBL Credit Facility Agent and the Continuing Hedging Lenders may proceed (but are not required), to the extent an Event of Default or Termination Event is then continuing, to exercise any and all rights and remedies which are available to the Continuing Hedging Lenders, including, without limitation, all rights and remedies available under the Existing Swap Agreements, or at law and in equity; provided, that for the avoidance of doubt termination of the Forbearance Period does not constitute a Lender Termination Event (as defined below) under Section 6(a).

(iii) Acknowledgment Regarding Forbearance. Each Memorial Party acknowledges and agrees that no Continuing Hedging Lender has made any assurances concerning (A) any possibility of an extension of the Forbearance Period; (B) the manner in which or whether the Subject Events of Default may be resolved; or (C) any additional forbearance, waiver, restructuring or other accommodations. Each Memorial Party agrees that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Continuing Hedging Lenders may be entitled to make or bring in order to enforce their rights and remedies against any Memorial Party are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

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(iv) Reservation of Rights. Each Party acknowledges and agrees that the other Parties hereby reserve all rights, powers and remedies under the Existing Swap Agreements and applicable law in connection with any violation or noncompliance by any Memorial Party with the terms of the Existing Swap Agreements, except for the rights, powers and remedies which the Continuing Hedging Lenders have agreed to forbear from exercising during the Forbearance Period.

(d) Additional Claims. This Plan Support Agreement shall in no way be construed to preclude any Consenting Lender from acquiring additional RBL Credit Facility Claims. Each Consenting Lender agrees that if any Consenting Lender acquires additional RBL Credit Facility Claims, then such RBL Credit Facility Claims shall be subject to this Plan Support Agreement (including the obligations of the Consenting Lenders under this Section 4). Nothing in this Agreement shall bind any Consenting Lender to take or not take any action or otherwise, in any respect with respect to such Consenting Lender’s Unsecured Notes holdings.

(e) Notices of Consenting Lender Breaches. During the Plan Support Period, each Consenting Lender hereby agrees to provide prompt written notice to the Memorial Parties (with a copy to the RBL Credit Facility Agent) of any failure of such Consenting Lender to comply with or satisfy, in any material respect, any covenant, condition or agreement hereunder.

(f) Agreements to Be Several. The agreements of the Consenting Lenders in this Section 4 shall be solely on such Consenting Lender’s own behalf and not on behalf of any other Consenting Lenders and shall be several and not joint. The agreements of the Continuing Hedging Lenders in this Section 4 shall be solely on such Continuing Hedging Lender’s own behalf and not on behalf of any other Continuing Hedging Lenders and shall be several and not joint.

5. Agreements of the Memorial Parties.

Prior to and during the Plan Support Period, subject to the terms and conditions hereof, each Memorial Party, jointly and severally, agrees that it shall:

(a) (i) act in good faith and use commercially reasonable efforts to support and complete successfully the Solicitation in accordance with the terms of this Plan Support Agreement, (ii) do all things reasonably necessary and appropriate, including considering actions reasonably requested by the RBL Credit Facility Agent, the Requisite Lenders, or any Continuing Hedging Lender, in furtherance of confirming the Plan and consummating the Restructuring and the transactions contemplated thereby in accordance with, and within the time frames contemplated by, this Plan Support Agreement (including within the deadlines set forth in Section 6); provided that no Memorial Party shall be obligated to agree to any modification of any document that is inconsistent with the Restructuring Term Sheet, (iii) not take any action directly or indirectly that is inconsistent with, or that would reasonably be expected to prevent, interfere with, delay or impede the approval of the Disclosure Statement, the Solicitation of votes on the Plan, and the confirmation and consummation of the Plan and the Restructuring, including

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soliciting or causing or allowing any of its agents or representatives to solicit any agreements relating to any chapter 11 plan or restructuring transaction (including, for the avoidance of doubt, a transaction premised on an asset sale of substantially all of the Memorial Parties’ assets under section 363 of the Bankruptcy Code) other than the Restructuring (an “Alternative Transaction”), and (iv) not, nor encourage any other person to, take any action which would, or would reasonably be expected to, breach or be inconsistent with this Plan Support Agreement or delay, impede, appeal, or take any other negative action, directly or indirectly, or encourage any other entity to interfere with the acceptance or implementation of the Restructuring or delay the time frames contemplated by this Plan Support Agreement (including within the deadlines set forth in Section 6);

(b) (i) file on the Petition Date (as defined below) such first day motions and pleadings that are reasonably acceptable, in form and substance, to the RBL Credit Facility Agent, (ii) use commercially reasonable efforts to cause the Confirmation Order to become effective and enforceable immediately upon its entry and to have the period in which an appeal thereto must be filed commence immediately upon its entry, (iii) use commercially reasonable efforts to complete and file, within the timeframes contemplated by this Plan Support Agreement, all Definitive Documents, and (iv) use commercially reasonable efforts to obtain entry by the Bankruptcy Court of the Cash Collateral Orders;

(c) provide draft copies of all material motions, applications, and other documents (including the Plan and Disclosure Statement, any proposed amended version of the Plan or Disclosure Statement, and all first day pleadings) any Memorial Party intends to file with the Bankruptcy Court to Agent’s Counsel, if reasonably practicable, at least two (2) calendar days before the date when the applicable Memorial Party intends to file any such motion, application, or other document (and, if not reasonably practicable, as soon as reasonably practicable before filing) and shall consult in good faith with such counsel regarding the form and substance of any such proposed filing with the Bankruptcy Court. Subject to Section 4(a), nothing in this Plan Support Agreement shall restrict, limit, prohibit, or preclude, in any manner not inconsistent with its obligations under this Plan Support Agreement, the RBL Credit Facility Agent or any of the Consenting Lenders or the Continuing Hedging Lenders from appearing in the Bankruptcy Court with respect to any motion, application, or other documents filed by the Memorial Parties and objecting to, or commenting upon, the relief requested therein;

(d) subject to professional responsibilities, timely file with the Bankruptcy Court or any other applicable United States court a formal written objection to any motion filed with the Bankruptcy Court or any other United States court by any party seeking the entry of an order (i) directing the appointment of an examiner with expanded powers or a trustee in any of the Chapter 11 Cases, (ii) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (iii) dismissing any of the Chapter 11 Cases, (iv) modifying or terminating Memorial Parties’ exclusive right to file and/or solicit acceptances of a plan of reorganization, or (v) granting any relief inconsistent with this Plan Support Agreement and the Definitive Documents;

(e) operate its businesses without material change in such operations or disposition of material assets (unless in such instance, the RBL Credit Facility Agent has consented thereto in writing) in accordance with its business judgment;

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(f) use commercially reasonable efforts to preserve intact in all material respects its current business organizations, keep available the services of its current officers and material employees (in each case, other than voluntary resignations, terminations for cause, or terminations consistent with applicable fiduciary duties) and preserve in all material respects its relationships with customers, sales representatives, suppliers, distributors, and others, in each case, having material business dealings with the Memorial Parties (other than terminations for cause or consistent with applicable fiduciary duties);

(g) during the Plan Support Period, provide prompt written notice to the RBL Credit Facility Agent of any failure of any Memorial Party to comply with or satisfy, in any material respect, any covenant, condition or agreement hereunder;

(h) provide prompt written notice to the RBL Credit Facility Agent of the receipt of any notice that is not publicly available of any judicial proceeding commenced, or, to the actual knowledge of any Memorial Party, threatened in writing against any Memorial Party, relating to or involving or otherwise affecting in any material respect the transactions contemplated by the Restructuring;

(i) provide prompt written notice to the RBL Credit Facility Agent of any amendment, modification, or other change to the Noteholder Plan Support Agreement or any Noteholder Termination Event or Memorial Termination Event (as such terms are defined in the Noteholder Plan Support Agreement) with respect to the Noteholder Plan Support Agreement after the Memorial Parties provide or receive such notice, as applicable; and

(j) provide a copy of any written offer or proposal for an Alternative Transaction received to Agent’s Counsel within two (2) business days of the Memorial Parties’ or their advisors’ receipt of such offer or proposal.

6. Termination of Plan Support Agreement.

This Plan Support Agreement shall automatically terminate (the date of any such termination, the “PSA Termination Date”) one (1) business day after the delivery of written notice (x) from the RBL Credit Facility Agent to the Memorial Parties (in accordance with Section 22), with a copy to the Consenting Lenders and the Continuing Hedging Lenders, at any time after the occurrence and during the continuance of any Lender Termination Event enumerated in Section 6(a), and (y) from the Memorial Parties to the RBL Credit Facility Agent, the Consenting Lenders, and the Continuing Hedging Lenders (in accordance with Section 22) at any time after the occurrence and during the continuance of any Memorial Termination Event enumerated in Section 6(b). This Plan Support Agreement shall terminate automatically without any further required action or notice on the Effective Date.

(a) A “Lender Termination Event” shall mean any of the following:

(i) The breach in any material respect by any Memorial Party of any of the undertakings, representations, warranties, or covenants of the Memorial Parties set forth herein which remains uncured for a period of five (5) business days after the delivery of written notice of such breach from the RBL Credit Facility Agent or the Requisite Lenders in accordance with Section 22 (as applicable).

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(ii) At 11:59 p.m. Eastern Time on the earlier of (A) January 16, 2017 and (B) the date on which the Memorial Parties commence the Chapter 11 Cases (the date on which such commencement occurs, the “Petition Date”), if each existing Swap Agreement, other than the Existing Swap Agreements, has not been terminated and the net proceeds thereof used to repay indefeasibly outstanding RBL Loans in the amount of such net proceeds.

(iii) At 11:59 p.m. Eastern Time five (5) calendar days after the Petition Date, unless the Memorial Parties have filed the Plan, the Disclosure Statement, and a motion for approval of the Plan and the Disclosure Statement.

(iv) At 11:59 p.m. Eastern Time five (5) calendar days after the Petition Date (unless extended by the RBL Credit Facility Agent), unless the Bankruptcy Court shall have entered the Interim Cash Collateral Order.

(v) At 11:59 p.m. Eastern Time forty (40) calendar days after the Petition Date (unless extended by the RBL Credit Facility Agent), unless the Bankruptcy Court shall have entered the Final Cash Collateral Order.

(vi) At 11:59 p.m. Eastern Time sixty (60) calendar days after the Petition Date if the Memorial Parties commenced Solicitation before the Petition Date (otherwise, fifty-five (55) calendar days after the Petition Date), unless the Memorial Parties have obtained approval of the Disclosure Statement.

(vii) At 11:59 p.m. Eastern Time sixty (60) calendar days after the Petition Date if the Memorial Parties commenced Solicitation before the Petition Date (otherwise, ninety (90) calendar days after the Petition Date), unless the Bankruptcy Court shall have entered the Confirmation Order in form and substance reasonably satisfactory to the Memorial Parties and the RBL Credit Facility Agent.

(viii) At 11:59 p.m. Eastern Time on the date that is fifteen (15) calendar days after the date of entry of the Confirmation Order (the “Outside Date”), unless the Effective Date shall have occurred.

(ix) The Memorial Parties withdraw the Plan or Disclosure Statement, or the Memorial Parties file any motion or pleading with the Bankruptcy Court that is not consistent with this Plan Support Agreement or the Restructuring Term Sheet in any material respect, and such motion or pleading has not been withdrawn within two (2) business days after the Memorial Parties receive written notice from the RBL Credit Facility Agent or the Requisite Lenders (in accordance with Section 22) that such motion or pleading is inconsistent with this Plan Support Agreement or the Restructuring Term Sheet in any material respect.

(x) Any Memorial Party files any motion for, or the Bankruptcy Court enters an order granting, the (A) conversion of one or more of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, (B) appointment of examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code or a trustee or receiver in one or more of the Chapter 11 Cases or (C) dismissal of one or more of the Chapter 11 Cases.

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(xi) The Bankruptcy Court grants relief that is (i) materially inconsistent with this Plan Support Agreement or the Restructuring Term Sheet or (ii) would, or would reasonably be expected to materially frustrate the purposes of this Plan Support Agreement, including by preventing the consummation of the Restructuring, unless the Memorial Parties have sought a stay of such relief within five (5) business days after the date of such issuance, and such order is stayed, reversed, or vacated within ten (10) business days after the date of such issuance, except if such relief is granted pursuant to a motion by any Consenting Lender or the RBL Credit Facility Agent.

(xii) Either of the Cash Collateral Orders is reversed, stayed, dismissed, vacated, or modified or amended in any adverse respect without the consent of the RBL Credit Facility Agent.

(xiii) Any Memorial Party files, propounds, or otherwise supports, or fails to timely file with the Bankruptcy Court a statement that it does not support, any plan of reorganization inconsistent with the Restructuring Term Sheet.

(xiv) Any Memorial Party files, propounds, or otherwise supports any motion or application seeking authority to sell all or a material portion of its assets.

(xv) Any Memorial Party files, propounds, or otherwise supports or fails to timely object to any motion, application, or adversary proceeding filed by any party challenging the amount, validity, enforceability, priority, extent, or perfection, if applicable, or seeks the avoidance or subordination of, any claims or liens of the RBL Credit Facility Agent or the other RBL Credit Facility Secured Parties, including the RBL Credit Facility Claims.

(xvi) Any of the Definitive Documents shall have been modified in a manner adverse to the Consenting Lenders without prior written consent of the RBL Credit Facility Agent.

(xvii) Other than pursuant to any relief sought by the Memorial Parties that is not materially inconsistent with its obligations under this Plan Support Agreement or the Plan, the Bankruptcy Court grants relief terminating, annulling, or modifying the automatic stay (as set forth in section 362 of the Bankruptcy Code) and parties other than the Consenting Lenders or the Continuing Hedging Lenders exercise rights with respect to any assets of the Memorial Parties having an aggregate fair market value in excess of $5 million without the prior written consent of the RBL Credit Facility Agent.

(xviii) The occurrence of the Termination Date (as defined in the Cash Collateral Orders).

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(xix) Any Memorial Party enters into, or files a motion seeking approval of, debtor-in-possession financing on terms that are not reasonably acceptable to the RBL Credit Facility Agent.

(xx) The termination of the Noteholder Plan Support Agreement or any amendment of the terms and conditions of the Noteholder Plan Support Agreement that is or would reasonably be expected to be adverse to the RBL Credit Facility Agent or the Consenting Lenders.

(xxi) The issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment, or order enjoining the consummation of or rendering illegal the Restructuring, which ruling, judgment, or order has not been not stayed, reversed, or vacated within ten (10) business days after such issuance.

(xxii) The Bankruptcy Court or other court of competent jurisdiction enters an order denying confirmation of the Plan.

Notwithstanding any provision in this Plan Support Agreement to the contrary, upon written consent of the RBL Credit Facility Agent or the Requisite Lenders, each of the dates set forth in Section 6(a) may be extended prior to or on such date, and such later dates agreed to in lieu thereof and shall be of the same force and effect as the dates provided herein.

(b) A “Memorial Termination Event” shall mean any of the following:

(i) The breach in any material respect by one or more of the Consenting Lenders, of any of the undertakings, representations, warranties, or covenants of the Consenting Lenders set forth herein in any material respect which remains uncured for a period of five (5) business days after the Memorial Parties provide written notice of such breach pursuant to this Section 6 and Section 22 (as applicable); provided, however, that it shall not be a Memorial Termination Event under this Section 6(b)(i) if the non-breaching Consenting Lenders constitute the Supermajority Lenders.

(ii) The board of directors or managers (or comparable governing body), members, or partners, as applicable, of any Memorial Party reasonably determines in good faith based upon the advice of outside counsel that continued performance under this Plan Support Agreement would be inconsistent with the exercise of its fiduciary duties under applicable law; provided that the Memorial Party provides notice of such determination to the RBL Credit Facility Agent, the Consenting Lenders, and the Continuing Hedging Lenders within five (5) business days after the date thereof.

(iii) The Bankruptcy Court grants relief that is inconsistent with this Plan Support Agreement or the Restructuring Term Sheet in any respect that is materially adverse to the Memorial Parties, except if such relief is granted pursuant to a motion by the Memorial Parties.

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(iv) At 11:59 p.m. Eastern Time on the earlier of (A) one hundred sixty-five (165) calendar days after the Petition Date if the Memorial Parties commenced Solicitation before the Petition Date (otherwise, one hundred eighty (180) calendar days after the Petition Date) and (B) the Outside Date, in each case unless the Effective Date shall have occurred.

(v) The issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment, or order enjoining the consummation of or rendering illegal the Restructuring, which ruling, judgment, or order has not been not stayed, reversed, or vacated within ten (10) business days after such issuance.

(vi) The Consenting Lenders subject to this Plan Support Agreement do not own or control at any time sufficient amount of RBL Loans to constitute Supermajority Lenders.

(vii) The Bankruptcy Court enters an order granting, the (A) conversion of one or more of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code or (B) dismissal of one or more of the Chapter 11 Cases; provided that the Memorial Parties did not file or support any motion or pleading for the (A) conversion of one or more of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code and/or (B) dismissal of one or more of the Chapter 11 Cases.

(viii) The Bankruptcy Court or other court of competent jurisdiction enters an order denying confirmation of the Plan.

(c) Mutual Termination. This Plan Support Agreement may be terminated by mutual written agreement of the Memorial Parties and the Requisite Lenders upon delivery and effectiveness of written notice to the RBL Credit Facility Agent, the Consenting Lenders, and the Continuing Hedging Lenders in accordance with Section 22.

(d) Effect of Termination. Subject to the provisions contained in Section 15, upon the termination of this Plan Support Agreement in accordance with this Section 6, this Plan Support Agreement shall become void and of no further force or effect and each Party shall, except as otherwise provided in this Plan Support Agreement, be immediately released from its respective liabilities, obligations, commitments, undertakings, and agreements under or related to this Plan Support Agreement, shall have no further rights, benefits, or privileges hereunder, and shall have all the rights and remedies (including the rights and remedies available to the Continuing Hedging Lenders as set forth in Section 4(c) hereof) that it would have had and shall be entitled to take all actions, whether with respect to the Restructuring or otherwise, that it would have been entitled to take had it not entered into this Plan Support Agreement and no such rights or remedies shall be deemed waived pursuant to a claim of laches or estoppel; provided that in no event shall any such termination relieve a Party from liability for its breach or non-performance of its obligations hereunder before the date of such termination.

(e) Automatic Stay. The Memorial Parties acknowledge and agree that after the commencement of the Chapter 11 Cases, the giving of notice of termination of this Plan Support Agreement or the Forbearance Period by any Party or the RBL Credit Facility Agent shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code; provided

14

that nothing herein shall prejudice any Party’s or the RBL Credit Facility Agent’s rights to argue that the delivery of a notice of termination was not proper under the terms of this Plan Support Agreement; provided, further, that, if, after the delivery of a notice of termination, any person other than a Party or the RBL Credit Facility Agent files a motion with the Bankruptcy Court arguing that the delivery of a notice of termination is a violation of the automatic stay of section 362 of the Bankruptcy Code, then such notice shall be deemed withdrawn and the Plan Support Agreement or the Forbearance Period, as applicable, shall immediately be deemed to be terminated.

7. Definitive Documents; Good Faith Cooperation; Further Assurances.

Each Party hereby covenants and agrees to cooperate with the other Parties in good faith in connection with, and shall exercise commercially reasonable efforts with respect to, the pursuit, approval, implementation, and consummation of the Restructuring as well as the negotiation, drafting, execution, and delivery of the Definitive Documents. Furthermore, subject to the terms hereof, each of the Parties shall take such action as may be reasonably necessary or reasonably requested by the other Parties to carry out the purposes and intent of this Plan Support Agreement, and shall refrain from taking any action that would frustrate the purposes and intent of this Plan Support Agreement.

8. Representations and Warranties.

(a) Each Party, severally (and not jointly), represents and warrants to the other Parties that the following statements are true and correct as of the date hereof (or as of the date a Consenting Lender becomes a party hereto):

(i) Such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite corporate, partnership, limited liability company or similar authority to enter into this Plan Support Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder. The execution and delivery of this Plan Support Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability company, partnership, or other similar action on its part.

(ii) The execution, delivery, and performance by such Party of this Plan Support Agreement does not and will not (A) violate any material provision of law, rule, or regulation applicable to it or its charter or bylaws (or other similar governing documents), or (B) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party, except, in the case of the Memorial Parties, for the filing of the Chapter 11 Cases.

(iii) The execution, delivery, and performance by such Party of this Plan Support Agreement does not and will not require any material registration or filing with, consent or approval of, or notice to, or other action, with or by, any federal, state or governmental authority or regulatory body, except the filing of the Chapter 11 Cases and such filings as may be necessary or required by the SEC.

15

(iv) This Plan Support Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally, concepts of reasonableness or general equitable principles.

(b) Each Consenting Lender severally (and not jointly) represents and warrants to the Memorial Parties that, as of the date hereof (or as of the date such Consenting Lender becomes a party hereto), such Consenting Lender is the owner of the aggregate principal amount of the RBL Loans set forth below its name on the signature page hereto (or below its name on the signature page of a Joinder Agreement for any Consenting Lender that becomes a party hereto after the date hereof).

9. Disclosure; Publicity. The Memorial Parties shall submit drafts to Agent’s Counsel of any press releases, public documents, and any and all filings with the SEC regarding this Plan Support Agreement or any of the transactions contemplated hereunder at least two (2) business days before making any such disclosure. Except as required by applicable law or otherwise permitted under the terms of any other agreement between any Memorial Party and any Consenting Lender, no Party or its advisors shall disclose to any person or entity (including, for the avoidance of doubt, any other Consenting Lender), other than advisors to the Memorial Parties, the principal amount or percentage of RBL Loans held by any Consenting Lender, in each case, without such Consenting Lender’s prior written consent; provided that (a) if such disclosure is required by law, subpoena or other legal process or regulation, the disclosing Party shall afford the relevant Consenting Lender a reasonable opportunity to review and comment before such disclosure and shall take all reasonable measures to limit such disclosure, (b) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate principal amount of RBL Loans held by all Consenting Lenders collectively and (c) any Party may disclose information requested by a regulatory authority with jurisdiction over its operations to such authority without limitation or notice to any Party or other person or entity. Notwithstanding the provisions in this Section 9, any Party may disclose, to the extent consented to in writing by a Consenting Lender, such Consenting Lender’s individual holdings. Any public filing of this Plan Support Agreement, with the Bankruptcy Court or otherwise, which includes executed signature pages to this Plan Support Agreement shall include such signature pages only in redacted form with respect to the holdings of each Consenting Lender (provided that the holdings disclosed in such signature pages may be filed in unredacted form with the Bankruptcy Court under seal).

10. [Reserved.]

11. Amendments and Modifications. Except as otherwise expressly set forth herein, this Plan Support Agreement (including the Restructuring Term Sheet or any exhibits or schedules hereto and thereto) and the Plan may not be waived, modified, amended, or supplemented except in a writing signed by the Memorial Parties (which may be signed by Memorial Parent on behalf of all the Memorial Parties) and the Requisite Lenders; provided that (a) any modification, amendment, or change to the definition of “Consenting Lenders” or “Requisite Lenders” shall require the written consent of each Consenting Lender and (b) any waiver, change, modification, or amendment to this Plan Support Agreement, the Restructuring

16

Term Sheet, or the Plan that adversely affects any Consenting Lender, in its capacity as such, disproportionately to other Consenting Lenders requires the consent of such affected Consenting Lender. In the event that an adversely affected Consenting Lender (“Non-Consenting Lender”) does not consent to a waiver, change, modification, or amendment to this Plan Support Agreement requiring the consent of each Consenting Lender, but such waiver, change, modification, or amendment receives the consent of the Supermajority Lenders, this Plan Support Agreement shall be deemed to have been terminated only as to such Non-Consenting Lender, but this Plan Support Agreement shall continue in full force and effect in respect to all other Consenting Lenders. Any amendment to any provision of this Plan Support Agreement (including the Restructuring Term Sheet or any exhibits, annexes or schedules hereto and thereto) related to the Existing Swap Agreements or the Amended and Restated Swap Agreements, as applicable, that would adversely affect a Continuing Hedging Lender requires the consent of such Continuing Hedging Lender.

12. Effectiveness. This Plan Support Agreement shall become effective and binding upon each Party upon the Plan Support Effective Date.

13. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Plan Support Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of New York, without giving effect to the conflict of laws principles thereof. Each of the Parties irrevocably agrees that any legal action, suit, or proceeding arising out of or relating to this Plan Support Agreement (or the transactions contemplated hereby) brought by any Party or its successors or assigns shall be brought and determined in any federal or state court in the Borough of Manhattan, the City of New York (the “New York Courts”), and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for itself and with respect to its property, generally and unconditionally, with regard to any such proceeding arising out of or relating to this Plan Support Agreement and the Restructuring. Each of the Parties agrees not to commence any proceeding relating hereto or thereto except in the New York Courts, other than proceedings in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any New York Court. Each of the Parties further agrees that notice as provided in Section 22 shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives and agrees not to assert that a proceeding in any New York Court is brought in an inconvenient forum or the venue of such proceeding is improper. Notwithstanding the foregoing, during the pendency of the Chapter 11 Cases, all proceedings contemplated by this Section 13(a) shall be brought in the Bankruptcy Court.

(b) Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Plan Support Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory).

14. Specific Performance/Remedies. The Parties understand and agree that money damages may be an insufficient remedy for any breach of this Plan Support Agreement by any Party and each non-breaching Party shall be entitled to seek specific performance and

17

injunctive or other equitable relief as a remedy of any such breach, without the necessity of proving the inadequacy of money damages as a remedy. Each Party hereby waives any requirement for the security or posting of any bond in connection with such remedies.

15. Survival. Notwithstanding the termination of this Plan Support Agreement pursuant to Section 6, Sections 9, 13-15, 18-20, and 23-24 shall survive such termination and shall continue in full force and effect in accordance with the terms hereof; provided that any liability of a Party for failure to comply with the terms of this Plan Support Agreement shall survive such termination.

16. Headings. The headings of the sections, paragraphs, and subsections of this Plan Support Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Plan Support Agreement.

17. Successors and Assigns; Severability. This Plan Support Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives; provided that nothing contained in this Section 17 shall be deemed to permit Transfers of the RBL Credit Facility Claims other than in accordance with the express terms of this Plan Support Agreement. If any provision of this Plan Support Agreement, or the application of any such provision to any person or entity or circumstance, shall be held invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Plan Support Agreement shall continue in full force and effect. Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Plan Support Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

18. Several, Not Joint, Obligations. The agreements, representations, warranties, and obligations of the Parties under this Plan Support Agreement are, in all respects, several and not joint.

19. Relationship Among Parties. Unless expressly stated herein, this Plan Support Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third-party beneficiary hereof. No Party shall have any responsibility for any trading by any other entity by virtue of this Plan Support Agreement. No prior history, pattern, or practice of sharing confidences among or between the Parties shall in any way affect or negate this understanding and agreement. The Parties have no agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of the Memorial Parent and do not constitute a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended.

20. Prior Negotiations; Entire Agreement. This Plan Support Agreement, including the exhibits and schedules hereto (including the Restructuring Term Sheet), constitutes the entire agreement of the Parties, and supersedes all other prior negotiations, with respect to the subject matter hereof and thereof.

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21. Counterparts. This Plan Support Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Plan Support Agreement delivered by facsimile or PDF shall be deemed to be an original for the purposes of this paragraph.

22. Notices. All notices hereunder shall be deemed given if in writing and delivered, if contemporaneously sent by electronic mail, facsimile, courier or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers:

(a) If to any Memorial Party, to:

Memorial Production Partners LP

500 Dallas Street, Suite 1600

Houston, TX 77002

Attention:     Jason Childress

E-mail:         jchildress@memorialpp.com

Facsimile:    (713) 490-8901

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention:     Gary T. Holtzer, Joseph Smolinsky, and Ted S. Waksman

E-mail:         Gary.Holtzer@weil.com, joseph.smolinsky@weil.com and

Ted.Waksman@weil.com

Facsimile: (212) 310-8007

(b) If to the RBL Credit Facility Agent (which shall constitute notice to all Consenting Lenders and Continuing Hedging Lenders) to:

Wells Fargo Bank, National Association

1000 Louisiana Street, 9th Floor

Houston, Texas 77002

Attention:     Bryan M. McDavid

E-mail:         Bryan.M.McDavid@wellsfargo.com

Facsimile:    (713) 652-5874

with a copy (which shall not constitute notice) to:

Linklaters LLP

1345 Avenue of the Americas

New York, NY 10105

Attention:     Margot Schonholtz and Penelope Jensen

E-mail:         Margot.Schonholtz@linklaters.com and

Penelope.Jensen@linklaters.com

Facsimile:    (212) 903-9100

19

Any notice given by delivery, mail, or courier shall be effective when received. Any notice given by facsimile or electronic mail shall be effective upon oral, machine, or electronic mail (as applicable) confirmation of transmission.

23. Settlement Discussions. This Plan Support Agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Pursuant to Rule 408 of the Federal Rules of Evidence, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Plan Support Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

24. Fees. The Memorial Parties shall pay (i) all reasonable and documented prepetition and postpetition costs and expenses of the RBL Credit Facility Agent incurred on or prior to the date of termination of this Plan Support Agreement, including, without limitation, the reasonable and documented professional fees and expenses of Linklaters LLP, Vinson & Elkins LLP, Opportune LLP, and any other professionals or advisors retained by or on behalf of the RBL Credit Facility Agent, and (ii) the documented legal fees, expenses and disbursements incurred by the Consenting Lenders and the Continuing Hedging Lenders incurred on or prior to the date of termination of this Plan Support Agreement, to the extent such legal fees, expenses and disbursements are reasonable in light of the circumstances and in comparison to other Consenting Lenders or Continuing Hedging Lenders, as applicable, in each case other than the RBL Credit Facility Agent.

25. No Solicitation; Adequate Information. This Plan Support Agreement is not and shall not be deemed to be a solicitation for consents to the Plan. The votes of the holders of Claims against the Memorial Parties will not be solicited until such holders who are entitled to vote on the Plan have received the Plan, the Disclosure Statement and related ballots, and other required solicitation materials. In addition, this Plan Support Agreement does not constitute an offer to issue or sell securities to any person or entity, or the solicitation of an offer to acquire or buy securities, in any jurisdiction where such offer or solicitation would be unlawful.

26. Interpretation; Rules of Construction; Representation by Counsel. When a reference is made in this Plan Support Agreement to a Section, Exhibit, or Schedule, such reference shall be to a Section, Exhibit, or Schedule, respectively, of or attached to this Plan Support Agreement unless otherwise indicated. Unless the context of this Plan Support Agreement otherwise requires, (a) words using the singular or plural number also include the plural or singular number, respectively, (b) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Plan Support Agreement, (c) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation,” and (d) the word “or” shall not be exclusive and shall be read to mean “and/or.” The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Plan Support Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

20

[Signature pages follow.]

21

IN WITNESS WHEREOF, the Parties have caused this Plan Support Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacities as officers of the undersigned and not in any other capacity, as of the date first set forth above.

MEMORIAL PARTIES

MEMORIAL PRODUCTION PARTNERS LP

By:	Memorial Production Partners GP LLC,
its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

MEMORIAL PRODUCTION OPERATING LLC

By:	Memorial Production Partners LP,
its sole member

By:	Memorial Production Partners GP LLC,
its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

[MEMORIAL PARTIES SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

COLUMBUS ENERGY, LLC

By:	Memorial Production Operating LLC,
its sole member

By:	Memorial Production Partners LP,
its sole member

By:	Memorial Production Partners GP LLC,
its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

RISE ENERGY OPERATING, LLC

By:	Memorial Production Operating LLC,
its sole member

By:	Memorial Production Partners LP,
its sole member

By:	Memorial Production Partners GP LLC,
its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

[MEMORIAL PARTIES SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

RISE ENERGY MINERALS, LLC

By:	Rise Energy Operating, LLC,
its sole member

By:	Memorial Production Operating LLC,
its sole member

By:	Memorial Production Partners LP,
its sole member

By:	Memorial Production Partners GP LLC,
its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

RISE ENERGY BETA, LLC

By:	Rise Energy Operating, LLC,
its sole member

By:	Memorial Production Operating LLC,
its sole member

By:	Memorial Production Partners LP,
its sole member

By:	Memorial Production Partners GP LLC,
its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

[MEMORIAL PARTIES SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

MEMORIAL PRODUCTION FINANCE CORPORATION

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

WHT ENERGY PARTNERS LLC

By:	Memorial Production Operating LLC,
its sole member

By:	Memorial Production Partners LP,
its sole member

By:	Memorial Production Partners GP LLC,
its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

WHT CARTHAGE LLC

By:	WHT Energy Partners LLC,
its sole member

By:	Memorial Production Operating LLC,
its sole member

By:	Memorial Production Partners LP,
its sole member

By:	Memorial Production Partners GP LLC,
its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

[MEMORIAL PARTIES SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

MEMORIAL ENERGY SERVICES LLC

By:	Memorial Production Operating LLC,
its sole member

By:	Memorial Production Partners LP,
its sole member

By:	Memorial Production Partners GP LLC,
its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

MEMORIAL MIDSTREAM LLC

By:	Memorial Production Operating LLC,
its sole member

By:	Memorial Production Partners LP,
its sole member

By:	Memorial Production Partners GP LLC,
its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

SAN PEDRO BAY PIPELINE COMPANY

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

[MEMORIAL PARTIES SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

MEMORIAL PRODUCTION PARTNERS GP LLC

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

BETA OPERATING COMPANY, LLC

By:	Memorial Production Operating LLC,
its sole member

By:	Memorial Production Partners LP,
its sole member

By:	Memorial Production Partners GP LLC,
its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

MEMP SERVICES LLC

By	Memorial Production Partners LP,
its sole member

By:	Memorial Production Partners GP LLC,
its general partner

By:	/s/ Robert L. Stillwell, Jr.
Name:	Robert L. Stillwell, Jr.
Title:	Chief Financial Officer

[MEMORIAL PARTIES SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

WELLS FARGO BANK, NATIONAL

ASSOCIATION, as a Consenting Lender and a

Continuing Hedging Lender

By:	/s/ Bryan McDavid
Name:	Bryan McDavid
Title:	Director

Principal Amount of the RBL Loans: $

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

ASSOCIATED BANK, N.A., as a Consenting Lender

By: /s/ Alison K. Tregilgas
Name: Alison K. Tregilgas
Title: Senior Vice President

Principal Amount of the RBL Loans: $

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

BANK OF AMERICA, N.A., as a Consenting Lender

By: /s/ Kevin M. Behan
Name: Kevin M. Behan
Title: Managing Director

Principal Amount of the RBL Loans: $

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

BARCLAYS BANK PLC, (“Barclays”), solely in respect of its Portfolio Management Group (“PMG”) and not any other unit, group, division or affiliate of Barclays and solely in respect of PMG’s RBL Credit Facility holdings. For the avoidance of doubt, and notwithstanding anything to the contrary contained in this Plan Support Agreement, Section 4(d) shall not apply to Barclays (other than with respect to Claims arising from the RBL Credit Facility held by PMG) and nothing in this Plan Support Agreement shall bind either PMG or Barclays, to take or not take any action or otherwise, in any respect with respect to Barclays’ Unsecured Notes holdings.

By: /s/ Ronnie Glen
Name: Ronnie Glen
Title: Vice President

Principal Amount of the RBL Loans: $

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

BMO HARRIS BANK, N.A., as a Consenting Lender

By: /s/ James V. Ducote
Name: James V. Ducote
Title: Managing Director

Principal Amount of the RBL Loans: $__________

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

BRANCH BANKING AND TRUST COMPANY, as a Consenting Lender

By: /s/ Robert Kret
Name: Robert Kret
Title: AVP

Principal Amount of the RBL Loans: $__________

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

CADENCE BANK, N.A., as a Consenting Lender

By: /s/ Anthony Blanco
Name: Anthony Blanco
Title: Vice President

Principal Amount of the RBL Loans: $________

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

CANADIAN IMPERIAL BANK OF

COMMERCE, NEW YORK BRANCH, as a

Consenting Lender

By: /s/ Charles D. Mulkeen
Name: Charles D. Mulkeen
Title: Executive Director

Principal Amount of the RBL Loans: $________

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

CAPITAL ONE, NATIONAL ASSOCIATION,

as a Consenting Lender

By: /s/ Michael Higgins
Name: Michael Higgins
Title: Senior Director

Principal Amount of the RBL Loans: $________

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

CARGILL, INCORPORATED,

as a Consenting Lender

By: /s/ Tyler R. Smith
Name: Tyler R. Smith
Title: Authorized Signer

Principal Amount of the RBL Loans: $________

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

CITIBANK, N.A., as a Consenting Lender (solely with respect to RBL Credit Facility Claims managed by Institutional Remedial Management), and as a Continuing Hedging Lender

By: /s/ Peter T. Baumann
Name: Peter T. Baumann
Title: Managing Director

Aggregate principal amount of Claims beneficially owned,

or advising funds or managed accounts that beneficially

own such Claims:

Principal Amount of the RBL Loans: $________

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

CITIZENS BANK, N.A., as a Consenting Lender

By: /s/ David W. Stack
Name: David W. Stack
Title: Senior Vice President

Principal Amount of the RBL Loans: $________

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

COMERICA BANK, as a Consenting Lender

By: /s/ Chad Stephenson
Name: Chad Stephenson
Title: Vice President

Principal Amount of the RBL Loans: $________

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

COMPASS BANK, as a Consenting Lender

By: /s/ William H. Douning
Name: William H. Douning
Title: Sr. Vice President

Principal Amount of the RBL Loans: $________

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Consenting Lender

By: /s/ Yurly A. Tsyganov
Name: Yurly A. Tsyganov
Title: Director

By: /s/ Ronald E. Spitzer
Name: Ronald E. Spitzer
Title: Managing Director

Principal Amount of the RBL Loans: $________

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Consenting Lender

By: /s/ Benjamin Souh
Name: Benjamin Souh
Title: Vice President

By: /s/ Peter Cucchiara
Name: Peter Cucchiara
Title: Vice President

Principal Amount of the RBL Loans: $________

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

ING CAPITAL LLC, as a Consenting Lender

By: /s/ Charles Hall
Name: Charles Hall
Title: Managing Director

By: /s/ Josh Strong
Name: Josh Strong
Title: Director

Principal Amount of the RBL Loans: $________

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

GOLDMAN SACHS BANK USA, as a Consenting Lender

By: /s/ Ushma Dedhiya
Name: Ushma Dedhiya
Title: Authorized Signatory

Principal Amount of the RBL Loans: $______

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

JPMORGAN CHASE BANK, N.A., (“JPMC”) solely in respect of its Commercial Banking Corporate Client Banking & Specialized Industries unit (“CCBSI”) and not any other unit, group, division or affiliate of JPMC and solely in respect of CCBSI’s RBL Credit Facility holdings. For the avoidance of doubt, and notwithstanding anything to the contrary contained in this Plan Support Agreement, Section 4(d) shall not apply to JPMC (other than with respect to Claims arising from the RBL Credit Facility held by CCBSI).

By: /s/ Patricia S Carpen
Name: Patricia S Carpen
Title: Authorized Officer

Principal Amount of the RBL Loans: $________

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

NATIXIS, NEW YORK BRANCH, as a Consenting Lender and a Continuing Hedging Lender

By: /s/ Jovica Ivetic
Name: Jovica Ivetic
Title: Director

By: /s/ Mark A. Harrington
Name: Mark A. Harrington
Title: Managing Director

Principal Amount of the RBL Loans: $________

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

REGIONS BANK, as a Consenting Lender

By: /s/ J. Patrick Carrigan
Name: J. Patrick Carrigan
Title: Senior Vice President

Principal Amount of the RBL Loans: $________

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

ROYAL BANK OF CANADA, as a Consenting

Lender

By: /s/ Mark Lumpkin, Jr.
Name: Mark Lumpkin, Jr.
Title: Authorized Signatory

Principal Amount of the RBL Loans: $________

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

SANTANDER BANK, N.A., as a Consenting

Lender

By: /s/ David O’Driscoll
Name: David O’Driscoll
Title: Senior Vice President

By: /s/ Mark Connelly
Name: Mark Connelly
Title: Senior Vice President

Principal Amount of the RBL Loans: $________

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

SUNTRUST BANK, as a Consenting Lender

By: /s/ William S. Krueger
Name: William S. Krueger
Title: First Vice President

Principal Amount of the RBL Loans: $________

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

UBS AG, STAMFORD BRANCH, as a

Consenting Lender

By: /s/ Darlene Arias
Name: Darlene Arias
Title: Director

By: /s/ Kenneth Chin
Name: Kenneth Chin
Title: Director

Principal Amount of the RBL Loans: $________

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION, as a

Consenting Lender

By: /s/ Mike Warren
Name: Mike Warren
Title: Sr VP

Principal Amount of the RBL Loans: $________

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

ZB, N.A. DBA AMEGY BANK, as a

Consenting Lender

By: /s/ Sam Trail
Name: Sam Trail
Title: Senior Vice President

Principal Amount of the RBL Loans: $________

[CONSENTING LENDER SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

EXHIBIT A

RESTRUCTURING TERM SHEET

MEMORIAL PRODUCTION PARTNERS LP

RESTRUCTURING TERM SHEET

JANUARY 13, 2017

This term sheet (the “Restructuring Term Sheet”)1 sets forth the principal terms of a proposed financial restructuring (the “Restructuring”) of Memorial Production Partners LP (the “Memorial Parent”) and the subsidiaries set forth below (each, a “Debtor,” and collectively, the “Company” or the “Debtors”) to be implemented pursuant to a joint plan of reorganization consistent with the terms set forth herein (including any schedules and exhibits attached thereto, the “Plan”), which will be filed in cases to be commenced by the Company under chapter 11 of the Bankruptcy Code. As reflected in the plan support agreement, dated as of January 13, 2017, by and among the Company, the Consenting Lenders, and the Continuing Hedging Lenders (the “Plan Support Agreement”), the Restructuring is supported by the Company, the Consenting Lenders, and the Continuing Hedging Lenders.

THIS TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT SUCH A SOLICITATION, IF ANY, ONLY WILL BE MADE IN COMPLIANCE WITH APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY AND/OR OTHER APPLICABLE LAWS. THIS TERM SHEET DOES NOT ADDRESS ALL TERMS THAT WOULD BE REQUIRED IN CONNECTION WITH ANY POTENTIAL RESTRUCTURING AND ENTRY INTO OR THE CREATION OF ANY BINDING AGREEMENT IS SUBJECT TO THE EXECUTION OF DEFINITIVE DOCUMENTS IN FORM AND SUBSTANCE CONSISTENT WITH THIS TERM SHEET AND OTHERWISE REASONABLY ACCEPTABLE TO THE COMPANY AND THE RBL CREDIT FACILITY AGENT. THIS TERM SHEET HAS BEEN PRODUCED FOR DISCUSSION AND SETTLEMENT PURPOSES ONLY AND IS SUBJECT TO THE PROVISIONS OF RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND OTHER SIMILAR APPLICABLE STATE AND FEDERAL RULES.

Transaction Overview

The Company:

(1) Memorial Production Partners LP

(2) Memorial Production Partners GP LLC

(3) MEMP Services LLC

(4) Memorial Production Operating LLC

(5) Memorial Production Finance Corporation

(6) WHT Energy Partners LLC

(7) WHT Carthage LLC

(8) Memorial Midstream LLC

(9) Beta Operating Company, LLC

(10) Columbus Energy, LLC

(11) Rise Energy Operating, LLC

(12) Rise Energy Minerals LLC

(13) Rise Energy Beta, LLC

(14) San Pedro Bay Pipeline Company

(15) Memorial Energy Services LLC

Claims and Interests to be Restructured:	RBL Credit Facility Claims: The “RBL Credit Facility Claims” consist of approximately $531 million in unpaid principal due as of January 13, 2017 less any reduction after giving effect to any pay down of such principal amount as a result of the termination and monetization of certain outstanding hedges, approximately

[1]

Capitalized terms used but not otherwise herein defined have the meanings ascribed to them in either Annex 1 attached hereto or the Plan Support Agreement (as defined herein). This Restructuring Term Sheet will be attached as an exhibit to the Plan Support Agreement and to the extent of any direct conflict between this Restructuring Term Sheet and the Plan Support Agreement, this Restructuring Term Sheet will govern and control.

$2,375,000 in respect of letters of credit issued by the Issuing Bank (as defined in the RBL Credit Facility), claims of the Secured Swap Providers (as defined in the RBL Credit Facility) in amounts yet to be determined, claims of the Bank Products Providers (as defined in the RBL Credit Facility) in amounts yet to be determined, claims of the Indemnified Parties (as defined in the RBL Credit Facility) in amounts yet to be determined, plus accrued and unpaid interest, fees, costs and other expenses, including, without limitation, attorney’s fees, agent’s fees, other professional fees and disbursements and other obligations arising under or in connection with that certain Credit Agreement, dated as of December 14, 2011 (as amended, supplemented, or otherwise modified from time to time, the “RBL Credit Facility,” and together with all other documentation executed in connection therewith, the “RBL Credit Facility Loan Documents”), by and among Memorial Production Operating LLC (“MPO”), as borrower, Memorial Parent, as parent guarantor, Wells Fargo Bank, National Association, as administrative agent (the “RBL Credit Facility Agent”), and the lenders from time to time party thereto (the “RBL Credit Facility Lenders”);

Unsecured Notes Claims: consisting of approximately $1,111.3 million in unpaid principal, plus interest, fees and other expenses due as of the Petition Date under: (a) the 6.875% Senior Unsecured Notes due 2022 (the “6.875% Senior Unsecured Notes”) under that certain indenture dated as of July 17, 2014, by and among Memorial Parent and Memorial Production Finance Corporation, as issuers, each of the guarantors party thereto, and Wilmington Trust, National Association, as successor trustee, as amended, modified, or otherwise supplemented from time to time, (the “6.875% Senior Unsecured Note Indenture”); and (b) the 7.625% Senior Unsecured Notes due 2021 (the “7.625% Senior Unsecured Notes” and, together with the 6.875% Senior Unsecured Notes, the “Unsecured Notes”) under that certain indenture, dated as of April 17, 2013, by and among Memorial Parent and Memorial Production Finance Corporation, as issuers, each of the guarantors party thereto, and Wilmington Trust, National Association, as successor trustee, as amended, modified, or otherwise supplemented from time to time, (the “7.625% Senior Unsecured Note Indenture” and together with the 6.875% Senior Unsecured Note Indenture, the “Unsecured Notes Indentures”). The holders of the Unsecured Notes are collectively referred to herein as the “Unsecured Noteholders” (and each individually as an “Unsecured Noteholder”) holding “Unsecured Notes Claims”;

General Unsecured Claims: consisting of any Claim against the Company (other than the Unsecured Notes Claims or any Intercompany Claims) as of the Petition Date that is neither secured by collateral nor entitled to priority under the Bankruptcy Code or any order of the Bankruptcy Court (the “General Unsecured Claims”); and

Memorial Parent Interests: consisting of any Interests in Memorial Parent, including partnership interests, units, and any options, warrants, or rights to acquire any Interests in Memorial Parent (the “Memorial Parent Interests” and the holders of Memorial Parent limited partnership units, other than Memorial General Partner, the “Memorial Limited Partners”).

Transaction Overview

Restructuring Summary:	The Company will implement the Restructuring pursuant to the Plan. The Plan will provide for the classification and treatment of Claims and Interests as described below under “Classification and Treatment of Claims and Interests.” No later than January 16, 2017, the Company will commence the Chapter 11 Cases. In the event that the Company commences the solicitation of votes in favor of the Plan before the Petition Date, such solicitation will be made pursuant to Section 4(a)(2) and Regulation D of the Securities Act and, with respect to holders of Unsecured Notes Claims, the Company will only solicit votes on the Plan from Eligible Noteholders.

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On the Effective Date, the Company will enter into an exit credit facility (the “Exit Credit Facility”), which Exit Credit Facility shall consist of revolving loans (provided by the RBL Credit Facility Lenders that elect to become Exit Facility Revolver Lenders) and, if necessary, term loans and shall be an amendment and restatement of the RBL Credit Facility on terms set forth on the term sheet attached hereto as Annex 2 (the “Exit Facility Term Sheet”). The borrower under the Exit Credit Facility shall be reorganized MPO.

On the Effective Date, the Amended and Restated Swap Agreements (as defined below) will be novated to the borrower under the Exit Credit Facility, if necessary.

On or before the Effective Date, the Company and the Consenting Noteholders will take the actions set forth in Annex 3 hereto (the “Restructuring Transactions”).

The proceeds from the Exit Credit Facility, plus Cash on hand, will be used by the Company to (a) provide additional liquidity for working capital and general corporate purposes, (b) pay (i) all reasonable and documented fees and expenses incurred by the Company, the RBL Credit Facility Agent, and the reasonable and documented fees and expenses of the respective legal and financial advisors of the Company, the RBL Credit Facility Agent, and the Ad Hoc Group (but unless consented to by the Company, no more than one legal counsel, one local counsel (if necessary), and one financial advisor to the Ad Hoc Group), and (ii) the documented legal fees, expenses and disbursements incurred by the Consenting Lenders and the Continuing Hedging Lenders, to the extent such legal fees, expenses and disbursements are reasonable in light of the circumstances and in comparison to other Consenting Lenders or Continuing Hedging Lenders, as applicable, in each case other than the RBL Credit Facility Agent (clauses (i) and (ii) collectively, the “Restructuring Expenses”), (c) fund distributions under the Plan, and (d) fund the administration of the Chapter 11 Cases.

Use of Cash Collateral:	The Debtors will continue using prepetition collateral and cash collateral pursuant to the terms of the Cash Collateral Orders.

Commodity Hedging:	The Debtors will enter into amended and restated swap agreements (the “Amended and Restated Swap Agreements”), governed by a master agreement substantially in the form attached to the Interim Hedging Order as Exhibit 1, with certain with certain Consenting Lenders identified on Exhibit 2 to the Interim Hedging Order (collectively, the “Continuing Hedging Lenders”), pursuant to which the Debtors will maintain outstanding prepetition hedging positions and enter into postpetition hedging positions with the Continuing Hedging Lenders during the pendency of the Chapter 11 Cases.

Classification and Treatment of Claims and Interests

Administrative, Priority Tax, and Other Priority Claims:

On or as soon as practicable after the Effective Date, each Allowed Superpriority Administrative Expense Claim, Administrative Expense Claim, Priority Tax Claim, and Other Priority Claim shall be paid in full in Cash or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

Unimpaired – Presumed to Accept

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Other Secured Claims:

On the Effective Date, to the extent any Other Secured Claims exist, all such Other Secured Claims of the Company that are Allowed as of the Effective Date shall be satisfied by either (a) payment in full in Cash, (b) reinstatement pursuant to section 1124 of the Bankruptcy Code, or (c) such other recovery necessary to satisfy section 1129 of the Bankruptcy Code.

Unimpaired – Presumed to Accept

RBL Credit Facility Claims:

On the Effective Date, each holder of an Allowed RBL Credit Facility Claim shall receive, in full and final satisfaction of such Claim, (a) its Pro Rata share of Cash in an amount equal to all accrued and unpaid interest (calculated in the manner described in the form of Interim Cash Collateral Order attached to the Plan Support Agreement as Exhibit C and subject to the rights of the RBL Credit Facility Agent and the other RBL Credit Facility Secured Parties to seek cash payment of the Rate Differential (as defined in the Interim Cash Collateral Order) and/or additional interest from and after the Petition Date on the Prepetition Indebtedness (as defined in the Interim Cash Collateral Order) at the post-default rate of two percent (2%) as provided in Section 3.02(c) of the RBL Credit Facility, all as more fully set forth in the Interim Cash Collateral Order), fees, and other amounts (excluding amounts owed for principal or undrawn letters of credit) owing under the RBL Credit Facility through the Effective Date as set forth in the RBL Credit Facility Loan Documents, to the extent not previously paid, (b) its Pro Rata share of the Exit Credit Facility as a first lien, second-out term loan under the Exit Credit Agreement; provided, that each holder of an Allowed RBL Credit Facility Claim that elects to participate in the Exit Credit Facility as an Exit Facility Revolver Lender shall receive its Pro Rata share of first lien, first-out revolving loans under the Exit Credit Agreement, and (c) Cash in an amount equal to claims for indemnities, expense reimbursements and any other amounts (excluding amounts owed for principal or undrawn letters of credit) due and owing under the RBL Credit Facility Loan Documents through the Effective Date as set forth in the Cash Collateral Orders, the Hedging Orders, the Plan Support Agreement, the Secured Swap Agreements, the agreements with Bank Products Providers (as defined in the RBL Credit Facility), or the other RBL Credit Facility Loan Documents, to the extent not previously paid.

Impaired – Entitled to Vote

Unsecured Notes Claims:	On the Effective Date, pursuant to the terms of the Restructuring Transactions, (a) each holder of an Allowed Unsecured Notes Claim (other than the Contributed Notes Claims) will be entitled to receive, in full and final satisfaction of such Allowed Unsecured Notes Claim, its Pro Rata share (based on all Allowed Unsecured Notes Claims, including the Contributed Notes Claims) of New Common Shares representing in the aggregate 98% of the total outstanding shares of Memorial Parent NewCo on the Effective Date, subject to dilution by the Management Incentive Plan and the Memorial Limited Partner Warrants, and (b) AcquisitionCo, as the holder of the Contributed Notes Claims, will be entitled to receive, in full and final satisfaction of such Claims and in consideration for the shares to be distributed to holders of Allowed Unsecured Notes Claims (other than the Contributed Notes Claims) pursuant to the preceding clause and shares and warrants to be distributed to holders of Memorial Parent Interests, all of the assets of Memorial Parent (other than Cash distributable on the Effective Date pursuant to the Plan), subject to any liabilities of Memorial Parent not discharged, satisfied or otherwise provided for pursuant to the Plan.

4

Accordingly, each holder of an Allowed Unsecured Notes Claim immediately prior to the Restructuring Transactions will, immediately after the Restructuring Transactions, own (directly or indirectly) a Pro Rata share of New Common Shares representing in the aggregate 98% of the total outstanding shares of Memorial Parent NewCo on the Effective Date, subject to dilution by the Management Incentive Plan and the Memorial Limited Partner Warrants.

Additionally, if elected by the Requisite Noteholders no later than the Plan voting deadline, in their sole discretion, on the Effective Date each Unsecured Noteholder shall receive a Pro Rata share of a $24,639,691.88 Cash distribution.

Impaired – Entitled to Vote

General Unsecured Claims:

On the Effective Date, except to the extent that a holder of a General Unsecured Claim agrees to different treatment, the Company or Reorganized Company, as applicable, will continue to pay or dispute each General Unsecured Claim in the ordinary course of business as if the Chapter 11 Cases had never been commenced.

Unimpaired – Presumed to Accept

Intercompany Claims:	All Intercompany Claims will be paid, adjusted, reinstated or discharged as determined by the Company, upon consultation with the RBL Credit Facility Agent. Unimpaired – Presumed to Accept

Intercompany Interests:	On the Effective Date, or as soon as practicable thereafter, all Intercompany Interests will be reinstated. Unimpaired – Presumed to Accept

Memorial Parent Interests:

On the Effective Date, the Memorial Parent Interests will be cancelled and, pursuant to the terms of the Restructuring Transactions, each Memorial Limited Partner will receive its Pro Rata share of (a) New Common Shares representing in the aggregate 2% of the total outstanding shares of Memorial Parent NewCo on the Effective Date, and (b) the Memorial Limited Partner Warrants, in each case subject to dilution by the Management Incentive Plan and, in the case of such New Common Shares, the Memorial Limited Partner Warrants.

Impaired – Deemed to Reject

Section 510(b) Claims:

Any holder of a claim against the Company that is described in section 510(b) of the Bankruptcy Code shall not receive a distribution under the Plan and such section 510(b) claims shall be extinguished.

Impaired – Deemed to Reject

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General Provisions

Ballots:

Each RBL Credit Facility Lender will have the option to elect to participate in the Exit Credit Facility as an Exit Facility Revolver Lender.

Each Unsecured Noteholder will be asked to separately certify on such Unsecured Noteholder’s ballot (a) the amount and type of Memorial Parent Interests that such Unsecured Noteholder owns, for U.S. federal income tax purposes, as of the date of execution of the ballot and (b) that such Unsecured Noteholder will not acquire, for U.S. federal income tax purposes, any Memorial Parent Interests after the date of execution of the ballot.

Definitive Documents:	This Restructuring Term Sheet is indicative, and any final agreement will be subject to the Definitive Documents. The Definitive Documents will contain terms, conditions, representations, warranties, and covenants, each customary for the transactions described herein and consistent with the terms of this Restructuring Term Sheet and otherwise in form and substance reasonably acceptable to the Company and the RBL Credit Facility Agent; provided, that with respect to the Stockholders Agreement, the Memorial Limited Partner Warrants, and the Management Incentive Plan, the RBL Credit Facility Agent shall only have such consent right with respect to terms that would reasonably be expected to adversely affect the RBL Credit Facility Agent, the Consenting Lenders, and/or the Continuing Hedging Lenders; provided, further, that the Exit Credit Agreement shall be acceptable to the Exit Credit Facility Agent, the Requisite Lenders, the Continuing Hedging Lenders and the Company.

Executory Contracts and Unexpired Leases:	The Company reserves the right to reject certain executory contracts and unexpired leases subject to the consent of the RBL Credit Facility Agent. All executory contracts and unexpired leases not expressly rejected will be deemed assumed pursuant to the Plan.

Corporate Governance:

Upon the Effective Date, the New Board shall be a five member board composed of (a) the Chief Executive Officer and (b) four directors designated by the Requisite Noteholders; provided that the Requisite Noteholders will consider at least two directors proposed by the Chief Executive Officer. The members of the New Board shall be identified no later than the confirmation hearing or otherwise in accordance with section 1129(a)(5) of the Bankruptcy Code. On the Effective Date, the terms of the current members of the board of directors of Memorial General Partner shall expire. The terms and conditions of the new corporate governance documents of the Reorganized Company (including the bylaws, certificates of incorporation, partnership agreements and other organizational and governance documents) shall be subject to the consent of the Requisite Noteholders.

The stockholders agreement (the “Stockholders Agreement”) will provide that if Unsecured Noteholders beneficially owning, in the aggregate, at least 10% of the New Common Shares, desire to effect the sale of New Common Shares to a third party (other than a competitor), then Memorial Parent Newco shall use its commercially reasonable efforts to cooperate with such proposed sale, including by providing such information regarding the business of Memorial Parent Newco as may be reasonably requested in connection with such sale (subject to appropriate confidentiality agreements); provided that (a) such request may not be made more than two times in any twelve month period and shall not in any event exceed three times and (b) Memorial Parent Newco shall not be required to expend fees in excess of $25,000 in connection with any such request. For the avoidance of doubt, the foregoing obligation shall not include the obligation to participate in “road shows,” furnish any opinions or comfort letters, or take other actions customary for a registered offering.

6

Cancellation of Existing Securities and Agreements

Except as expressly provided in the Plan, on the Effective Date, all notes, instruments, certificates evidencing debt of, or equity interests in, the Debtors, including, without limitation, the RBL Credit Facility (to the extent such RBL Credit Facility is not amended or amended and restated), the Unsecured Notes, the Unsecured Notes Indentures, the Memorial Parent Interests, and all warrants, options, and other entitlements to purchase and/or receive Memorial Parent Interests, shall be deemed surrendered and cancelled and any obligation of the Debtors thereunder shall be discharged; provided, however, that the RBL Credit Facility, the other RBL Credit Facility Loan Documents and all liens, mortgages, and security interests granted by the Debtors pursuant to the RBL Credit Facility and the other RBL Credit Facility Loan Documents to secure the RBL Credit Facility Claims prior to the Petition Date will be unaltered by the Plan (other than amending and restating certain RBL Credit Facility Loan Documents in accordance with the Plan), and all such liens, mortgages and security interests shall remain in effect to the same extent, in the same manner and on the same terms and priorities as they were prior to the Petition Date and secure the obligations of the Reorganized Company under the Exit Credit Facility.

The Amended and Restated Swap Agreements shall be unaltered by the Plan.

All indemnification obligations and expense reimbursement obligations of the Debtors arising under the RBL Credit Facility Loan Documents in favor of the RBL Credit Facility Secured Parties, or their respective directors, officers, employees, agents, affiliates, controlling persons, and legal and financial advisors, shall remain in full force and effect, and shall be assumed and be enforceable against the Reorganized Debtors on and after the Effective Date under the Exit Credit Agreement.

Management Incentive Plan:	A post-Restructuring management incentive plan to be approved and implemented with the terms more specifically set forth in the term sheet attached as Annex 4 hereto (the “Management Incentive Plan”).

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Compensation Plans:

The existing senior management change in control agreements (each, a “CIC Agreement”), the Key Employee Incentive Plan (the “KEIP”) and the Key Employee Retention Program (the “KERP”) will be assumed, subject to the modifications described below.

Each executive’s CIC Agreement will be modified to provide that the occurrence of the Effective Date will not be a “Change of Control” for purposes of such CIC Agreement, provided that the severance benefits under the CIC Agreements shall be applicable in connection with the Restructuring to the extent provided in the Management Incentive Plan.

The KEIP will be modified to provide that, with respect to each participant therein, (a) such participant will be eligible for a pro-rata annual bonus for the portion of the 2017 calendar year that follows the end of the calendar quarter in which the Restructuring is consummated, in lieu of the quarterly bonuses for which such participant is currently eligible for the remainder of such year, in an amount equal to the aggregate amount of such remaining quarterly bonuses and (b) to receive payment of such pro-rata annual bonus, such participant must in all circumstances be employed on the date following the end of 2017 on which the annual bonuses for 2017 are paid to participants in the KEIP generally. For avoidance of doubt, each participant will remain eligible for their quarterly KEIP bonus for the full calendar quarter in which the Restructuring is consummated.

Releases, Exculpation, and Indemnification:	The Plan and Confirmation Order shall provide releases (including third party releases), exculpation, and indemnification provisions, in each case, to the fullest extent permitted by law, for the benefit of the Debtors, the Reorganized Debtors, the RBL Credit Facility Agent, the other RBL Credit Facility Secured Parties, the Unsecured Noteholders, the Unsecured Notes Trustee, the Consenting Creditors, the Continuing Hedging Lenders, the Exit Credit Facility Agent and the Exit Credit Facility Lenders from time to time party to the Exit Credit Agreement, and with respect to the foregoing, such entities’ predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, and all of their respective current and former officers, directors, principals, shareholders (regardless of whether such interests are held directly or indirectly), managers, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, investment managers, investment advisors, management companies, fund advisors, and other professionals, and such persons’ respective heirs, executors, estates, servants, and nominees, in each case in their capacity as such.

Injunction:	The Plan will contain standard and customary injunction provisions.

Securities Exemptions and Registration Rights:

The issuance and distribution under the Plan of (a) the New Common Shares to the Unsecured Noteholders and Memorial Limited Partners, and (b) the Memorial Limited Partner Warrants, and the New Common Shares issuable upon exercise thereof, will be exempt from registration under the Securities Act or applicable securities laws without further act or action by any person pursuant to section 1145(a) of the Bankruptcy Code and/or any other applicable exemptions.

If directed by the Requisite Noteholders, in their sole discretion, the Reorganized Company will use commercially reasonable efforts to cause the New Common Shares to be listed for trading on The NASDAQ Global Market or another national securities exchange or quoted on a recognized over-the-counter market on or as soon as

8

practicable after the Effective Date. On the Effective Date, Memorial Parent Newco and the Unsecured Noteholders will enter into a registration rights agreement providing for customary registration rights exercisable by any Unsecured Noteholder that (a) beneficially owns at least 10% of the New Common Shares or (b) furnishes an opinion of legal counsel to the effect that such Unsecured Noteholder could reasonably be considered to be an affiliate of Memorial Parent Newco for purposes of Rule 144 of the Securities Act of 1933, as amended.

Retention of Jurisdiction:	The Plan will provide for a broad retention of jurisdiction by the Bankruptcy Court for (a) resolution of Claims, (b) allowance of compensation and expenses for pre-Effective Date services, (c) resolution of motions, adversary proceedings or other contested matters, (d) entering such orders as necessary to implement or consummate the Plan and any related documents or agreements and (e) other purposes.

9

ANNEX 1

Defined Terms

Defined Terms

“AcquisitionCo”	A Delaware corporation formed by Memorial Parent NewCo in accordance with the Restructuring Transactions.

“Ad Hoc Group”	The informal group of certain holders of Unsecured Notes Claims.

“Administrative Expense Claim”	A Claim for costs and expenses of administration during the Chapter 11 Cases pursuant to sections 328, 330, 363, 364(c)(1), 365, 503(b) or 507(a)(2) of the Bankruptcy Code, including, (a) the actual and necessary costs and expenses incurred from and after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) Fee Claims; (c) Restructuring Expenses; and (d) all fees and charges assessed against the Estates pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1-1401.

“Allowed”	With reference to any Claim or Interest, (a) any Claim or Interest arising on or before the Effective Date (i) as to which no objection to allowance has been interposed within the time period set forth in the Plan, or (ii) as to which any objection has been determined by a Final Order of the Bankruptcy Court to the extent such objection is determined in favor of the respective holder, (b) any Claim or Interest as to which the liability of the Debtors and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court or (c) any Claim or Interest expressly allowed under the Plan; provided, however, that notwithstanding the foregoing, the Reorganized Company shall retain all claims and defenses with respect to Allowed Claims that are reinstated or otherwise unimpaired pursuant to the Plan.

“Bankruptcy Code”	Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended.

“Bankruptcy Rules”	The Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Chapter 11 Cases, and any local rules of the Bankruptcy Court.

“Bankruptcy Court”	The United States Bankruptcy Court for the Southern District of Texas or, with the consent of the RBL Credit Facility Agent, any other jurisdiction that the Debtors choose.

“Cash”	Legal tender of the United States of America.

“Cash Collateral Orders”	Collectively, the Interim Cash Collateral Order and the Final Cash Collateral Order.

“Chapter 11 Cases”	The Debtors’ cases under chapter 11 of the Bankruptcy Code and pending before the Bankruptcy Court.

“Claim”	A “claim,” as defined in section 101(5) of the Bankruptcy Code, against any Debtor.

“Class”	Any group of Claims or Interests classified by the Plan pursuant to section 1122(a)(1) of the Bankruptcy Code.

“Confirmation”	The entry on the docket of the Chapter 11 Cases of the Confirmation Order.

Defined Terms

“Confirmation Order”	The order of the Bankruptcy Court confirming the Plan in the Chapter 11 Cases, which order shall be in form and substance reasonably satisfactory to the Company and the RBL Credit Facility Agent.

“Consenting Creditors”	Collectively, the Consenting Lenders and the Consenting Noteholders.

“Consenting Lenders”	The RBL Credit Facility Lenders, solely in their capacities as such, that are party to the Plan Support Agreement, and together with any other RBL Credit Facility Lender that subsequently becomes a party to the Plan Support Agreement in accordance with its terms.

“Consenting Noteholders”	The Unsecured Noteholders that are party to the Noteholder Plan Support Agreement together with their respective successors and permitted assigns and any other Unsecured Noteholder that becomes party to the Noteholder Plan Support Agreement in accordance with its terms.

“Contributed Notes Claims”	The Allowed Unsecured Notes Claims contributed to Contribution LLC by the Contributing Noteholders pursuant to the Restructuring Transactions.

“Contribution LLC”	A Delaware limited liability company formed by the Contributing Noteholders in accordance with the Restructuring Transactions.

“Contribution LLC Units”	The membership units in Contribution LLC.

“Contributing Noteholders”	Certain of the Consenting Noteholders who hold in the aggregate at least 52% (but no more than 77%), or such lesser amount as reasonably determined by counsel to the Consenting Noteholders and the Debtors, of the Allowed Unsecured Notes Claims.

“Definitive Documents”	The documents and agreements (including any related instruments, schedules, or exhibits) that are necessary or desirable to implement, or otherwise relate to, the Restructuring, including the Plan Support Agreement, the Plan (including any plan supplements and all of the schedules, documents, and exhibits contained therein), the Disclosure Statement and the other solicitation materials with respect to the Plan, any order approving the Disclosure Statement, the Confirmation Order, and the Exit Credit Agreement.

“Disclosure Statement”	The disclosure statement for the Plan prepared and distributed in accordance with sections 1125, 1126(b), and 1145 of the Bankruptcy Code, Bankruptcy Rules 3016 and 3018 and/or other applicable law.

“Disputed”	With respect to a Claim or Interest, any such Claim or Interest (a) to the extent neither Allowed nor disallowed under the Plan or a Final Order nor deemed Allowed under section 502, 503, or 1111 of the Bankruptcy Code, or (b) for which a proof of claim or interest for payment has been made, to the extent the Debtors or any party in interest has interposed a timely objection or request for estimation before the date of Confirmation in accordance with the Plan, which objection or request for estimation has not been withdrawn or determined by a Final Order.

“Effective Date”	The date upon which all the conditions to the effectiveness of the Plan have been satisfied or waived in accordance with its terms.

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Defined Terms

“Eligible Noteholder”	An Unsecured Noteholder that, as of a certain date set forth in the Disclosure Statement, is an “Accredited Investor” as defined in Rule 501(a) of Regulation D of the Securities Act.

“Estate(s)”	Individually or collectively, the estate or estates of the Company created under section 541 of the Bankruptcy Code.

“Exit Credit Agreement”	The credit agreement, to be effective as of the Effective Date, that will govern the Exit Credit Facility, containing terms consistent with the Exit Facility Term Sheet and the Plan Support Agreement, which shall be acceptable to the Exit Credit Facility Agent, the Requisite Lenders, the Continuing Hedging Lenders and the Company.

“Exit Credit Facility Agent”	Wells Fargo Bank, National Association, as administrative agent under the Exit Credit Agreement.

“Exit Credit Facility Lenders”	Collectively, the Exit Facility Revolver Lenders and the Exit Facility Term Lenders.

“Exit Facility Revolver Lenders”	The RBL Credit Facility Lenders that elect to be revolving loan lenders and each other such lender from time to time party to the Exit Credit Facility, as revolving loan lenders thereunder, including any applicable assignees and participants thereof.

“Exit Facility Term Lenders”	The RBL Credit Facility Lenders that do not elect to be revolving loan lenders and each other such lender from time to time party to the Exit Credit Facility, as term loan lenders thereunder, if any, including any applicable assignees and participants thereof.

“Fee Claim”	A Claim for professional services rendered or costs incurred on or after the Petition Date and on or before the Effective Date by professional persons retained in the Chapter 11 Cases by the Debtors or any statutory committee appointed in the Chapter 11 Cases pursuant to sections 327, 328, 329, 330, 331, 503(b), or 1103 of the Bankruptcy Code.

“Final Cash Collateral Order”	The Final Order, substantially in the form of the Interim Cash Collateral Order, with such modifications thereto as are acceptable to the RBL Credit Facility Agent and the Company.

“Final Hedging Order”	The final order, substantially in the form of the Interim Hedging Order, with such modifications thereto as are acceptable to the RBL Credit Facility Agent, the Continuing Hedging Lenders, and the Company.

“Final Order”	An order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion pursuant to section 502(j) or 1144 of the Bankruptcy Code or under Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024 has been or may be filed with respect to such order or judgment.

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Defined Terms

“Hedging Orders”	Collectively, the Interim Hedging Order and the Final Hedging Order.

“Intercompany Claim”	Any Claim against a Debtor held by another Debtor.

“Intercompany Interest”	Any Interest in a Debtor held by another Debtor or an Interest in a Debtor held by an affiliate of a Debtor (other than any Memorial Parent Interests).

“Interest”	Any ownership interest in any Debtor, including all partnership interests, common stock or units, preferred stock or units, or other instrument evidencing an ownership interest in any Debtor, whether or not transferable, and including any option, warrant, or right, contractual or otherwise, to acquire any such interests in a Debtor that existed immediately before the Effective Date.

“Interim Cash Collateral Order”	An interim order authorizing the use of cash collateral in form acceptable to the RBL Credit Facility Agent and the Company substantially in the form attached to the Plan Support Agreement as Exhibit C.

“Interim Hedging Order”	An interim order authorizing the Debtors to maintain outstanding prepetition hedging positions and enter into postpetition hedging positions with the Continuing Hedging Lenders pursuant to the Amended and Restated Swap Agreements, which interim order shall be in form acceptable to the RBL Credit Facility Agent, the Continuing Hedging Lenders and the Company substantially in the form attached to the Plan Support Agreement as Exhibit D.

“Memorial Limited Partner Warrants”	The cashless warrants to purchase New Common Shares representing 8% of the total issued and outstanding New Common Shares on the Effective Date (including New Common Shares issuable upon full exercise of the Memorial Limited Partner Warrants but excluding any New Common Shares issued pursuant to the Management Incentive Plan), subject to dilution by the Management Incentive Plan, exercisable for a five (5) year period commencing on the Effective Date at a per share exercise price equal to the principal and accrued interest on the Unsecured Notes as of December 31, 2016 divided by the number of issued and outstanding New Common Shares (including New Common Shares issuable upon full exercise of the Memorial Limited Partner Warrants but excluding any New Common Shares issued pursuant to the Management Incentive Plan).

“Memorial General Partner”	Memorial Production Partners GP LLC.

“Memorial Parent NewCo”	A Delaware corporation formed by Contribution LLC in accordance with the Restructuring Transactions.

“New Board”	The board of directors of Memorial Parent NewCo.

“New Common Shares”	The common shares, par value $0.01 per share, of Memorial Parent NewCo, to be issued and distributed under the Plan.

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Defined Terms

“Other Priority Claim”	Any Claim entitled to priority in payment as specified in section 507(a)(3), (4), (5), (6), (7) or (9) of the Bankruptcy Code (other than an Administrative Expense Claim or a Priority Tax Claim).

“Other Secured Claim”	A Secured Claim, other than an Administrative Expense Claim, a Priority Tax Claim, an RBL Credit Facility Claim, or any other Secured Claim that receives alternative treatment under the Plan.

“Petition Date”	The date of commencement of the Chapter 11 Cases.

“Priority Tax Claim”	Any secured or unsecured Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

“Pro Rata”	The proportion that an Allowed Claim or Interest in a particular Class bears to the aggregate amount of Allowed Claims or Interests in that Class, or the proportion that Allowed Claims or Interests in a particular Class bear to the aggregate amount of Allowed Claims or Interests in a particular Class and other Classes entitled to share in the same recovery as such Allowed Class under the Plan.

“RBL Credit Facility Secured Parties”	The RBL Credit Facility Agent, the RBL Credit Facility Lenders, the “Issuing Bank,” and each “Secured Swap Provider,” “Bank Products Provider,” and “Indemnified Party” (as such terms are defined in the RBL Credit Facility), and with respect to each of the foregoing entities, solely as to the release, exculpation and injunction provisions of the Plan or to the extent such obligation otherwise exists under the RBL Credit Facility Loan Documents, such entities’ predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, and all of their respective current and former officers, directors, principals, shareholders (regardless of whether such interests are held directly or indirectly), managers, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, investment managers, investment advisors, management companies, fund advisors, and other professionals, and such persons’ respective heirs, executors, estates, servants, and nominees, in each case in their capacity as such.

“Reorganized Company” or “Reorganized Debtors”	The Company, as reorganized on the Effective Date in accordance with the Plan, including, with respect to Memorial Parent, Memorial Parent NewCo.

“Requisite Lenders”	As of the date of determination, Consenting Lenders holding at least a majority in amount of the outstanding principal amount of the RBL Loans (as defined in the Plan Support Agreement).

“Requisite Noteholders”	As of the date of determination, Consenting Noteholders holding at least a majority of the outstanding principal amount of the Unsecured Notes held by Consenting Noteholders as of such date.

“Secured Claim”	A Claim, to the extent (a) secured by property of the Estate, the amount of which is equal to or greater than the value of such property (i) as set forth in the Plan, (ii) as agreed to by the holder of such Claim and the Company, or (iii) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (b) secured by the amount of any rights of setoff of the holder thereof under section 553 of the Bankruptcy Code.

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Defined Terms

“Secured Swap Agreements”	A Swap Agreement (as defined in the RBL Credit Facility) with any RBL Credit Facility Lender or an affiliate of an RBL Credit Facility Lender.

“Superpriority Administrative Expense Claim”	Superpriority Administrative Expense Claims against each of the Debtors on a joint and several basis with priority over any and all other Administrative Expense Claims against the Debtors granted pursuant to the Cash Collateral Orders or the Hedging Orders.

“Unsecured Notes Trustee”	Wilmington Trust, National Association in its capacity as trustee under the Unsecured Notes Indentures, together with its successors and assigns.

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ANNEX 2

Exit Facility Term Sheet

CONFIDENTIAL

Memorial Production Operating LLC

Amended and Restated Senior Secured Credit Facilities

Indicative Summary of Terms and Conditions

January 13, 2017

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement, dated as of December 14, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”). This Term Sheet does not attempt to describe all of the terms, conditions and requirements that would pertain to the transactions described herein, but rather is intended to outline certain basic items around which the transactions will be structured. Any agreement to provide the Amended and Restated Senior Secured Credit Facilities described herein or any other financing arrangement will be subject to definitive documentation satisfactory to the Administrative Agent and the Lenders, each acting in its sole discretion, and approval from each such person’s internal credit committees.

Summary of Amended and Restated Senior Secured Credit Facilities

I. Parties

Borrower:	Reorganized Memorial Production Operating LLC.

Guarantors:	The newly created direct parent holding company of the Borrower (“Parent”) and all Material Subsidiaries (to be defined in a manner to be agreed by the Borrower and the Administrative Agent but in no event shall the aggregate fair market value of all assets owned by subsidiaries of Parent that are not Material Subsidiaries exceed $500,000) of Parent (other than the Borrower) that will exist at closing or that are formed or acquired during the tenor of the Facilities (collectively, the “Guarantors” and together with the Borrower, the “Loan Parties”).

Administrative Agent:	Wells Fargo Bank, National Association (“Wells Fargo Bank” and, in such capacity, the “Administrative Agent”).

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II. Facilities

Type and Amount of Facilities:

A senior secured revolving credit facility subject to a borrowing base described below (the “Revolving Credit Facility”) in an amount up to $1,000 million (the “Aggregate Maximum Credit Amount”) (the loans thereunder, the “Revolving Loans”). The principal amount of Revolving Loans outstanding on the Closing Date (as defined below) shall be approximately $440 million less the face amount of the Existing Letters of Credit (as defined below) and the Term Loans (as defined below), if any.

The Existing Credit Agreement shall be amended and restated (as amended and restated, the “A&R Credit Agreement”) and all amounts due and owing to the Secured Parties under the Existing Credit Agreement (including, but not limited to, any expense reimbursement or indemnification obligations owed to the Secured Parties pursuant to the Existing Credit Agreement and related loan documents and any other “Indebtedness” under the Existing Credit Agreement, but excluding Existing Letters of Credit to remain outstanding on and after the Closing Date and the outstanding principal amount of the loans under the Existing Credit Agreement) shall be paid in full on the Closing Date. Existing Letters of Credit to remain outstanding on and after the Closing Date and the outstanding principal amount of the loans under the Existing Credit Agreement shall rollover and be deemed to be issued and outstanding thereunder.

In the event a Lender does not (a) agree to become a lender under Revolving Credit Facility (a “Revolving Lender”) pursuant to the plan support agreement dated as of January 13, 2017, by and among Memorial Production Partners LP, the other Loan Parties and certain Lenders (the “Plan Support Agreement”) or (b) elect to become a Revolving Lender on its ballot for voting on the plan of reorganization (the “Plan of Reorganization”), such Lender shall receive, pursuant to the Plan of Reorganization, first lien, last out term loans (the “Term Loans” and, together with the Revolving Loans, the “Loans”) issued under the Credit Documentation (as defined below).

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To the extent a term loan facility is necessary (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Facilities”), the terms thereof will be substantially the same as the Revolving Credit Facility (including financial covenants, events of default, maturity and collateral security but excluding pricing) except the Term Loan Facility will be structured as a last out obligation and will be more particularly described in the supplement to the Plan Support Agreement (the “Plan Supplement”) to be filed in connection with the Plan of Reorganization.

Termination Date:	The earlier of March 19, 2021 (the “Maturity Date”) and the date of termination of the commitments in accordance with the terms of the definitive financing documentation with respect to the Facilities (the “Credit Documentation”).

Letters of Credit:

A portion of the Revolving Credit Facility not in excess of $30 million shall be available for the issuance of letters of credit (the “Letters of Credit”) by Wells Fargo Bank (in such capacity, the “Issuing Bank”).

Letters of Credit issued under the Existing Credit Agreement which remain undrawn on the Closing Date (the “Existing Letters of Credit”) shall be “rolled” into the Facilities.

Security/Guarantee:	The Facilities, cash management products provided by a Lender or an affiliate of a Lender to Parent or any of its subsidiaries (a “Bank Products Provider”), each hedging agreement between any subsidiary of Parent and a Lender or an affiliate of a Lender (a “Secured Swap Provider”) (whether entered into under the Existing Credit Agreement or during the term of the Facilities) and any other obligations of the Borrower and the Guarantors owed to the Lenders, the Administrative Agent, the Issuing Bank, each Secured Swap Provider, each Bank Products Provider, and each other party to whom the Loan Parties provide indemnities under the Credit Documentation shall be ratably secured by a first

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priority, perfected liens and security interests on (1) the Equity Interests (as defined below) of Parent and (2) substantially all personal and real property assets of Parent and its subsidiaries, including a first priority, perfected lien on:

(a) not less than 95% of the total value of the oil and gas properties evaluated in the reserve reports delivered to the Administrative Agent;

(b) all present and future capital stock or other membership or partnership equity ownership or profit interests (collectively, “Equity Interests”) owned or held of record or beneficially by each of the Loan Parties;

(c) substantially all tangible and intangible personal property and assets of the Loan Parties (including, without limitation, all equipment, inventory and other goods, accounts, licenses, contracts, intellectual property and other general intangibles, deposit accounts, securities accounts and other investment property, cash and swap agreements); and

(d) all products, profits, and proceeds of the foregoing.

Notwithstanding the foregoing, the collateral shall exclude certain assets customary for transactions of this size and type as set forth in the Credit Documentation.

Borrowing Base:	Substantially consistent with the Existing Credit Agreement giving due regard to the Documentation Principles (as defined below); provided that, (a) the first scheduled Borrowing Base redetermination shall occur on November 1, 2017; (b) no Borrowing Base value will be given to any hedging agreements entered into between any subsidiary of Parent and a person that is not a Secured Swap Provider; (c) no more than 10% of the aggregate notional volumes (with appropriate conversions for gas, oil and NGL units) under hedging agreements given Borrowing Base value may come from hedging agreements with affiliates of Lenders; and (d) the Borrowing Base shall be reduced by the principal amount of outstanding Term Loans.

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After the first Borrowing Base redetermination, the Borrowing Base shall have scheduled Borrowing Base redeterminations each April 1st and October 1st.

The Borrower may request one interim Borrowing Base redetermination prior to November 1, 2017, one interim Borrowing Base redetermination between each scheduled Borrowing Base redetermination and contemporaneously with the consummation of any permitted material acquisition.

After November 1, 2017, the Required Lenders may request one interim Borrowing Base redetermination between each scheduled Borrowing Base redetermination.

The Borrowing Base will be subject to interim reductions in connection with any asset dispositions (including, but not limited to, disposition of Equity Interests in subsidiaries) and hedge unwinds or terminations if the sum of the aggregate Borrowing Base value of oil and gas properties disposed of and the net effect of hedge terminations during any period between scheduled redeterminations is greater than 5% of the Borrowing Base.

The Borrowing Base may also be reduced by the Required Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on 95% of all oil and gas properties evaluated in the reserve reports delivered to the Administrative Agent.

On the Closing Date, the initial Borrowing Base will be set at an amount equal to the amount set forth in line 1a of the amortization schedule attached as Annex II hereto (the “Amortization Schedule”) for the month in which the Closing Date occurs. The Borrowing Base will automatically reduce on the first day of each calendar month following the Closing Date to and including November 1, 2017 in accordance with the Amortization Schedule by reference to line 1a. If, on or prior to the date that is

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ten business days after the Closing Date, the Borrower enters into new hedging agreements that satisfy the hedging requirements of table 1B of Annex III, the initial Borrowing Base and Amortization Schedule will be increased to the amounts set forth in line 1b of Annex II.

To the extent there is a Term Loan Facility, the amount of the initial Borrowing Base will be reduced by the aggregate principal amount of Term Loans.

III. Certain Payment Provisions

Fees and Interest Rates:	As set forth on Annex I.

Voluntary Prepayments:	Voluntary prepayments of Revolving Loans are permitted without premium or penalty (but subject to payment of applicable breakage costs, if any) in minimum amounts and with prior notices to be agreed. Term Loans, if any, may not be prepaid prior to payment in full of the Revolving Loans and termination of the commitments.

Mandatory Prepayments:

Substantially consistent with the Existing Credit Agreement giving due regard to the Documentation Principles; provided that, if, on any business day, Parent and the other Loan Parties have Excess Cash (as defined below) in excess of $100,000 on such date (other than the proceeds of a borrowing that will be used within two business days of such borrowing), then the Borrower shall, on such business day, prepay the Revolving Loans in the amount of the Excess Cash, and if any excess remains after prepaying all of the Revolving Loans, pay to the Administrative Agent on behalf of the Lenders to be held as cash collateral an amount equal to the lesser of (a) such remaining Excess Cash and (b) the amount of letter of credit exposure (the “Anti-Cash Hoarding Covenant”).

As used herein, “Excess Cash” means the amount of unrestricted cash and cash equivalents of Parent and the other Loan Parties in excess of $35,000,000 in the aggregate at any time (excluding cash earmarked to pay unaffiliated third party obligations for which checks have been issued or wires or ACH have been

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initiated) (the “Excess Cash Threshold”); provided that, the Borrower may elect to increase the Excess Cash Threshold to $50,000,000 at such time as the aggregate amount of net cash proceeds from asset sales (including, but not limited to, disposition of Equity Interests in subsidiaries) exceeding any Borrowing Base value attributable thereto equals or exceeds $15,000,000; provided, however, that in the event Parent and its subsidiaries incur Permitted Unsecured Debt (as defined below) in an aggregate amount of $10,000,000 or greater, the Borrower will no longer have the ability to increase the Excess Cash Threshold above $35,000,000 and, if the Excess Cash Threshold is greater than $35,000,000 at such time, the Excess Cash Threshold will be immediately reduced to $35,000,000.

IV. Certain Conditions

Initial Conditions:	The closing and funding of the A&R Credit Agreement (such date of closing and funding, the “Closing Date”) shall be subject to conditions precedent substantially consistent with the Existing Credit Agreement giving due regard to the Documentation Principles (as defined below); provided, that (a) the material adverse effect condition shall exclude the events leading up to or resulting from the commencement or continuance of the bankruptcy proceedings and (b) the minimum availability test will be set at 5% of the Borrowing Base after giving effect to all borrowings made on the Closing Date.

On-Going Conditions:	Substantially consistent with the Existing Credit Agreement giving due regard to the Documentation Principles.

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V. Certain Documentation Matters

Credit Documentation:	The definitive documentation for the A&R Credit Agreement will be based off of the Existing Credit Agreement (excluding such provisions implemented by the Eleventh Amendment dated October 28, 2016 and the Waiver and Twelfth Amendment dated November 1, 2016, to the extent such provisions are inconsistent with the Documentation Principles (as defined below)); provided that (a) it shall contain the terms and conditions set forth in this term sheet and such other changes as may be mutually agreed by the Borrower and the Administrative Agent and (b) give due regard to (i) current market terms for restructured reserve based revolving credit facilities for borrowers emerging from bankruptcy, (ii) operational and strategic requirements of Parent and its subsidiaries as mutually agreed by the Borrower and the Administrative Agent and (iii) if required, the addition of the Term Loan Facility (collectively, the “Documentation Principles”).

Financial Covenants:

Financial covenants will be tested commencing on, if the Closing Date occurs (a) on or prior to April 30, 2017, June 30, 2017 or (b) on or after May 1, 2017, September 30, 2017, and will include, without limitation:

Total Debt to EBITDAX. The Borrower will not permit, as of the last day of any fiscal quarter, Parent’s ratio of consolidated total debt as of such time to consolidated EBITDAX for the four fiscal quarters ending on such day (or, for any other applicable date of determination, as of the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available) to be greater than 4.00 to 1.00.

Interest Coverage Ratio. The Borrower will not permit, as of the last day of any fiscal quarter, Parent’s ratio of consolidated EBITDAX for the four fiscal quarters then ending to consolidated net interest expense for such period to be less than 2.50 to 1.00.

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Current Ratio: The Borrower will not permit, as of the last day of any fiscal quarter, Parent’s ratio of (i) consolidated current assets (including the unused amount of the Commitments permitted to be borrowed, but excluding non-cash assets under FASB Accounting Standards Codification 815) to (ii) consolidated current liabilities (excluding non-cash obligations under FASB Accounting Standards Codification 815 and current maturities under the Facilities) to be less than 1.0 to 1.0.

“EBITDAX” shall be defined in a manner to be agreed by the Borrower and the Administrative Agent giving due regard to the Documentation Principles. Calculations of EBITDAX and consolidated net interest expense for the periods prior to the delivery of financial statements for the fourth full fiscal quarter following the Closing Date shall be mutually agreed by the Borrower and the Administrative Agent.

Commodity Hedging:

The Borrower will, on or prior to the date that is ten business days after the Closing Date, enter into new hedging agreements for no less than 50% of forecasted PDP through Cal’ 18 as set forth in Annex III hereto.

The Borrower will, on or prior to December 31, 2017, enter into new hedging agreements for no less than 50% of forecasted PDP through Cal’ 19.

All such hedge agreements must be entered into with Lenders or affiliates of Lenders only.

Representations and Warranties; Affirmative Covenants; Events of Default; Voting; Assignments and Participations; Yield Protection; Expenses and Indemnification; Defaulting Lender:	Each substantially consistent with the Existing Credit Agreement, giving due regard to the Documentation Principles.

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Negative Covenants:	Substantially consistent with the Existing Credit Agreement, giving due regard to the Documentation Principles; provided, however, that neither Parent nor any of its subsidiaries may, among other things, incur any junior indebtedness (including, without limitation, second lien indebtedness) except if a Borrowing Base redetermination would leave the Loan Parties with less than $50,000,000 of unrestricted cash on hand and availability under the Revolving Credit Facility after the repayment of any Borrowing Base Deficiency resulting from such Borrowing Base redetermination, the Borrower shall be permitted, within 90 days of such Borrowing Base redetermination, to incur unsecured indebtedness in an original aggregate principal amount not to exceed $80,000,000; provided, that, (a) such unsecured debt (i) bears interest payable in cash at a rate no greater than 3% per annum, (ii) bears PIK interest at a rate, together with any interest rate payable in cash, no greater than the interest rate applicable to the Revolving Loans, (iii) has a final maturity date no earlier than 180 days after the Maturity Date and (iv) has no amortization, mandatory or voluntary prepayments prior to its final maturity date; (b) the Borrowing Base deficiency caused by such Borrowing Base redetermination is paid in full on the date of such incurrence; (c) on the date of any such incurrence, Parent and/or its subsidiaries have hedged no less than 50% of PDP for the next three years; (d) such unsecured debt is issued at par (no OID) and there are no upfront fees payable in respect of such unsecured debt, provided that, upfront fees may be paid at final maturity or upon prepayment of such unsecured debt so long as the Loans have been paid in full and the commitments terminated prior to any payment of such upfront fees by Parent or any of its subsidiaries, so long as any such upfront fees are no greater than the market rates for upfront fees at the time such unsecured debt is incurred; (e) no Default or Event of Default has occurred and is continuing at the time of any such incurrence, or would exist immediately after giving effect to any such incurrence; and (f) such unsecured debt is contractually subordinated to the Loans on terms acceptable to the Administrative Agent (including such terms to be agreed and set forth on a schedule to the Credit Documentation). So long as the holders of the Permitted Senior Unsecured Notes do not receive the $24,639,691.88 cash distribution described in the Plan Support Agreement on the Closing Date pursuant to the Plan or Reorganization, Parent and its

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subsidiaries will be permitted to make restricted payments to holders of the Permitted Senior Unsecured Notes in an amount not to exceed $24,639,691.88 in the aggregate; provided that, such restricted payment (the “Beta Restricted Payment”) shall only be made with proceeds from the release of cash securing certain obligations with respect to the Beta assets (“Beta Freed Cash”) and subject to other terms acceptable to the Borrower and the Administrative Agent. Any amount of the Beta Freed Cash not used to make the Beta Restricted Payment shall only be used for general corporate purposes (which shall exclude, for the avoidance of doubt, any restricted payments, dividends or distributions) and shall be subject to the Anti-Cash Hoarding Covenant.

EU Bail-In Acknowledgment:	Customary for transactions of this type.

Governing Law and Forum:	State of New York

Counsel to the Administrative Agent:	Linklaters LLP

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Annex I

Interest and Certain Fees

Interest Rate Options:	The Borrower may elect that the Loans comprising each borrowing bear interest at a rate per annum equal to:

• the ABR plus the Applicable Margin; or

• the Adjusted LIBO Rate plus the Applicable Margin.

As used herein:

“ABR” shall be defined in a manner substantially consistent with the Existing Credit Agreement, giving due regard to the Documentation Principles.

“Applicable Margin” means a percentage determined in accordance with the pricing grid attached hereto as Annex I-A.

“Commitment Fee Rate” means a percentage determined in accordance with the pricing grid attached hereto as Annex I-A.

“Interest Period” means a period of one, three or six months (as selected by the Borrower).

“LIBO Rate” shall be defined in a manner substantially consistent with the Existing Credit Agreement, giving due regard to the Documentation Principles.

“Adjusted LIBO Rate” means the LIBO Rate, as adjusted for statutory reserve requirements for eurocurrency liabilities.

Commitment Fees:	The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily amount of the unused amount of the commitment of such Revolving Lender. Accrued commitment fees shall be payable quarterly in arrears and on the date that is the earlier of the Maturity Date and the date of termination of the Commitments.

Annex I - 1

Letter of Credit Fees:	The Borrower shall pay a participation fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Loans bearing interest based upon the Adjusted LIBO Rate on the face amount of each such Letter of Credit. Such participation fee shall be shared ratably among the Revolving Lenders and shall be payable quarterly in arrears.

A fronting fee equal to the greater of (i) $500 and (ii) 0.125% per annum on the face amount of each Letter of Credit, shall be payable quarterly in arrears to the Issuing Bank for its own account. In addition, customary administrative, issuance, amendment, payment and negotiation charges shall be payable to the Issuing Bank for its own account.

Upfront Fee:	A fully earned non-refundable one-time fee equal to 1.00% of the aggregate principal amount of the Borrowing Base on the Closing Date, which fee shall be payable on the Closing Date to the Revolving Lenders on a pro rata basis.

Arrangement Fee:	A fully earned non-refundable one-time fee as set forth in the fee letter between the Borrower and Wells Fargo Bank (the “Fee Letter”).

Administrative Agent Fee:	An annual administrative fee, payable in advance, in an amount per annum equal to $50,000, with the initial payment thereof due in December 14, 2017.

Annex I - 2

Annex I – A

Applicable Margin and Commitment Fee Rate:

The Applicable Margin and the Commitment Fee Rate will be determined based upon the percentage of the Borrowing Base then being utilized as follows:

	≤25%	>25%, but ≤50%	>50%, but ≤75%	>75%, but ≤90%	>90%
ABR Loans	2.00%	2.25%	2.50%	2.75%	3.00%
Eurodollar Loans	3.00%	3.25%	3.50%	3.75%	4.00%
Commitment Fee Rate	0.50%	0.50%	0.50%	0.50%	0.50%

Annex I – A

Annex II

Amortization Schedule (millions)

BB	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov
1a	$480.0	$478.0	$476.0	$474.0	$472.0	$470.0	$468.0	$466.0	$464.0	$462.0	$460.0
1b	$500.0	$497.5	$495.0	$492.5	$490.0	$487.5	$485.0	$482.5	$480.0	$477.5	$475.0

Annex II

Annex III

Required Total Hedges less Retained Hedges equals New Additional Hedges (either 1A or 1B)

Required Total Hedge Volumes (50% of PDP)

Fiscal Year	Oil (Mbl)	Gas (MMcf)
	Volume	Volume
2017	1,566	14,810
2018	1,453	13,216

Retained Hedges

Fiscal Year	Oil (Mbl)		Gas (MMcf)
	Volume	Strike	Volume	Strike
2017	762	$83.43	10,080	$4.272
2018	984	$84.58	8,880	$4.308

(1A) New Additional Hedges Target to Achieve $460 million Borrowing Base

Fiscal Year	Oil (Mbl)		Gas (MMcf)
	Volume	Strike	Volume	Strike
2017	804	$48.24	4,730	$2.886
2018	469	$49.90	4,336	$2.837

(1B) New Additional Hedges Target to Achieve $475 million Borrowing Base

Fiscal Year	Oil (Mbl)		Gas (MMcf)
	Volume	Strike	Volume	Strike
2017	804	$51.96	4,730	$3.285
2018	469	$53.13	4,336	$3.016

Annex III

ANNEX 3

Restructuring Transactions

Pursuant to the Plan,1 the following transactions shall occur on or before the Effective Date in the order specified below:

1.	On or prior to the Effective Date, the Contributing Noteholders shall contribute all of the Contributed Notes Claims to Contribution LLC, in exchange for Contribution LLC Units representing in the aggregate all of the equity capital of Contribution LLC. Each Consenting Noteholder shall receive its Pro Rata share of the Contribution LLC Units (excluding, any Allowed Unsecured Notes Claims that are not Contributed Notes Claims).

2.	On the Effective Date, Contribution LLC shall contribute the Contributed Notes Claims to Memorial Parent NewCo in exchange for common shares in Memorial Parent NewCo representing in the aggregate all of the then outstanding common stock of Memorial Parent NewCo.

3.	Memorial Parent NewCo shall contribute to AcquisitionCo (a) the Contributed Notes Claims, (b) a number of New Common Shares sufficient to satisfy the Allowed Unsecured Notes Claims, other than Contributed Notes Claims, and Allowed Memorial Parent Interests in accordance with the treatment section of the Plan and (c) Memorial Limited Partner Warrants, in exchange for common stock in AcquisitionCo representing in the aggregate all of the then outstanding common stock of AcquisitionCo.

4.	AcquisitionCo shall acquire all of the assets of Memorial Parent (other than cash distributable on the Effective Date pursuant to the Plan), subject to any liabilities of Memorial Parent not discharged, satisfied or otherwise provided for pursuant to the Plan (the “Asset Acquisition”) in exchange for (a) full and final satisfaction of the Contributed Notes Claims, (b) the New Common Shares received by AcquisitionCo from Memorial Parent NewCo, and (c) Memorial Limited Partner Warrants. Immediately after the Asset Acquisition, Contribution LLC shall continue to own more than 50% of the total outstanding New Common Shares.

5.	On the Effective Date, in accordance with the treatment section of the Plan, Memorial Parent shall distribute to holders of Allowed Unsecured Notes Claims, other than Contributed Notes Claims, and to holders of Memorial Parent Interests, as applicable, New Common Shares and Memorial Limited Partner Warrants.

6.	In accordance with the Plan, there shall be a Management Incentive Plan under which an amount of New Common Shares authorized as of the Effective Date shall be reserved for issuance to management and other key employees.

[1]	Capitalized terms used but not otherwise herein defined have the meanings ascribed to them in Annex 1 or the Restructuring Term Sheet.

2

ANNEX 4

MIP Term Sheet

ANNEX 4

Memorial Parent NewCo., Inc.

Post-Emergence Management Incentive Plan Term Sheet

The following describes the principal terms of the management incentive plan (the “Plan”) to be adopted by Memorial Parent NewCo., Inc., a Delaware corporation (the “Company”), in connection with the Restructuring, and the initial grant of awards post-Restructuring to management and other key employees as of the Effective Date (the “Emergence Awards”). For the avoidance of doubt, the Plan (and the awards thereunder) shall be adopted and authorized in connection with the Restructuring and will not require board approval by the New Board or Committee. This term sheet does not contain all of the terms and conditions of the Plan. Defined terms not otherwise defined herein shall have the meaning set forth in the Memorial Production Partners LP Restructuring Term Sheet.

TERMS OF THE PLAN

Category	Terms
Effective Date	The Plan (and the Emergence Awards) shall be effective on the Effective Date.

Administration	The New Board or such committee appointed by the New Board (the “Committee”) shall administer the Plan and make all determinations with respect to awards granted under the Plan; provided that the Emergence Awards shall be as set forth below.

Participants

•    Participants who receive the Emergence Awards shall be specified in a letter agreement by and between the Company and the counsel to the Consenting Noteholders (the “MIP Letter Agreement”).

•    Future awards shall be granted to such management and other key employees of the Company and its subsidiaries who are designated by the Committee to receive awards under the Plan, taking into account the recommendations of the Company’s Chief Executive Officer.

Award Pool

•    10% of the New Common Shares outstanding as of the Effective Date, taking into account dilution for shares issuable under the Plan (but not shares issuable under the Memorial Limited Partner Warrants) will be available for grant under the Plan (the “Award Pool”).

•    If any outstanding award expires or is forfeited, cancelled or otherwise terminated, the shares underlying such award shall again be available for grant under the Plan.

•    Shares available and granted under the Plan shall be subject to equitable adjustments in the event of capital restructuring events.

Category	Terms
Plan Awards

•    The Plan will be an “omnibus” incentive plan (similar to the Memorial Production Partners GP LLC Long-Term Incentive Plan) which will permit the Committee to grant various types of equity awards, including:

• stock options (ISOs and NQSOs)

• stock appreciation rights

• restricted stock

• restricted stock units

• phantom units

• other stock-based awards.

Vesting and Other Terms of Awards

•    Vesting of future awards may be time- and/or performance-based, and may include provisions for acceleration of vesting under certain circumstances, as specified by the Committee.

•    The Committee shall determine other terms and conditions of awards (other than the Emergence Awards), including the terms of exercise, payment and forfeiture of awards.

•    Vesting and other terms of the Emergence Awards will be as described below.

Liquidity and Valuation

•    If the New Common Shares are not traded on a national securities exchange at the time of payment of an award, then subject to any applicable restrictions under the Exit Credit Facility, liquidity will be provided by the Company for vested awards or shares upon termination of employment without “Cause,” for “Good Reason,” or upon death or “Disability” (such terms as defined in the Memorial Production Partners LP Key Employee Incentive Plan). In addition, the Plan will provide that, if the New Board, in consultation with the Company’s Chief Executive Officer, determines that it is appropriate to provide participants reasonable liquidity opportunities in other circumstances, such opportunities will be provided, subject to any applicable restrictions under the Exit Credit Facility.

•    If not so traded, valuation of New Common Shares shall be determined based upon a pre-established formula (e.g., multiple of earnings) or independent appraisals obtained on an ongoing basis (e.g., quarterly valuations), as determined by the Committee. Valuations will be communicated to Participants.

TERMS OF EMERGENCE AWARDS

Category	Terms
Participants	The Emergence Awards will be allocated to management and other key employees, as set forth in the MIP Letter Agreement (the “Initial Participants”).

Emergence Award Pool	• The Emergence Awards will represent 50% of the Award Pool (5% of the New Common Shares).

2

Category	Terms
• Emergence Awards will be granted to the Initial Participants on the Effective Date in accordance with the MIP Letter Agreement.

Form of Emergence Awards

•    50% of the Emergence Awards (2.5% of the New Common Shares) will be granted in the form of restricted stock units (“RSUs”). RSUs will include dividend equivalent rights, which will be accumulated and reinvested in RSUs, subject to vesting.

•    50% of the Emergence Awards (2.5% of the New Common Shares) will be granted in the form of non-qualified stock options (“Stock Options”). For the Stock Options, the term will be six (6) years and the exercise price will equal the VWAP Price (or Plan Equity Value, if the New Common Shares are not listed on a national exchange on the Effective Date).

•    “VWAP Price” means the volume-weighted average price of a New Common Share for the 20 calendar day period beginning on the 11th calendar day after the Effective Date and ending on the 30th calendar day after the Effective Date (as determined consistent with the requirements of Section 409A of the Internal Revenue Code).

• “Plan Equity Value” means the reorganized equity value of the New Common Shares on the Effective Date.

Vesting	• RSUs – one-third (1/3) of the New Common Shares subject to such award will vest on each of the first three anniversaries of the Effective Date, subject to the participant’s continued employment.

•    Stock Options – one-third (1/3) of the New Common Shares subject to such award will vest on each of the first three anniversaries of the Effective Date, subject to the participant’s continued employment.

•    Upon termination of employment without “Cause,” for “Good Reason,” or upon death or “Disability” (such terms as defined in the Memorial Production Partners LP Key Employee Incentive Plan), the RSUs will become fully vested, and the Stock Options that were scheduled to vest within 12 months following such termination will vest. If the New Common Shares are not then listed on a national securities exchange, the shares will be valued at the time of termination as provided above.

•    Emergence Awards will become fully vested in the event of termination of employment without “Cause” or for “Good Reason,” in either case following a “Change in Control” of the Company (as defined in the Plan).

•    Upon the termination of employment without “Cause” or for “Good Reason” of a participant within two (2) years following the Effective Date who is party to a CIC Agreement, such participant would be paid the greater of (A) the aggregate cash value of the payments or benefits due under Section 3 of the participant’s CIC Agreement, or (B) the aggregate cash value of his or her Emergence Awards, with RSU value determined based upon the then value of the New Common Shares and Stock Options determined based on the value of such Stock Options at the time of such termination; provided that the foregoing payment shall be calculated solely by reference to clause (B) if in the good faith judgment of the New Board

3

Category	Terms

providing a greater payment pursuant to clause (A) is not warranted because the participant was terminated for poor performance. The CIC Agreements will otherwise be modified to apply to a future Change in Control event.

Exercise and Settlement	• RSUs – payment in New Common Shares (with tax withholding paid in cash or, if permitted by the Committee at the time, via “net” settlement); payment within 30 days following vesting.

• Stock Options – may be exercised by payment of exercise price and withholding taxes in cash (or, if permitted by the Committee at the time, shares or “net” exercise).

4

EXHIBIT B

FORM OF JOINDER AGREEMENT FOR CONSENTING LENDERS

This Joinder Agreement to the Plan Support Agreement, dated as of [            ], 2017 (as amended, supplemented or otherwise modified from time to time, the “Plan Support Agreement”), between Memorial Production Partners LP (the “Memorial Parent”), the subsidiaries of the Memorial Parent party thereto, the holders of the principal amounts outstanding under the RBL Credit Facility (together with their respective successors and permitted assigns, the “Consenting Lenders” and each, a “Consenting Lender”), and the Continuing Hedging Lenders (as defined in the Plan Support Agreement), is executed and delivered by                                      (the “Joining Party”) as of                     , 2017. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Plan Support Agreement.

1. Agreement to Be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Plan Support Agreement, a copy of which is attached to this Joinder Agreement as Annex I (as the same has been or may be hereafter amended, restated, or otherwise modified from time to time in accordance with the provisions hereof). The Joining Party shall hereafter be deemed to be a “Consenting Lender” and a “Party” for all purposes under the Plan Support Agreement and with respect to any and all Claims held by such Joining Party.

2. Representations and Warranties. With respect to the aggregate principal amount of RBL Loans set forth below its name on the signature page hereto, the Joining Party hereby makes the representations and warranties of the Consenting Lenders set forth in Section 8 of the Plan Support Agreement to each other Party to the Plan Support Agreement.

3. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflict of laws provisions which would require the application of the law of any other jurisdiction.

[Signature page follows.]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

[CONSENTING LENDER]
By: Name: Title:

Principal Amount of the RBL Loans: $______

Notice Address:

Fax:
Attention:
Email:

Acknowledged:

MEMORIAL PRODUCTION PARTNERS LP By: Memorial Production Partners GP, LLC, its general partner

By: Name: Title:

[CONSENTING LENDER SIGNATURE PAGE TO JOINDER AGREEMENT]

EXHIBIT C

INTERIM CASH COLLATERAL ORDER

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

)
In re:	)
	)	Chapter 11
MEMORIAL PRODUCTION PARTNERS, L.P., et al.[1]	) )	Case No. [ ]
)
Debtors.	)	(Joint Administration Requested)
)

INTERIM ORDER PURSUANT TO 11 U.S.C. §§ 105, 361, 362, 363 AND 507,

BANKRUPTCY RULES 2002, 4001, 6003, 6004, AND 9014 AND BANKRUPTCY LOCAL

RULE 4001-1, INTER ALIA, (I) AUTHORIZING DEBTORS’ LIMITED USE OF CASH

COLLATERAL, (II) GRANTING ADEQUATE PROTECTION TO THE PREPETITION

SECURED PARTIES, (III) MODIFYING THE AUTOMATIC STAY, AND (IV)

SCHEDULING A FINAL HEARING

Upon the motion (the “Motion”), dated January [        ], 2017 (the “Petition Date”), of Memorial Production Partners LP (“MEMP”) and its debtor affiliates, as debtors and debtors in possession (collectively, the “Debtors”) in the above-captioned chapter 11 cases (collectively, these “Cases”), pursuant to sections 105, 361, 362, 363 and 507 of title 11 of the United States Code (the “Bankruptcy Code”), Rules 2002, 4001, 6003, 6004, and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), Rule 4001-1 of the Bankruptcy Local Rules for the Southern District of Texas (the “Bankruptcy Local Rules”), and the Procedures for Complex Chapter 11 Bankruptcy Cases (the “Complex Case Procedures”) promulgated by the United States Bankruptcy Court for the Southern District of Texas (the “Court”), seeking, among other things:

[1]	The Debtors in these Cases, along with the last four digits of each Debtor’s federal tax identification number, are: Memorial Production Partners LP (6667); Memorial Production Partners GP LLC; MEMP Services LLC (1887); Memorial Production Operating LLC; Memorial Production Finance Corporation (3356); WHT Energy Partners LLC; WHT Carthage LLC; Memorial Midstream LLC; Beta Operating Company, LLC; Columbus Energy LLC; Rise Energy Operating LLC; Rise Energy Minerals LLC; Rise Energy Beta, LLC; San Pedro Bay Pipeline Company (1234); and Memorial Energy Services LLC. The Debtors’ mailing address is 500 Dallas Street, Suite 1600, Houston, Texas 77002.

(a)	authorization for the Debtors, pursuant to Bankruptcy Code sections 105, 361, 362, 363 and 507 to (i) use cash collateral, as such term is defined in section 363(a) of the Bankruptcy Code (“Cash Collateral”), and all other Prepetition Collateral (as defined herein), solely in accordance with the terms of this order (this “Interim Order”), and (ii) provide adequate protection to Wells Fargo Bank, National Association, as Administrative Agent (the “Prepetition Agent”) under the Prepetition Credit Agreement (as defined herein) and the other Prepetition Secured Parties (as defined herein);

(b)	subject to entry of the Final Order (as defined herein), authorization to grant adequate protection liens on the proceeds and property recovered in respect of the Debtors’ claims and causes of action (but not on the actual claims and causes of action) arising under Bankruptcy Code sections 544, 545, 547, 548, 549 and 550 or any other similar state or federal law (collectively, the “Avoidance Actions”);

(c)	modification of the automatic stay imposed by section 362 of the Bankruptcy Code to the extent necessary to implement and effectuate the terms and provisions of this Interim Order and the Final Order;

(d)	subject to entry of the Final Order, except to the extent of the Carve Out (as defined herein), the waiver of all rights to surcharge any Prepetition Collateral or Collateral (as defined herein) under sections 506(c) or 552(b) of the Bankruptcy Code or any other applicable principle of equity or law;

(e)	that this Court hold an interim hearing (the “Interim Hearing”) to consider the relief sought in the Motion and entry of the proposed Interim Order;

(f)	that this Court schedule a final hearing (the “Final Hearing”) to consider entry of a final order (the “Final Order”) granting the relief requested in the Motion on a final basis; and

(g)	waiver of any applicable stay with respect to the effectiveness and enforceability of the Interim Order or the Final Order (including a waiver pursuant to Bankruptcy Rule 6004(h));

and pursuant to Bankruptcy Rule 4001, Bankruptcy Local Rule 4001-1, and the Complex Case Procedures, notice of the Motion and the relief sought at the Interim Hearing having been given by the Debtors to the Prepetition Agent, counsel to the Prepetition Agent, the other Prepetition Secured Parties, the Debtors’ thirty (30) largest unsecured creditors (on a consolidated basis), the indenture trustee under the Debtors’ 7.625% senior notes due 2021 (the “7.625% Senior Notes Trustee”), counsel to the 7.625% Senior Notes Trustee, the indenture trustee under the Debtors’ 6.875% senior notes due 2022 (the “6.875% Senior Notes Trustee,” and together with the 7.625% Senior Notes Trustee, the “Senior Notes Trustees”), counsel to the 6.875% Senior Notes Trustee, the United States Trustee for the Southern District of Texas (the “United States Trustee”), the United States Securities and Exchange Commission, the United States Internal Revenue Service, and otherwise as set forth in the Motion; and the Court having held the Interim Hearing on                     , 2017; and the Court having considered the Budget (as defined herein), the Declaration of Robert L. Stillwell in Support of the Debtors’ Chapter 11 Petitions and First Day Relief filed on the Petition Date, and the record of the Interim Hearing; and the Court having determined that the legal and factual bases set forth in the Motion establish just cause for the relief granted herein; and it appearing that the relief requested in the Motion is in the best interests of the Debtors and their respective estates and creditors; and the Court having found and determined that the relief sought in the Motion on the terms and conditions contained herein is necessary to avoid immediate and irreparable harm to the Debtors and their estates as contemplated by Bankruptcy Rule 6003; and due deliberation and good cause having been shown to grant the relief sought in the Motion,

IT IS HEREBY FOUND AND DETERMINED THAT:

A. Petition Date. On the Petition Date, each of the Debtors filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code with the Court. The Debtors continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in these Cases.

B. Prepetition Credit Agreement. Prior to the Petition Date, the Prepetition Secured Parties made certain loans and other financial accommodations pursuant to and in accordance with the terms and conditions of that certain Credit Agreement, dated as of December 14, 2011 (as heretofore amended, restated, or otherwise modified from time to time, the “Prepetition Credit Agreement,” and, together with all other documentation executed in connection therewith, including the Guaranty Agreement, the Prepetition Collateral Documents (as such terms are defined herein) and the other Loan Documents (as such term is defined in the Prepetition Credit Agreement), the “Prepetition Loan Documents”), among, inter alia, Memorial Production Operating LLC (the “Borrower”), as borrower, MEMP, as parent guarantor, the Prepetition Agent, and the lenders from time to time party thereto (such lenders, the “Prepetition Secured Lenders,” and, together with the Prepetition Agent, the “Issuing Bank”, and each “Bank Products Provider”, “Secured Swap Provider” and “Indemnified Party” (as such terms are defined in the Prepetition Credit Agreement), collectively, the “Prepetition Secured Parties”). Pursuant to that certain Guaranty Agreement, dated as of December 14, 2011 (as amended, modified (by joinder thereto or otherwise) or otherwise supplemented from time to time, the “Guaranty Agreement”), the Debtors, other than the Borrower, guaranteed the Indebtedness (as such term is defined in the Prepetition Credit Agreement), including the obligations of the Borrower under the Prepetition Credit Agreement and the other Prepetition Loan Documents.

C. Debtors’ Admissions and Stipulations With Respect to the Prepetition Indebtedness. Without prejudice to the rights, if any, of any other party (but subject to the limitations thereon described herein in paragraph 17), the Debtors admit, stipulate and agree that:

i.	As of the Petition Date, the Debtors were justly and lawfully indebted and liable, without defense, counterclaim, or offset of any kind, to the (w) Prepetition Secured Lenders in the aggregate principal amount of approximately [$ ] in respect of loans and other financial accommodations made and in the aggregate face amount of [$2,375,000] in respect of letters of credit issued by the Issuing Bank pursuant to, and in accordance with, the Prepetition Loan Documents, (x) Secured Swap Providers in amounts yet to be determined, (y) Bank Products Providers in amounts yet to be determined, and (z) Indemnified Parties in amounts yet to be determined, plus accrued and unpaid interest, fees, costs, and expenses including, without limitation, attorney’s fees, agent’s fees, other professional fees and disbursements and other obligations owing under the Prepetition Loan Documents (collectively, the “Prepetition Indebtedness”). Each of the Prepetition Loan Documents is valid, binding, and subject to applicable bankruptcy law, enforceable against the Debtors in accordance with its terms.

ii.	The Prepetition Indebtedness constitutes the legal, valid and binding obligations of the Debtors, enforceable, subject to applicable bankruptcy law, in accordance with their terms, and no portion of the Prepetition Indebtedness or any amounts paid to the Prepetition Secured Parties or applied to the obligations owing under the Prepetition Loan Documents prior to the Petition Date is subject to avoidance, subordination (whether equitable or otherwise), recharacterization, recovery, attack, offset, contest, objection, recoupment, reclassification, reduction, disallowance, counterclaim, defense, challenge or Claim (as defined in section 101(5) of the Bankruptcy Code) of any kind pursuant to the Bankruptcy Code or applicable non-bankruptcy law, and the Debtors do not have any claims, counterclaims, causes of action, defenses or setoff rights related to the Prepetition Indebtedness, whether arising under the Bankruptcy Code or applicable nonbankruptcy law, on or prior to the date hereof, against the Prepetition Agent, any of the other Prepetition Secured Parties, or their respective affiliates, subsidiaries, agents, officers, directors, employees, attorneys, and advisors.

D. Debtors’ Admissions and Stipulations With Respect to Prepetition Collateral and Liens. Without prejudice to the rights, if any, of any other party (but subject to the limitations thereon described herein in paragraph 17), the Debtors admit, stipulate and agree that:

i.

Pursuant to (a) that certain Pledge and Security Agreement, dated as of December 14, 2011 (as heretofore amended, restated, or otherwise modified (including by joinder thereto) from time to time) by the Borrower and the Guarantors (as defined in the Prepetition Loan Documents) in favor of the Prepetition Agent, and (b) certain mortgages, deeds of trust, assignment of as-extracted collateral, security agreements, uncertificated control agreements, fixture filing and financing statements, deposit account control agreements and similar security documents entered into by any Loan Party (as defined in the Prepetition Credit Agreement) in respect of substantially all of the real and personal property owned by such Loan Party (each of (a) and (b) as heretofore amended, restated or otherwise modified from time to time, and, collectively with any and all other agreements, instruments, certificates, fixture filings, transmitting utility filings, financing statements, consents, assignments or other similar documents, the “Prepetition Collateral Documents”), subject only to specific permitted exceptions in the Prepetition Credit Agreement and the other Prepetition Loan Documents, the Debtors granted, and the Prepetition Agent, for the benefit of the Prepetition Secured Parties, possesses, valid, binding, perfected and enforceable first priority liens upon, and security interests in, substantially all of the real and personal property of the Borrower and the other Loan Parties, all as more fully described in the Prepetition Collateral Documents, including, without limitation, all accounts, chattel paper, cash or cash equivalents, deposit accounts, securities accounts, commodity accounts, and other investment accounts, documents, equipment, farm products, fixtures, general intangibles (including, without limitation, rights in and under any contracts, including interest rate hedging agreements, commodity hedging agreements and similar agreements), patents, copyrights, trademarks, tradenames, rights under license agreements and other intellectual property, goods, instruments, inventory, investment property, letters of credit, letter of credit rights and supporting obligations, accounts receivable, other rights to payment, payment intangibles, oil, gas, and other hydrocarbons, as-extracted collateral and products and substances derived therefrom (including all raw materials and work-in-process, finished goods, and materials used or consumed in the manufacture or production thereof), owned real estate, real property leaseholds, oil and gas leases, claims and causes of action and any other real or personal property of the Debtors, and, in each case, the cash and noncash proceeds, products, offspring, rents, profits, insurance proceeds, and other rights arising therefrom (collectively, including the Cash Collateral and the setoff rights described in the Prepetition Loan Documents, the

Swap Agreements (as defined in the Prepetition Credit Agreement), or arising by operation of law, collectively, the “Prepetition Collateral”) to secure the Prepetition Indebtedness. As of the Petition Date, there were no security interests in or liens on the Prepetition Collateral other than as permitted by the Prepetition Loan Documents, and there were certain unmortgaged oil and gas leases.

ii.	The Prepetition Agent’s first priority liens upon, and security interests in, the Prepetition Collateral, for the ratable benefit of the Prepetition Secured Parties, are not subject to avoidance, subordination (whether equitable or otherwise), recharacterization, recovery, attack, offset, contest, objection, recoupment, reclassification, reduction, disallowance, counterclaim, defense, challenge or Claim (as defined in section 101(5) of the Bankruptcy Code) of any kind pursuant to the Bankruptcy Code or applicable non-bankruptcy law.

iii.	As of the Petition Date, the aggregate value of the Prepetition Collateral exceeds the aggregate amount of the Prepetition Indebtedness.

E. Debtors’ Admissions and Stipulations With Respect to Cash Collateral. Without prejudice to the rights, if any, of any other party (but subject to the limitations thereon described herein in paragraph 17), the Debtors admit, stipulate and agree that, to the extent of the Prepetition Secured Parties’ respective security interests in such Prepetition Collateral, all cash, including all cash proceeds, products, offspring, rents and profits of the Prepetition Collateral held in any of the Debtors’ banking, checking or other deposit accounts with financial institutions (in each case, other than trust, escrow and custodial funds held as of the Petition Date in properly established trust, escrow and custodial accounts) as of the Petition Date or deposited into the Debtors’ banking, checking or other deposit accounts with financial institutions after the Petition Date (including deposits into accounts opened before or after the Petition Date), are Cash Collateral of the Prepetition Secured Parties within the meaning of section 363(a) of the Bankruptcy Code. The Prepetition Secured Parties are entitled, pursuant to sections 105, 361, 362 and 363(e) of the Bankruptcy Code, to adequate protection of their interest in the Prepetition Collateral, including the Cash Collateral, for any Collateral Diminution (as defined herein).

F. Releases. Subject to the entry of the Final Order and without prejudice to the rights of any other party (but subject to the limitations thereon described herein in paragraph 17), each of the Debtors and the Debtors’ estates, on its own behalf and on behalf of its past, present and future predecessors, successors, heirs, subsidiaries, and assigns, hereby, to the maximum extent permitted by applicable law, unconditionally, irrevocably and fully, forever waives and releases the Prepetition Agent and each of the other Prepetition Secured Parties, and each of their respective former, current, or future officers, employees, directors, agents, representatives, owners, members, partners, financial advisors, legal advisors, shareholders, managers, consultants, accounts, attorneys, affiliates, and predecessors in interest of any and all Claims (as defined in section 101(5) of the Bankruptcy Code), counterclaims, causes of action, defenses or setoff rights that exist on the date hereof relating to any of the Prepetition Collateral and any of the Prepetition Loan Documents or the transactions contemplated under such documents, whether known, unknown, asserted, unasserted, suspected, unsuspected, accrued, unaccrued, fixed, contingent, pending or threatened, arising at law or in equity, including, without limitation, any so-called “lender liability,” recharacterization, subordination, avoidance or other claim arising under or pursuant to section 105 or chapter 5 of the Bankruptcy Code or under any other similar provisions of applicable state or federal law and any and all claims and causes of action regarding the validity, priority, perfection or avoidability of the liens or the claims of the Prepetition Agent and the other Prepetition Secured Parties. Subject to paragraph 17 hereof, the Debtors’ acknowledgements, stipulations, and releases shall be binding on the Debtors and their respective representatives, successors and assigns, and, on each of the Debtors’

estates, all creditors thereof and each of the respective representatives, successors and assigns, including, without limitation, any trustee or other representative appointed in these Cases, whether any such trustee or representative is appointed in chapter 7 or chapter 11 of the Bankruptcy Code.

G. Need to Use Cash Collateral. The Debtors have requested immediate entry of this Interim Order pursuant to Bankruptcy Rules 4001(b)(2), 6003, and 6004, Bankruptcy Local Rule 4001-1, and the Complex Case Procedures and have an immediate need to use the Cash Collateral (in the amount and in the manner set forth in the Budget (as defined herein) for working capital purposes, other general corporate purposes of the Debtors, and the satisfaction of costs and expenses of administering the Cases) to, among other things, avoid immediate and irreparable harm to their estates and preserve and maintain the value of their assets and businesses and maximize value for the benefit of all parties in interest in these Cases. The terms of the use of the Prepetition Collateral pursuant to this Interim Order are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment and constitute reasonably equivalent value and fair consideration. The ability of the Debtors to obtain liquidity through the use of the Cash Collateral is vital to the Debtors and their efforts to maximize the value of their assets. Absent entry of this Interim Order, the Debtors’ estates and reorganization efforts will be immediately and irreparably harmed.

H. Notice. Notice of the requested relief sought at the Interim Hearing was provided by the Debtors to: (1) the Prepetition Agent, (2) counsel to the Prepetition Agent, (3) the other Prepetition Secured Parties, (4) the Debtors’ thirty (30) largest unsecured creditors (on a consolidated basis), (5) Davis Polk & Wardwell LLP, as counsel to that certain ad hoc group of unsecured noteholders in these Cases (the “Ad Hoc Group”); (6) the 7.625% Senior Notes

Trustee; (7) Stroock & Stroock & Lavan LLP, as counsel to the 7.625% Senior Notes Trustee, (8) the 6.875% Senior Notes Trustee, (9) Stroock & Stroock & Lavan LLP, as counsel to the 6.875% Senior Notes Trustee, (10) the United States Trustee, (11) the United States Securities and Exchange Commission, (12) the United States Internal Revenue Service, and (13) otherwise as set forth in the Motion. Given the nature of the relief sought, the foregoing notice of the Interim Hearing was, in the Debtors’ good-faith belief, the best available under the circumstances and complies with Bankruptcy Rules 2002, 4001(b) and (d) and 9014, Bankruptcy Local Rule 4001-1, the Complex Case Rules, and section 102(1) of the Bankruptcy Code as required by sections 361 and 363 of the Bankruptcy Code. No further notice of, or hearing on, the relief sought at the Interim Hearing and the relief granted herein is necessary or required.

I. Consent by Prepetition Agent. The Prepetition Agent consents to the Debtors’ use of Cash Collateral in accordance with and subject to the terms and conditions provided for in this Interim Order.

J. Jurisdiction and Venue. Consideration of the Motion constitutes a “core proceeding” as defined in 28 U.S.C. § 157(b)(2). This Court has jurisdiction over this proceeding and the parties and property affected hereby pursuant to 28 U.S.C. §§ 157 and 1334 and the Order of Reference to Bankruptcy Judges, General Order 2012-6 (S.D. Tex. May 24, 2012) (Hinojosa, C.J.). Venue for these Cases and the proceedings on the Motion is proper in this district pursuant to 28 U.S.C. §§ 1408 and 1409.

K. Relief Essential; Best Interest. The Debtors have requested immediate entry of this Interim Order pursuant to Bankruptcy Rule 4001(b)(2), Bankruptcy Local Rule 4001-1, and the Complex Case Procedures. The relief requested in the Motion (and as provided in this Interim Order) is necessary, essential and appropriate for the continued operation of the

Debtors’ businesses and the management and preservation of the Debtors’ assets and the property of their estates. It is in the best interest of the Debtors’ estates that the Debtors be allowed to use the Cash Collateral under the terms hereof. The Debtors have demonstrated good and sufficient cause for the relief granted herein.

L. Arm’s-Length, Good-Faith Negotiations. The terms of this Interim Order were negotiated in good-faith and at arm’s-length between the Debtors and the Prepetition Secured Parties. Pursuant to Bankruptcy Code sections 105, 361, and 363, the Prepetition Secured Parties are hereby found to be entities that have acted in “good faith” in connection with the negotiation and entry of this Interim Order, and each is entitled to the protection provided under Bankruptcy Code section 363(m).

NOW, THEREFORE, UPON THE RECORD OF THE PROCEEDINGS HERETOFORE HELD BEFORE THIS COURT WITH RESPECT TO THE MOTION, THE EVIDENCE ADDUCED AT THE INTERIM HEARING, AND THE STATEMENTS OF COUNSEL THEREAT, IT IS HEREBY ORDERED THAT:

1. Motion Granted. The Motion is granted in accordance with the terms of this Interim Order. Any objections to the Motion with respect to the entry of this Interim Order that have not been withdrawn, waived or settled and all reservations of rights included therein, are hereby denied and overruled.

2. Authorization to Use Cash Collateral. Subject to the terms and conditions of this Interim Order, the Court hereby authorizes the Debtors to use the Cash Collateral during the period beginning with the Petition Date and ending on the Termination Date (as defined herein) (such period, the “Budget Period”), in accordance with the 13-week cash disbursements and receipts budget (which budget shall include a 13-week forecast of transaction costs and capital expenditures) attached as Exhibit A hereto (as such budget may be modified from time to time by the Debtors with the prior written consent of the Prepetition Agent as set forth in this paragraph and in paragraph 3(f)(v) of this Interim Order, the “Budget”), and for no other purposes. Notwithstanding the Budget, so long as the Termination Date has not occurred, the Debtors are authorized to use Cash Collateral in accordance with this Interim Order in an amount that would not cause the Debtors to use Cash Collateral for (x) disbursements and capital expenditures on line items 4-8 of the Budget (the “Total Disbursements”), taken together, in an aggregate amount not to exceed fifteen percent (15%) of the Total Disbursements budgeted during the Budget Period then in effect, and (y) actual expenditures of the Debtors for each line item in the Budget (other than the Total Disbursements) in an amount not to exceed fifteen percent (15%) of the budgeted amount for each such line item during the Budget Period (each of (x) and (y), a “Permitted Deviation”); provided, however, that with respect only to clause (y) of this paragraph, in the event that the forecasted amount of Total Disbursements in the Budget exceeds the amount actually paid in respect of Total Disbursements during such Budget Period (the difference between the budgeted amount and the amount actually paid, the “Carry Forward Amount”), the Debtors shall be authorized to use Cash Collateral in the Carry Forward Amount toward Total Disbursements during any Subsequent Budget Period (as defined herein). The Prepetition Agent may, in its sole discretion, agree in writing to the use of the Cash Collateral (i) in a manner or amount which does not conform to the Budget (other than Permitted Deviations) (each such approved non-conforming use of Cash Collateral, a “Non-Conforming Use”) or (ii) for the period following the extension of the Expiration Date pursuant to paragraph 9(ii) of this Interim Order (such period, the “Subsequent Budget Period”). If such written consent is given, the Debtors shall be authorized pursuant to this Interim Order to expend Cash Collateral for any such Non-Conforming Use or any such Subsequent Budget Period in accordance with a subsequent Budget (a “Subsequent Budget”) without further Court approval, and the Prepetition Secured Parties shall be entitled to all of the protections specified in this Interim Order for any such use of Cash Collateral. The Debtors shall provide prompt notice of any amendment to the Budget, Non-Conforming Use, Subsequent Budget Period and Subsequent Budget to the Ad Hoc Group, the Senior Notes Trustees, the official committee of unsecured creditors appointed in these Cases (the “Committee”), if any, and the United States Trustee.

3. Adequate Protection for the Prepetition Secured Parties. In addition to all the existing security interests and liens granted to or for the benefit of the Prepetition Secured Parties in and with respect to the Prepetition Collateral, including the Cash Collateral, as adequate protection for, and to secure payment of an amount equal to any Collateral Diminution (as defined herein), and as an inducement to the Prepetition Secured Parties to permit the Debtors’ use of the Cash Collateral as provided for in this Interim Order:

(a)	Adequate Protection Liens. Effective as of the Petition Date and in each case perfected without the necessity of the execution by the Debtors (or recordation or other filing) of security agreements, control agreements, pledge agreements, financing statements, mortgages or other similar documents, or by possession or control, the Debtors hereby grant the following security interests and liens to the Prepetition Agent, for the benefit of the Prepetition Secured Parties, (all property identified in clauses (i) and (ii) of this paragraph 3(a) being collectively referred to as the “Collateral”) (all such liens and security interests, the “Adequate Protection Liens”):

i.

Liens Senior to Other Liens. A valid, binding, continuing, enforceable, fully-perfected first priority senior priming security interest in, and lien on, the Prepetition Collateral and all other of the Debtors’ now owned and hereafter-acquired real and personal property, assets and rights of any kind or nature, wherever located, including, without limitation, all property of the Debtors’ estates, and the proceeds, products, offspring, rents and profits thereof, whether arising from section 552(b) of the Bankruptcy

Code or otherwise, including, without limitation, oil and gas properties (and as-extracted collateral, goods, fixtures and hydrocarbons relating thereto), accounts receivable, other rights to payment, cash, inventory, general intangibles, contracts, servicing rights, servicing receivables, securities, chattel paper, owned real estate, real property leaseholds, fixtures, machinery, equipment, deposit accounts, patents, copyrights, trademarks, trade names, rights under license agreements and other intellectual property, claims and causes of action (including those arising under section 549 of the Bankruptcy Code) and all proceeds, products, offspring, rents and profits of the foregoing, other than causes of action arising under the Bankruptcy Code (including all Avoidance Actions) and the proceeds thereof, which Adequate Protection Liens, subject to entry of the Final Order, shall have recourse to the proceeds or property recovered in respect of any Avoidance Actions. The Adequate Protection Liens shall be senior in priority to any other security interests or liens, subject only to (a) the Carve Out, (b) valid, perfected and enforceable prepetition liens and security interests (if any) which are senior in priority to the Prepetition Secured Parties’ liens or security interests as of the Petition Date, and (c) valid and unavoidable liens in existence immediately prior to the Petition Date that are perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code.

ii.	Liens Junior to Existing Liens. A valid, binding, continuing, enforceable, fully-perfected junior-priority lien on and security interest in all prepetition and postpetition property of the Debtors (other than the property described in clause (i) of this paragraph 3(a)), whether now existing or hereafter acquired, that is subject to (a) the Carve Out, (b) valid, perfected and unavoidable liens (if any) in existence immediately prior to the Petition Date which are senior to the Prepetition Secured Parties’ liens or security interests, and (c) valid and unavoidable liens in existence immediately prior to the Petition Date that are perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code.

(b)

Adequate Protection Claims. The Debtors hereby grant to the Prepetition Agent, for the benefit of the Prepetition Secured Parties, an allowed superpriority administrative expense claim against each of the Debtors on a joint and several basis with priority over any and all other administrative expense claims against the Debtors now existing or hereafter arising in the Cases (subject only to the Carve Out), including all claims of the kind specified under sections 503(b) and 507(b) of the Bankruptcy Code (the “Adequate Protection Claims”), which administrative expense claim shall have recourse to and be payable from all prepetition and postpetition property of the Debtors including, without limitation, subject to entry of the Final Order, the proceeds or property recovered in respect of any Avoidance Actions.

(c)	Adequate Protection Payments. The Debtors are authorized and directed to pay to the Prepetition Agent, for the ratable benefit of the Prepetition Secured Lenders, adequate protection payments on the last business day of each calendar month after the entry of this Interim Order, in each case, in an amount equal to all accrued and unpaid prepetition and postpetition interest, fees and costs due and payable under the Prepetition Credit Agreement (including, without limitation, interest on loans, breakage costs and accrued fees owing to the Prepetition Agent), and, in each case, such payments shall (i) (A) during the first ninety (90) days after the Petition Date, be paid in cash at the LIBOR Market Index Rate (as defined in the Prepetition Credit Agreement) plus 3.25% (collectively, the “LIBOR Index Rate”), and (B) on the ninety-first (91st) day after the Petition Date and thereafter, be paid in cash at the Alternate Base Rate (as defined in the Prepetition Credit Agreement) plus 2.25% (collectively, the “ABR Rate”), and (ii) so long as the RBL Plan Support Agreement (as defined below) has not been terminated, the Prepetition Secured Lenders’ claims for the difference between the ABR Rate and the interest paid in cash at the LIBOR Index Rate (the “Rate Differential”) shall be waived on the Plan Effective Date (as defined in the RBL Plan Support Agreement); provided, however, that the Prepetition Agent and the other Prepetition Secured Parties reserve all rights to seek cash payment of the Rate Differential and/or additional interest from and after the Petition Date on the Prepetition Indebtedness at the post-default rate of two percent (2%) as provided in Section 3.02(c) of the Prepetition Credit Agreement in the event that the RBL Plan Support Agreement is terminated, and the Debtors reserve the right to object to such claims.

(d)	Other Covenants. The Debtors shall maintain their cash management arrangements in a manner consistent with the interim order granting the Emergency Motion of Debtors Pursuant to 11 U.S.C. §§ 105(a), 345(b), 363(b)(1), 363(c)(1), and 364(a) and Fed. R. Bankr. P. 6003 and 6004 for (I) Interim and Final Authority to (a) Continue Existing Cash Management System, (b) Maintain Business Forms and Existing Bank Accounts, (c) Continue Intercompany Arrangements, and (d) Continue Using

Corporate Payment Cards; (ii) Extension of Time to Comply with, or Seek Waiver of, the Requirements of 11 U.S.C. § 345(b); and (iii) Related Relief entered or to be entered substantially contemporaneously herewith. The Debtors shall not use, sell or lease any assets valued in excess of $5,000,000 in the aggregate outside the ordinary course of business, or seek authority of this Court to do any of the foregoing, without prior consultation with the Prepetition Agent at least five (5) days prior to the date on which the Debtors seek the authority of this Court for such use, sale or lease. The Debtors shall comply with the covenants contained in Sections 8.06 and 8.07 of the Prepetition Credit Agreement regarding the maintenance and insurance of the Prepetition Collateral and the Collateral. The Debtors shall provide draft copies of all material motions, applications, and other documents any Debtor intends to file with the Bankruptcy Court to the Prepetition Agent’s counsel, if reasonably practicable, at least two (2) calendar days before the date when the applicable Debtor intends to file any such motion, application or other document (and if not reasonably practicable, as soon as practicable before filing).

(e)

Fees and Expenses. As additional adequate protection, the Debtors shall pay indefeasibly in cash: (i) within one business day after entry of this Interim Order, the reasonable and documented professional fees, expenses and disbursements (including, but not limited to, the fees, expenses and disbursements of counsel and other consultants, including financial consultants and auditors) incurred by the Prepetition Agent under the Prepetition Credit Agreement and the other Prepetition Loan Documents arising prior to the Petition Date; (ii) the reasonable and documented professional fees, expenses and disbursements (including, but not limited to, the fees, expenses and disbursements of counsel and other consultants, including financial consultants and auditors) incurred by the Prepetition Agent under the Prepetition Credit Agreement and the other Prepetition Loan Documents arising subsequent to the Petition Date; and (iii) the documented legal fees, expenses and disbursements incurred by (A) the other Prepetition Secured Parties under the Prepetition Credit Agreement and the other Prepetition Loan Documents prior to the Petition Date and arising subsequent to the Petition Date and (B) the Consenting Lenders and the Continuing Hedging Lenders under the RBL Plan Support Agreement (as defined herein) incurred on or prior to the date of termination of the RBL Plan Support Agreement, in each case to the extent such legal fees, expenses and disbursements are reasonable in light of the circumstances and in comparison to other Prepetition Secured Parties, Consenting Lenders, or Continuing Hedging Lenders, as applicable (other than the Prepetition Agent). The payment of the fees, expenses and disbursements set forth in this paragraph 3(e) of this Interim Order (including, without limitation, the reasonable and documented professional fees and expenses of Linklaters LLP, Vinson & Elkins LLP, Opportune LLP, and any other professionals or advisors retained by or on behalf of the Prepetition Agent) shall be made within ten (10) business days after the receipt by the Debtors, counsel to the Committee, if any, and the United States Trustee (and the Prepetition Agent, in the case of the legal fees, expenses and disbursements of the other Prepetition Secured Parties as set forth in paragraph 3(e)(iii) above) (the “Review Period”) of invoices thereof (the “Invoiced Fees”) (subject in all respects to applicable privilege or work product doctrines) and without the necessity of filing formal fee applications, including such amounts arising before and after the Petition Date; provided, however, that the Debtors, the Committee, if any, and the United States Trustee may preserve their right to dispute the payment of any portion of the Invoiced Fees (the “Disputed Invoiced Fees”) if, within the Review Period, (i) the Debtors pay in full the Invoiced Fees, including the Disputed Invoiced Fees, and (ii) the Debtors or the United States Trustee file with the Court a motion or other pleading, on at least ten (10) days prior written notice to the Prepetition Agent of any hearing on such motion or other pleading, setting forth the specific objections to the Disputed Invoiced Fees.

(f)	Reporting. As additional adequate protection to the Prepetition Secured Parties, the Debtors shall comply with all reporting requirements set forth in the Prepetition Credit Agreement (including the timely provision of Engineering Reports pursuant to Section 2.07 of the Prepetition Credit Agreement and Reserve Reports pursuant to Section 8.12 thereof) and shall provide the following additional reporting to the Prepetition Agent:

i.	Weekly (or more or less frequently as may be agreed to between the Debtors and the Prepetition Agent) calls with the Prepetition Agent and its advisors;

ii.	Each update of the Debtors’ business plan promptly following its presentation to the Debtors’ board of directors together with a reconciliation to the prior business plan;

iii.	Presentations by the Debtors and/or their advisors to the Prepetition Secured Parties at times and places as the Prepetition Agent may reasonably request in writing (including via electronic mail) with reasonable prior notice;

iv.	Promptly, but in any event no later than the twentieth (20th) day of each calendar month, a report as of the last day of the preceding calendar month, in form and detail acceptable to the Prepetition Agent, of (a) the Debtors’ accounts payable and payments, and (b) all written demands or claims related to or asserting any liens in respect of property or assets of the Borrower or any Loan Party (including liens imposed by law, such as landlord’s, vendors’, suppliers’, carriers’, warehousemen’s, repairmen’s, construction contractors’, workers’ and mechanics’ liens and other similar liens) if the amount demanded or claimed exceeds $2,500,000 in the aggregate at any one time and such amounts are not being paid in the ordinary course of the Debtors’ business;

v.	(A) On or before the twentieth (20th) day of each calendar month, an updated rolling 13-week cash flow forecast of the Debtors and their subsidiaries substantially in the form of the Budget (each, a “Proposed Budget”), which Proposed Budget, upon written approval by the Prepetition Agent, shall become the Budget effective as of the first day of the following calendar month, and (B) on or before the Wednesday of each calendar week, (1) a weekly report of receipts, disbursements and a reconciliation of actual expenditures and disbursements with those set forth in the Budget for the prior week, on a line by line basis showing any variance to the proposed corresponding line item of the Budget, which report and reconciliation shall be in form and substance reasonably satisfactory to the Prepetition Agent, (2) an accounts payable aging and an accounts receivable aging through the Friday of the prior week, (3) a statement setting forth in reasonable detail the cash balance for each deposit account, securities account, and commodity account of the Debtors and their subsidiaries as of the previous Friday, and (4) an updated report of authorized expenditures versus actual expenditures through the Friday of the prior week;

vi.	Additional detail with respect to the Budget as requested by the Prepetition Agent consistent with the detail provided to the Prepetition Secured Parties prior to the Petition Date;

vii.	Promptly, and in any event no later than the thirtieth (30th) day of each month, beginning with the year to date period ended December 31, 2016, a monthly and year-to-date income statement, balance sheet and monthly and year-to-date detail of capital expenditures and workovers;

viii.	(A) A list of all Swap Agreements of the Debtors in place as of the first business day of the month, to be provided by the tenth (10th) business day of such month, which list contains the material terms thereof (including type, term, effective date, termination date and notional amounts or volumes and volumes), the net mark-to-market value therefor and the counterparty to each such agreement, and (B) information on any Swap Agreement terminated or unwound within one (1) business day after such Swap Agreement is terminated or unwound;

ix.	Within two (2) business days of receipt, copies of any proposals, term sheets or any other indications of interest received by the Debtors for the purchase of any assets of the Debtors;

x.	All written reports provided to the Senior Notes Trustees, the Ad Hoc Group, the Committee, if any, the United States Trustee, or any other party in interest in the Cases promptly after providing the reports to such party;

xi.	Notice of any Noteholder Termination Event or Memorial Termination Event (as such terms are defined in the Noteholder Plan Support Agreement) with respect to the Noteholder Plan Support Agreement promptly after the Debtors provide or receive such notice, as applicable; and

xii.	Such other reports and information as the Prepetition Agent may reasonably request.

(g)	Swap Agreements. The Debtors shall not (i) change the material terms of any Swap Agreement, (ii) terminate or unwind any Swap Agreement, or (iii) create any off-setting positions in respect of any hedge positions under any such Swap Agreement (whether evidenced by a floor, put or Swap Agreement), or seek authority of this Court to do any of the foregoing, without the prior written consent of the Prepetition Agent. If any Debtor receives cash proceeds as a result of any change to the material terms of any Swap Agreement, any termination or unwinding of any Swap Agreement, or creation of any off-setting positions in respect of any hedge positions under any Swap Agreement (whether evidenced by a floor, put or Swap Agreement), then, the Debtors shall pay such cash proceeds within one (1) business day following receipt thereof to the Prepetition Agent, which cash proceeds shall be applied to reduce permanently the Prepetition Indebtedness; provided, however, that any monthly or other scheduled payments to the Debtors under any Swap Agreements that have not been terminated shall constitute Cash Collateral.

(h)	Asset Sales; Application of Proceeds. Unless otherwise agreed to by the Prepetition Agent in writing, all sales, transfers, exchanges and other dispositions (including casualty and condemnation events) of Collateral shall be in exchange for 100% cash consideration, 100% of the net proceeds of which shall be deposited in an account of the Debtors held with the Prepetition Agent and shall be applied to reduce permanently the Prepetition Indebtedness; provided that, if the Debtors sell or dispose of any Collateral valued in excess of $5,000,000 in the aggregate outside of the ordinary course of business, in the sole discretion of the Prepetition Agent and consistent with the Prepetition Agent’s normal and customary oil and gas lending criteria as it exists at the particular time, the Prepetition Agent may automatically reduce the borrowing base under the Exit Credit Facility in the amount determined to be the borrowing base value attributable to such sold or disposed Collateral.

4. Collateral Diminution. For purposes of this Interim Order, “Collateral Diminution” shall mean an amount equal to the decrease in the value of the Prepetition Collateral (including Cash Collateral) from and after the Petition Date, resulting from the use, sale or lease of the Prepetition Collateral (including Cash Collateral), or the imposition of the automatic stay.

5. Priority of Adequate Protection Liens and Adequate Protection Claims. Except to the extent of the Carve Out, the Adequate Protection Liens and Adequate Protection Claims granted to the Prepetition Secured Parties pursuant to paragraph 3 of this Interim Order shall not be subject or junior to any lien or security interest that is avoided and preserved for the benefit of the Debtors’ estates under section 551 of the Bankruptcy Code and shall not be subordinated to or made pari passu with any lien, security interest or administrative claim under section 364 of the Bankruptcy Code or otherwise; provided that the Debtors shall not create, incur or suffer to exist any postpetition liens or security interests other than: (i) those granted pursuant to this Interim Order, (ii) those granted pursuant to the interim and final orders granting the [Debtors’ Hedging Motion] (such orders, the “Hedging Orders”), and (iii) carriers’, mechanics’, operator’s, warehousemen’s, repairmen’s or other similar liens having a value of less than $5,000,000 in the aggregate at any one time (excluding any such lien for which the underlying claim is paid in the ordinary course of the Debtors’ business and does not have any past due amounts).

6. Carve Out. As used in this Interim Order, “Carve Out” means the sum of: (i) all fees required to be paid to the Clerk of the Court and to the United States Trustee under section 1930(a) of title 28 of the United States Code plus statutory interest, if any, pursuant to 31 U.S.C. § 3717; plus (ii) fees and expenses up to $50,000 incurred by a trustee under section 726(b) of the Bankruptcy Code; plus (iii) all allowed unpaid fees and expenses (whether allowed before or after the delivery of a Carve Out Notice (as defined herein), and whether allowed by interim order, procedural order, or otherwise) incurred by persons or firms retained by the Debtors or the Committee, if any, appointed in these Cases pursuant to sections 327, 328, 330, 331 or 363 of the Bankruptcy Code (any such persons or firms, collectively, the “Professionals”) at any time before the first business day following delivery by the Prepetition Agent (via electronic mail, overnight delivery or hand delivery) to MEMP’s Chief Financial Officer, counsel to the Debtors, the United States Trustee, and counsel to the Ad Hoc Group of a written notice (the “Carve Out Notice”), which notice may be delivered at any time following the occurrence of the Termination Date stating that the Termination Date has occurred; and (iv) the allowed fees and expenses (whether allowed by interim order, procedural order, or otherwise) of the Professionals in an aggregate amount not to exceed $2,500,000 (the “Post-Carve Out Notice Cap”) incurred after the first business day following delivery by the Prepetition Agent of the Carve Out Notice as set forth above; provided that (x) the Carve Out shall not be available to pay the fees or expenses of any Professional incurred in connection with the initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against the Prepetition Agent or the Prepetition Secured Parties; (y) the Carve Out shall not be reduced by the payment of fees and expenses of the Professionals incurred prior to the delivery of a Carve Out Notice and allowed at any time by this Court and payable under section 327, 328, 330, 331 or 363 of the Bankruptcy Code; and (z) without prejudice to the rights of the Professionals or the Debtors to contest any such objection, nothing in this Interim Order shall be construed to impair the ability of any party to object to any fees, expenses, reimbursements or compensation sought by any Professional.

7. Postpetition Lien Perfection. Without the necessity of the filing of financing statements, security agreements, federal or state notices, pledge agreements, intellectual property filings, deeds of trust, recordings, mortgages or other documents or instruments or taking possession or control of any Collateral, this Interim Order shall be sufficient evidence of the Prepetition Secured Parties’ perfected security interests and liens granted in the Collateral pursuant to this Interim Order. Notwithstanding the foregoing, the Debtors are authorized to, and shall, upon request of the Prepetition Agent, execute such documents including, without limitation, mortgages, pledges and financing statements and to use Cash Collateral to pay such costs and expenses as may be reasonably requested by the Prepetition Agent to provide further evidence of the perfection of the Prepetition Secured Parties’ security interests and liens in the Collateral as provided for herein. The Prepetition Agent is hereby authorized, but not required, to file or record such documents in any jurisdiction in order to validate the liens and security interests granted to the Prepetition Agent, for the benefit of the Prepetition Secured Parties under this Interim Order, and the automatic stay shall be modified to allow such filings. A certified copy of this Interim Order may, in the discretion of the Prepetition Agent, be filed with or recorded in filing or recording offices in addition to or in lieu of such financing statements, security agreements, federal or state notices, pledge agreements, intellectual property filings, deeds of trust, recordings, mortgages, or other documents or instruments, and all filing offices are hereby authorized to accept such certified copy of this Interim Order for filing and recording. All such documents recorded and filed in accordance with this paragraph shall be deemed to have been recorded and filed as of the Petition Date notwithstanding the date of any such recording or filing.

8. Inspection Rights. In addition to, and without limiting, whatever rights to access the Prepetition Secured Parties and any other professionals or advisors retained by or on behalf of the Prepetition Secured Parties have under their respective Prepetition Loan Documents, upon reasonable notice during normal business hours, the Debtors shall permit representatives, agents and employees of the Prepetition Secured Parties, including, without limitation, any other professionals or advisors retained by or on behalf of any of the Prepetition Secured Parties, to (i) have access to and inspect and copy the Debtors’ books and records, including all records and files of the Debtors pertaining to the Prepetition Collateral, (ii) have access to and inspect the Debtors’ properties, and (iii) discuss the Debtors’ affairs, finances, and condition with the Debtors’ officers and financial advisors.

9. Termination. The Debtors’ right to use the Cash Collateral pursuant to this Interim Order shall terminate (the date of any such termination, the “Termination Date”) without further notice or court proceeding on the earliest to occur of: (i) the date that is forty (40) days after the Petition Date if the Final Order has not been entered by this Court on or before such date, (ii) the date that is ninety (90) days after the Petition Date (the “Expiration Date”);

provided that, with the consent of the Debtors and the Prepetition Agent, in the exercise of their respective sole discretion, the Expiration Date may be extended without further Court approval upon the filing of a notice on the docket of the Cases setting forth the new Expiration Date; (iii) the occurrence of any of the events set forth in clauses (a), (b), (c), (d), (i), (j), (k), (l), (m), or (o) below; and (iv) five (5) business days following the delivery of a written notice (any such notice, a “Default Notice”) by the Prepetition Agent to the Debtors, counsel to the Debtors, the United States Trustee, counsel to the Committee, if any, counsel to the Senior Notes Trustees, and counsel to the Ad Hoc Group of a Default Notice (any such five-business-day period of time, the “Default Notice Period”) of the occurrence and continuance of any of the events set forth in clauses (e), (f), (g), (h), or (n) below unless such occurrence and continuance is cured by the Debtors prior to the expiration of the Default Notice Period with respect to such clause or such occurrence and continuance is waived by the Prepetition Agent in its sole discretion; provided that, during the Default Notice Period, the Debtors shall be entitled to continue to use the Cash Collateral in accordance with the terms of this Interim Order:

(a)	The entry of an order or the filing of a motion by any of the Debtors seeking entry of an order dismissing these Cases or converting these Cases to cases under chapter 7 of the Bankruptcy Code;

(b)	The entry of an order granting relief from the automatic stay imposed by section 362 of the Bankruptcy Code to any entity other than the Prepetition Agent or the Prepetition Secured Parties with respect to the Prepetition Collateral or the Collateral having an aggregate value in excess of $2,000,000 without the written consent of the Prepetition Agent, which consent may be withheld in its sole discretion;

(c)	The appointment or election of, or the filing of a motion by any of the Debtors seeking the appointment or election of, a trustee, examiner with expanded powers, or any other representative with expanded powers relating to the operation of the businesses in the Cases;

(d)	The occurrence of the effective date or consummation date of a chapter 11 plan for the Debtors;

(e)	The failure by the Debtors to make any payment required pursuant to this Interim Order when due;

(f)	The failure by the Debtors to deliver to the Prepetition Agent any of the documents or other information required to be delivered pursuant to this Interim Order when due or any such documents or other information shall contain a material misrepresentation;

(g)	The failure by the Debtors to adhere to the Budget or Subsequent Budget, as applicable, except, in each instance, with respect to Permitted Deviations or Non-Conforming Uses;

(h)	The failure by the Debtors to observe or perform any of the material terms or material provisions contained herein;

(i)	The Debtors shall create, incur or suffer to exist any postpetition liens or security interests other than: (i) those granted pursuant to this Interim Order, (ii) those granted pursuant to the Hedging Orders, and (iii) carriers’, mechanics’, operator’s, warehousemen’s, repairmen’s or other similar liens having a value of less than $5,000,000 in the aggregate at any one time (excluding any such lien for which the underlying claim is paid in the ordinary course of the Debtors’ business and does not have any past due amounts);

(j)	The Debtors shall create, incur or suffer any other claim which is pari passu with or senior to the Adequate Protection Claims (other than the claims granted pursuant to the Hedging Orders);

(k)	The filing by any Debtor of any motion, pleading, application or adversary proceeding challenging the validity, enforceability, perfection or priority of the liens securing the Prepetition Indebtedness or asserting any other cause of action against and/or with respect to the Prepetition Indebtedness, the Prepetition Collateral securing the Prepetition Indebtedness or any of the Prepetition Secured Parties (or if the Debtors support any such motion, pleading, application or adversary proceeding commenced by any third party);

(l)	The sale or transfer of any assets of any Debtor, or the filing of a motion by any of the Debtors seeking approval of the sale or transfer, of any Collateral other than in accordance paragraphs 3(d) and 3(h) of this Interim Order;

(m)	The termination of that certain Plan Support Agreement, dated as of January [ ], 2017, among the Debtors and the Prepetition Secured Parties (the “RBL Plan Support Agreement”);

(n)	The termination of that certain Plan Support Agreement, dated as of December 22, 2016, among the Debtors and certain holders of Senior Notes (the “Noteholder Plan Support Agreement”); or

(o)	The entry of an order or the filing of a motion by any of the Debtors seeking entry of an order reversing, staying, vacating or otherwise modifying in any material respect the terms of this Interim Order, without the consent of the Prepetition Agent.

Each of subparagraph (a) through (o) is referred to herein as a “Termination Event.” On and after the Termination Date, the Debtors shall immediately cease using Cash Collateral and the Prepetition Agent may in accordance with the terms and conditions of this Interim Order, absent further order of the Court, exercise the rights and remedies available under the Prepetition Loan Documents, this Interim Order or applicable law, including, without limitation, foreclosing upon and selling all or a portion of the Prepetition Collateral or Collateral in order to collect any amounts payable to the Prepetition Secured Parties pursuant to this Interim Order and apply the same to such obligations. The automatic stay under section 362 of the Bankruptcy Code shall be deemed modified and vacated to the extent necessary to permit such actions. In any hearing regarding any exercise of rights or remedies, the only issues that may be raised by any of the Debtors in opposition thereto shall be (x) whether, in fact, the Termination Date shall have occurred and (y) what is the quantum of the Collateral Diminution. Nothing in this Interim Order shall prohibit any party from seeking non-consensual use of Cash Collateral on a hearing on shortened notice following the Termination Date or during the Default Notice Period; provided that the Prepetition Agent and the other Prepetition Secured Parties reserve all rights to oppose such relief on any and all grounds. Any delay or failure of any of the Prepetition Secured Parties to exercise rights under any Prepetition Loan Document or this Interim Order shall not constitute a waiver of their respective rights hereunder, thereunder or otherwise. Notwithstanding the occurrence of the Termination Date or anything herein, all of the rights, remedies, benefits and protections provided to the Prepetition Secured Parties under this Interim Order shall survive the Termination Date.

10. Limitation on Charging Expenses Against Collateral. Subject to entry of the Final Order, all rights to surcharge any Prepetition Collateral or Collateral under section 506(c) of the Bankruptcy Code or any other applicable principle of equity or law shall be and are hereby finally and irrevocably waived, and such waiver shall be binding upon the Debtors and all parties in interest in the Cases.

11. Payments Free and Clear. All payments or proceeds remitted to the Prepetition Agent for itself or on behalf of any other Prepetition Secured Party pursuant to the provisions of this Interim Order or any subsequent order of the Court shall be irrevocable and indefeasible, received free and clear of any claim, charge, assessment or other liability, including, without limitation, subject to entry of the Final Order, any such claim or charge arising out of or based on, directly or indirectly, sections 506(c) (whether asserted or assessed by, through or on behalf of the Debtors) or 552(b) of the Bankruptcy Code.

12. Reservation of Rights of the Prepetition Secured Parties. This Interim Order and the transactions contemplated hereby shall be without prejudice to (i) the rights of the Prepetition Secured Parties to seek additional or different adequate protection, move to vacate the automatic stay, move for the appointment of a trustee or examiner, move to dismiss or convert these Cases, or to take any other action in these Cases and to appear and be heard in any matter raised in these Cases, and (ii) any and all rights, remedies, claims and causes of action which the Prepetition Agent or the Prepetition Secured Parties may have against any non-Debtor party liable for the Prepetition Indebtedness. For all purposes throughout the Cases, the Prepetition Secured Parties shall be deemed to have requested relief from the automatic stay and adequate protection as of the Petition Date. For the avoidance of doubt, such request shall survive termination of this Interim Order.

13. Modification of Automatic Stay. The Debtors are authorized to, and upon request of the Prepetition Agent, shall perform all acts and to make, execute and deliver any and all instruments as may be reasonably necessary to implement the terms and conditions of this Interim Order and the transactions contemplated hereby. The stay of section 362 of the Bankruptcy Code is hereby modified to permit the Debtors and each of the Prepetition Secured Parties to perform the transactions and actions contemplated or permitted by this Interim Order.

14. Binding Effect. The terms and provisions of this Interim Order shall be valid and binding upon, and inure to the benefit of the Prepetition Secured Parties to the extent and as set forth herein, the Debtors, all creditors of the Debtors, all other parties in interest, and all of their respective successors and assigns (including any chapter 7 or chapter 11 trustee hereafter appointed or elected for the estate of any of the Debtors, any examiner appointed pursuant to section 1104 of the Bankruptcy Code, or any other fiduciary appointed as a legal representative of any of the Debtors or with respect to the property of the estate of any of the Debtors) from and after the entry of this Interim Order. The terms and provisions of this Interim Order, as well as the priorities in payments, liens, and security interests granted pursuant to this Interim Order shall bind any trustee hereafter appointed for the estate of any of the Debtors, whether in these Cases or in the event of conversion of any of the Cases to a liquidation under chapter 7 of the Bankruptcy Code and shall survive any such conversion, confirmation or consummation of any plan(s) of reorganization or liquidation, or dismissal of the Cases under section 1112 of the Bankruptcy Code or otherwise. Such binding effect is an integral part of this Interim Order. Notwithstanding any reversal, stay, modification or vacatur of this Interim Order, any indebtedness, obligation or liability incurred by the Debtors pursuant to this Interim Order arising prior to the Prepetition Agent’s receipt of notice of the effective date of such reversal, stay, modification or vacatur shall be governed in all respects by the original provisions of this Interim Order and shall remain subject to the protections afforded under the Bankruptcy Code.

15. Adequate Protection Payments. The adequate protection payments made pursuant to this Interim Order, including, without limitation, payments of interest and fees, shall not be subject to counterclaim, setoff, subordination, recharacterization, defense or avoidance in the Cases or any subsequent chapter 7 cases (other than a defense that the payment has actually been made); provided, however, that all parties in interest other than the Debtors reserve the right to seek recharacterization of such adequate protection payments as payments of principal, and the Prepetition Agent and the other Prepetition Secured Parties reserve all rights to oppose any such request.

16. No Liability to Third Parties. None of the Prepetition Agent or the Prepetition Secured Parties shall owe any fiduciary duty to the Debtors, their respective creditors, shareholders or estates, and, subject to entry of the Final Order, none of the Prepetition Agent or the Prepetition Secured Parties shall be deemed to be: (i) in “control” of the operations of the Debtors, or (ii) acting as a “Responsible Person” or “Owner” or “Operator” with respect to the operation or management of the Debtors (as such terms or similar terms are used in the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 or any similar federal or state statute).

17. Reservation of Certain Third Party Rights and Bar of Challenge and Claims. (a) The Debtors’ admissions and releases contained in paragraphs C, D, E, and F of this Interim Order: (i) shall be binding upon the Debtors for all purposes; and (ii) shall be binding upon all other parties in interest for all purposes unless (1) a party (subject in all respects to any agreement or applicable law which may limit or affect such entities’ right or ability to do so) has properly filed an adversary proceeding or contested matter by no later than the date that is (i) in the case of any party in interest other than members of the Ad Hoc Group, the earlier of (a) the last day for filing objections to confirmation of a chapter 11 plan in any of the Cases and (b) sixty (60) days from the date of entry of this Interim Order (the earlier of such date, the “Challenge Deadline”); or (ii) in the case of the members of the Ad Hoc Group, only if the Noteholder Plan Support Agreement is terminated in accordance with its terms, the earlier of (a) the last day for filing objections to confirmation of a chapter 11 plan in any of the Cases and (b) ten (10) days following termination of the Noteholder Plan Support Agreement, (x) challenging the amount, validity, enforceability, priority or extent of the Prepetition Indebtedness or the Prepetition Secured Parties’ security interests in and liens upon the Prepetition Collateral, or (y) otherwise asserting any claims or causes of action against the Prepetition Secured Parties on behalf of the Debtors’ estates, and (2) the Court rules in favor of the plaintiff in any such timely and properly filed adversary proceeding or contested matter. If no such adversary proceeding or contested matter is properly filed as of such date or the Court does not rule in favor of the plaintiff in any such proceeding (which ruling on standing, if appealed, shall not stay or otherwise delay the Cases or confirmation of any plan of reorganization), then: (a) the Debtors’ admissions and releases contained in paragraphs C, D, E, and F of this Interim Order shall be binding on all parties in interest; (b) the obligations of the Debtors under the Prepetition Loan

Documents shall constitute allowed claims for all purposes in the Cases, and any subsequent chapter 7 cases; (c) the Prepetition Secured Parties’ security interests in and liens upon the Prepetition Collateral shall be deemed to have been, as of the Petition Date, legal, valid, binding, and perfected first priority security interests and liens, not subject to recharacterization, subordination or otherwise avoidable; and (d) the Prepetition Indebtedness and the Prepetition Secured Parties’ security interests in and liens upon the Prepetition Collateral shall not be subject to any other or further challenge by any party in interest seeking to exercise the rights of the Debtors’ estates, including, without limitation, any successor thereto. If any such adversary proceeding or contested matter is properly filed as of such dates, the Debtors’ admissions and releases contained in paragraphs C, D, E, and F of this Interim Order shall nonetheless remain binding and preclusive (as provided in the second sentence of this paragraph) except to the extent that such admissions and releases were expressly challenged in such adversary proceeding or contested matter. Nothing contained in this Interim Order shall be deemed to grant standing to any party to commence any such adversary proceeding or contested matter.

(b) Limitation on Use of Cash Collateral. The Debtors shall use Cash Collateral on a consensual basis solely as provided in this Interim Order. Notwithstanding anything herein or in any other order of the Court to the contrary, no Cash Collateral may be used to: (a) initiate, litigate, object, contest, or raise any defense to the validity, perfection, priority, extent, or enforceability of the Prepetition Indebtedness, or the liens or claims granted under this Interim Order or the Prepetition Loan Documents, (b) initiate, litigate, assert any claims, defenses or causes of action against the Prepetition Agent or the other Prepetition Secured Parties or their respective agents, affiliates, representatives, attorneys, or advisors, (c) seek to modify any of the rights granted to the Prepetition Agent or other Prepetition Secured Parties in this Interim Order or the Prepetition Loan Documents without the Prepetition Agent’s consent, (d) prevent, hinder or otherwise delay the Prepetition Agent’s assertion, enforcement, or realization on the Cash Collateral or the Collateral in accordance with the Prepetition Loan Documents or this Interim Order, or (e) pay any amount on account of claims arising prior to the Petition Date unless such payments are approved by an order of this Court and are in accordance with the Budget or such payments are made to the Prepetition Agent or the Prepetition Secured Parties in accordance with the terms of this Interim Order or the Hedging Orders. Notwithstanding the foregoing, no more than $50,000 of the Prepetition Collateral, Collateral, Cash Collateral, or the Carve Out, in the aggregate, may be used by the Committee, if any, to investigate, prior to the Challenge Deadline, the claims and liens of the Prepetition Secured Parties on the Prepetition Collateral.

18. Enforceability; Waiver of Any Applicable Stay. This Interim Order shall constitute findings of fact and conclusions of law and shall take effect and be fully enforceable nunc pro tunc to the Petition Date immediately upon entry hereof. Notwithstanding Bankruptcy Rules 6004, 7062 or 9014 or any other Bankruptcy Rule, or Rule 62(a) of the Federal Rules of Civil Procedure, this Interim Order shall be immediately effective and enforceable upon its entry, and there shall be no stay of execution or effectiveness of this Interim Order.

19. No Impact on Certain Contracts or Transactions. No rights of any entity in connection with a contract or transaction of the kind listed in sections 555, 556, 559, 560 and 561 of the Bankruptcy Code, whatever they might or might not be, are affected by the provisions of this Interim Order.

20. Proofs of Claim. Neither the Prepetition Agent nor any of the Prepetition Secured Parties will be required to file proofs of claim in any of the Cases or successor cases, and the Debtors’ stipulations in paragraphs C, D, E, and F herein shall be deemed to constitute a timely filed proof of claim against the applicable Debtors. Notwithstanding the foregoing, the Prepetition Agent (on behalf of itself and the other Prepetition Secured Parties) is hereby authorized and entitled, but not required, in its sole discretion, to file (and amend and/or supplement) a master proof of claim for any claims of the Prepetition Secured Parties arising from the applicable Prepetition Loan Documents; provided that nothing herein shall waive the right of any Prepetition Secured Party to file its own proofs of claim against the Debtors.

21. Section 552(b) of the Bankruptcy Code. The Prepetition Agent and the Prepetition Secured Parties shall each be entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code and, subject to entry of the Final Order, the “equities of the case” exception under section 552(b) of the Bankruptcy Code shall not apply to the Prepetition Agent and the Prepetition Secured Parties with respect to proceeds, products, offspring, rents and profits of any of the Prepetition Collateral or the Collateral.

22. BANA Building Carve Out. Notwithstanding any provision in this Interim Order to the contrary, in no event shall Bank of America, N.A. (“BANA”) obtain the benefit of any Adequate Protection Liens on Collateral that constitutes a building or manufactured (mobile) home (each a “Building”), in each case until such time as BANA notifies the Prepetition Agent and the applicable Debtors that it has elected to obtain the benefit of Adequate Protection Liens on Collateral that constitutes a Building following confirmation by the Prepetition Agent, the applicable Debtors or BANA’s determination that all applicable flood insurance regulation requirements have been satisfied. Upon such notice, BANA shall automatically obtain the benefit of any Adequate Protection Liens on Collateral that constitutes a Building without the need for further action by any party.

23. No Marshaling. Neither the Prepetition Agent nor the Prepetition Secured Parties shall be subject to the equitable doctrine of “marshaling” or any other similar doctrine with respect to any of the Prepetition Collateral or Collateral, as applicable.

24. Payment of Fees to the Ad Hoc Group. So long as (i) the Noteholder Plan Support Agreement has not been terminated and (ii) the Termination Date has not occurred, the Debtors are authorized to pay the reasonable and documented fees and out of pocket expenses of Davis Polk & Wardwell LLP, Norton Rose Fulbright US LLP, and Miller Buckfire & Co., LLC, as advisors to the Ad Hoc Group, whether such fees were incurred prior to or after the Petition Date. The payment of the fees and expenses set forth in this paragraph 24 of this Interim Order shall be made within ten (10) business days after the receipt by the Debtors, counsel to the Committee, if any, the Prepetition Agent, the Senior Notes Trustees, and the United States Trustee (the “Ad Hoc Group Review Period”) of invoices thereof (the “Ad Hoc Group Invoiced Fees”) (subject in all respects to applicable privilege or work product doctrines) and without the necessity of filing formal fee applications, including such amounts arising before and after the Petition Date; provided, however, that the Debtors, the Committee, if any, the Prepetition Agent, the Senior Notes Trustees, or the United States Trustee may preserve their right to dispute the payment of any portion of the Invoiced Fees (the “Ad Hoc Group Disputed Invoiced Fees”) if, within the Ad Hoc Group Review Period, (i) the Debtors pay in full the Ad Hoc Group Invoiced Fees, including the Ad Hoc Group Disputed Invoiced Fees, and (ii) such objecting party files with the Court a motion or other pleading, on at least ten (10) days prior written notice to the Ad Hoc Group of any hearing on such motion or other pleading, setting forth the specific objections to the Ad Hoc Group Disputed Invoiced Fees.

25. Reporting to the Ad Hoc Group. So long as (i) the Noteholder Plan Support Agreement has not been terminated and (ii) the Termination Date has not occurred, the Debtors shall provide the Ad Hoc Group with all reporting materials and other rights provided by the Debtors to the Prepetition Agent under the second sentence of paragraph 3(d) and paragraph 3(f) of this Interim Order (subject to any applicable confidentiality restrictions).

26. Headings. The headings in this Interim Order are for purposes of reference only and shall not limit or otherwise affect the meaning of this Interim Order.

27. Retention of Jurisdiction. The Court has and will retain jurisdiction to enforce this Interim Order.

28. Final Hearing. The Final Hearing on the Motion is scheduled for [        ], at [        ] before this Court.

29. Objections. The Debtors shall promptly mail copies of this Interim Order to the parties having been given notice of the Interim Hearing and to any other party which has filed a request for notices in the Cases. Any party in interest objecting to the relief sought at the Final Hearing shall submit any such objection in writing and file same with the Court (with a courtesy copy to Chambers) and serve such objection on the following parties so as to be received no later than 4:00 p.m. (Central Time) on [        ], 2017: (i) proposed counsel to the Debtors, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attn: Gary T. Holtzer, Esq. and Joseph H. Smolinsky, Esq.; (ii) Linklaters LLP, 1345 Avenue of the Americas, New York, New York 10105, Attention: Margot B. Schonholtz, Esq., Penelope J. Jensen, Esq., and Christopher J. Hunker, Esq., Attorneys for the Prepetition Agent; (iii)

Vinson & Elkins LLP, 2001 Ross Avenue, Suite 3700, Dallas, TX 75201-2975, Attorneys for the Prepetition Agent, (iv) Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Brian M. Resnick, Esq. and Angela M. Libby, Esq., Attorneys for the Ad Hoc Group; (v) Norton Rose Fulbright US LLP, 1301 McKinney, Suite 5100, Houston, Texas 77010-3095, Attention: William Greendyke, Esq., Attorneys for the Ad Hoc Group; (vi) Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982, Attention: [        ], Attorneys for the Senior Notes Trustees; and (vi) the United States Trustee for the Southern District of Texas, Attention: [        ], Esq.

Dated: Houston, Texas

            [        ], 2017

THE HONORABLE [ ]
UNITED STATES BANKRUPTCY JUDGE

EXHIBIT D

INTERIM HEDGING ORDER

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

)
In re:	)
	)	Chapter 11
MEMORIAL PRODUCTION PARTNERS, L.P., et al.[1]	) )	Case No. [ ]
)
Debtors.	)	(Joint Administration Requested)
)

INTERIM ORDER (I) AUTHORIZING THE DEBTORS TO ENTER INTO AMENDED AND RESTATED SWAP AGREEMENTS AND HONOR OBLIGATIONS THEREUNDER AND (II) GRANTING LIENS AND SUPERPRIORITY CLAIMS, AND (III) GRANTING RELATED RELIEF

Upon the motion, dated January [    ], 2017 (the “Motion”)2 of Memorial Production Partners LP and its debtor affiliates, as debtors and debtors in possession (collectively, the “Debtors”) for entry of an order (this “Interim Order”), pursuant to sections 105(a), 362, 363 and 364 of title 11 of the United States Code (the “Bankruptcy Code”), Rules 2002, 4001, 6003, and 6004 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and Rule 4001-1 of the Bankruptcy Local Rules for the Southern District of Texas (the “Bankruptcy Local Rules”), authorizing:

[1]	The Debtors in these Cases, along with the last four digits of each Debtor’s federal tax identification number, are: Memorial Production Partners LP (6667); Memorial Production Partners GP LLC; MEMP Services LLC (1887); Memorial Production Operating LLC; Memorial Production Finance Corporation (3356); WHT Energy Partners LLC; WHT Carthage LLC; Memorial Midstream LLC; Beta Operating Company, LLC; Columbus Energy LLC; Rise Energy Operating LLC; Rise Energy Minerals LLC; Rise Energy Beta, LLC; San Pedro Bay Pipeline Company (1234); and Memorial Energy Services LLC. The Debtors’ mailing address is 500 Dallas Street, Suite 1600, Houston, Texas 77002.
[2]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in, as applicable, the Motion or any interim or final order entered pursuant to the Emergency Motion of Debtors Pursuant to 11 U.S.C. §§ 105, 361, 362, 363 and 507, Bankruptcy Rules 2002, 4001, 6003, 6004, and 9014 and Bankruptcy Local Rule 4001-1, Inter Alia, (i) Authorizing Debtors’ Limited Use of Cash Collateral, (ii) Granting Adequate Protection to the Prepetition Secured Parties, (iii) Modifying the Automatic Stay, and (iv) Scheduling a Final Hearing (collectively, the “Cash Collateral Orders”).

(a)	the Debtors to:

(1)	enter into amended and restated swap agreements (the “Amended and Restated Swap Agreements”), governed by a master agreement substantially in the form attached hereto as Exhibit 1, with certain of the Prepetition Secured Parties identified on Exhibit 2 hereto (collectively, the “Continuing Hedging Lenders”);

(2)	maintain outstanding prepetition Hedging Positions and enter into postpetition Hedging Positions with the Continuing Hedging Lenders during the pendency of the Cases pursuant to the Amended and Restated Swap Agreements;

(3)	perform under and honor, pay, or otherwise satisfy all obligations and indebtedness of the Debtors with respect to prepetition Hedging Positions and postpetition Hedging Positions under the Amended and Restated Swap Agreements (such obligations and indebtedness with respect to the prepetition and postpetition Hedging Positions under the Amended and Restated Swap Agreements, the “Swap Obligations”) as they come due;

(4)	grant Adequate Protection Liens to the Prepetition Agent, for the benefit of the Continuing Hedging Lenders, to secure all Swap Obligations; and

(5)	grant allowed Adequate Protection Claims to the Continuing Hedging Lenders on account of the Swap Obligations;

(b)	the Prepetition Agent to exercise all rights and remedies with respect to the Collateral for the benefit of the Continuing Hedging Lenders in accordance with the Cash Collateral Orders following the occurrence and during the continuation of an Event of Default (for which one of the Debtors is the Defaulting Party) or a Termination Event (for which one of the Debtors is the sole Affected Party) under, and as defined in, any of the Amended and Restated Swap Agreements; and

(c)	the Continuing Hedging Lenders to setoff, net, and apply any payment amounts that such Continuing Hedging Lenders would otherwise be obligated to pay to any Debtor under the Amended and Restated Swap Agreements in accordance with the terms of such Amended and Restated Swap Agreement to reduce permanently the Prepetition Indebtedness;

all as more fully set forth in the Motion; and the Court having jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334, and the Order of Reference to Bankruptcy Judges, General Order 2012-6 (S.D. Tex. May 24, 2012) (Hinojosa, C.J.); and the Court having found that consideration of the Motion and the relief requested is a core proceeding pursuant to 28 U.S.C. § 157(b); and it appearing that venue of this proceeding and the Motion in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and due and proper notice of the Motion having been provided to the Notice Parties, and it appearing that no other or further notice need be provided; and an interim hearing (the “Interim Hearing”) having been held by this Court on January [    ], 2017; and the Court having reviewed the Motion and considered the Stillwell Declaration and the record of the Interim Hearing; and the Court having determined that the legal and factual bases set forth in the Motion establish just cause for the relief granted herein; and the Court having found and determined that the relief sought in the Motion on the terms and conditions contained herein is necessary and essential to enable the Debtors to preserve the value of the Debtors’ businesses and assets and that entry of this Interim Order is in the best interests of the Debtors and their respective estates and creditors; and due deliberation and good cause having been shown to grant the relief sought in the Motion,

IT IS HEREBY ORDERED THAT:

1. The Motion is granted as set forth herein.

2. The Debtors are authorized to: (a) enter into and perform under the Amended and Restated Swap Agreements, (b) honor, pay, or otherwise satisfy all Swap Obligations as they come due, (c) grant Adequate Protection Liens to the Prepetition Agent, for the benefit of the Continuing Hedging Lenders, to secure the Swap Obligations, and (d) grant allowed Adequate Protection Claims to the Continuing Hedging Lenders on account of the Swap Obligations. The Debtors shall only be permitted to enter into Amended and Restated Swap Agreements with the Continuing Hedging Lenders.

3. As security and assurance of payment of the Swap Obligations, and in exchange for providing benefits to the Debtors in accordance with this Interim Order:

(a)	the Continuing Hedging Lenders and the Prepetition Agent (for the benefit of the Continuing Hedging Lenders) are hereby granted, effective as of the Petition Date and in each case automatically perfected without the necessity of the execution by the Debtors (or recordation or other filing) of, including without limitation, security agreements, control agreements, pledge agreements, financing statements, mortgages or other similar documents, or by possession or control, Adequate Protection Liens on the Collateral to secure the Swap Obligations, which Adequate Protection Liens shall rank pari passu with the Adequate Protection Liens granted to the Prepetition Agent, for the benefit of the Prepetition Secured Parties, pursuant to the Cash Collateral Orders;

(b)	all Swap Obligations shall constitute allowed Adequate Protection Claims against each of the Debtors, jointly and severally; and

(c)	the Continuing Hedging Lenders may exercise any rights, powers and remedies under the Amended and Restated Swap Agreements, including, without limitation, to accelerate, terminate and liquidate transactions and Swap Obligations and to setoff, net, and apply any payment, settlement payment, termination values, termination payments, and any other amounts that such Continuing Hedging Lenders would be entitled to receive from any Debtor or otherwise be obligated to pay to any Debtor under any Amended and Restated Swap Agreement in accordance with the terms of each Amended and Restated Swap Agreement, including, but not limited to, setoff, netting, and application of the foregoing against any and all obligations of any Debtor under the Amended and Restated Swap Agreement in accordance with the terms of such Amended and Restated Swap Agreement to reduce permanently the Prepetition Indebtedness, provided, that upon the occurrence and during the continuation of an Event of Default (for which one of the Debtors is the Defaulting Party) or upon the occurrence of a Termination Event (for which one of the Debtors is the sole Affected Party) (each as defined in the Amended and Restated Swap Agreements), any Continuing Hedging Lender may terminate, liquidate, or unwind its Amended and Restated Swap Agreement and setoff and net transactions thereunder upon notice by such Continuing Hedging Lender to the Debtor that is party to the applicable Amended and Restated Swap Agreement in accordance with the applicable Amended and Restated Swap Agreement, which notice and exercise of rights, powers and remedies shall not be stayed, avoided or otherwise limited by operation of any provision of the Bankruptcy Code.

4. If any or all of the provisions of this Interim Order or the Cash Collateral Orders are stayed, modified in a manner adverse to a Continuing Hedging Lender, or vacated, or if this Interim Order or the Cash Collateral Orders otherwise terminate, then such stay, modification, vacation, or termination will not affect (a) the validity of any indebtedness, obligation, or liability incurred pursuant to or arising from any transaction entered into by the Debtors with any of the Continuing Hedging Lenders pursuant to the Amended and Restated Swap Agreements before the receipt of written notice by the Continuing Hedging Lenders of the effective date of such stay, modification, vacation, or termination; (b) the validity or enforceability of the security interests, superpriority administrative claims, and netting, setoff, collection, and termination rights authorized or created hereby or pursuant to the Amended and Restated Swap Agreements, or any related documents; and (c) the rights of the Continuing Hedging Lenders to exercise remedies as set forth in the Amended and Restated Swap Agreements, and each of the Continuing Hedging Lenders shall be entitled to the benefits of the provisions of section 364(e) of the Bankruptcy Code for any credit extended pursuant to this Interim Order.

5. To the extent necessary, the provisions of sections 362 and 553 of the Bankruptcy Code are hereby modified to:

(a)

permit immediate and unconditional exercise and enforcement of rights and remedies by (i) the Prepetition Agent on behalf of any Continuing Hedging Lender (including, but not limited to, the foreclosure on the Adequate Protection Liens in order to collect from the Debtors amounts that may be owed to the Continuing Hedging Lenders under the Amended and Restated Swap Agreements) and (ii) the Continuing Hedging Lenders, upon the occurrence of an Event of Default (for which one of the Debtors is the Defaulting Party) or a Termination Event (for which one of the Debtors is the sole Affected Party) (each as defined in the Amended and Restated Swap Agreements) under the Amended and Restated Swap Agreements (including, but not limited to, the suspension, termination, liquidation, withholding of performance, or acceleration thereof and setoff, netting, and application of any payment, settlement payment, termination values, termination payments, and any other amounts that such Continuing Hedging Lender would be entitled to receive from or otherwise be obligated to pay to any Debtor under any Amended and Restated Swap Agreement), and the Continuing Hedging Lenders’ rights thereunder shall not be modified, stayed, avoided, or otherwise limited by order of this Court or any court proceeding under the Bankruptcy Code, including, but not limited to, the right to collect from the Debtors amounts that may be owed to a Continuing Hedging Lender following such termination and the right to withhold performance pursuant to the terms of any Amended and Restated Swap Agreement. The Debtors waive the right and shall not seek relief, including under section 105(a) or section 549 of the Bankruptcy Code, to the extent that any such relief would in any way restrict or impair the rights of the Prepetition Agent or the Continuing Hedging Lenders under the Amended and Restated Swap Agreements, this Interim Order, or the Cash Collateral Orders with respect to the Swap Obligations, including, without limitation, the right of the Continuing Hedging Lenders to setoff, net, and apply any payment amounts that such Continuing Hedging Lenders would otherwise be obligated to pay to any Debtor under the Amended and Restated Swap Agreements in accordance with the terms of such Amended and Restated Swap Agreement against the Prepetition Indebtedness, as provided in paragraph 3(c) of this Interim Order;

(b)	permit the Prepetition Agent, on behalf of the Continuing Hedging Lenders, to take all actions to validate and perfect the liens and security interests granted hereunder and under the Cash Collateral Orders, including by filing or recording financing statements, intellectual property filings, mortgages, notices of lien, or similar instruments in any jurisdiction. For the avoidance of doubt, whether or not the Prepetition Agent chooses to file such financing statements, intellectual property filings, mortgages, notices of lien, or similar instruments, take possession of or control over, or otherwise confirm perfection of the liens and security interests granted under this Interim Order, such liens and security interests shall be deemed valid, perfected, allowed, enforceable, non-avoidable, and not subject to challenge, dispute, or subordination, as of the Petition Date; and

(c)	provide that a Continuing Hedging Lender’s rights, powers, privileges, and remedies under the applicable Amended and Restated Swap Agreement and this Interim Order may not be modified, stayed, avoided, or otherwise limited by further order of the Court or any court proceeding under the Bankruptcy Code.

6. Each Continuing Hedging Lender shall enjoy the Adequate Protection Claims, Adequate Protection Liens, automatic stay relief, and other protections provided by this Interim Order and the Cash Collateral Orders in respect of each such transaction until the earliest of (a) the termination of such Continuing Hedging Lender’s Amended and Restated Swap Agreement and the satisfaction of the Swap Obligations owing thereunder in full in cash, (b) a Continuing Hedging Lender being secured on a pari passu basis with the Exit Credit Facility Lenders (as defined in Exhibit A to the RBL Plan Support Agreement) in the security package contemplated by the Exit Credit Facility (as defined in the RBL Plan Support Agreement), and (c) other arrangements satisfactory to such Continuing Hedging Lender having been made. Absent the occurrence of (a), (b) or (c) of this paragraph, the relief and protections provided by this Interim Order shall survive any order of the Court that may be entered (i) confirming any plan of reorganization or liquidation in any of the Cases (except pursuant to the order confirming the Plan contemplated under the RBL Plan Support Agreement and only upon the effective date of such Plan), (ii) converting any of the Cases to a case under chapter 7 of the Bankruptcy Code, or (iii) dismissing any of the Cases, and shall be in addition to any and all rights, powers or privileges provided for by the Amended and Restated Swap Agreements or the Cash Collateral Orders.

7. All applicable banks and other financial institutions are authorized, but not directed, to receive, process, honor, and pay all checks presented for payment by the Debtors and to honor all fund transfer requests related to such obligations to the extent that sufficient funds are on deposit and standing in the Debtors’ credit in the applicable bank accounts to cover such payments. Such applicable banks and other financial institutions are authorized to accept and honor all representations and instructions from the Debtors as to which check, ACH transfer, draft, wire, or other transfer drawn or issued by the Debtors before the Petition Date should be honored pursuant to any order of this Court. Such banks and financial institutions shall not have any liability to any party for (a) relying on this Interim Order or the representations or instructions by the Debtors as provided for herein or any other order of this Court, or (b) honoring or not honoring any check, ACH transfer, draft, wire, or other transfer in a good-faith belief that the Court has or has not authorized the honoring of such check, ACH transfer, draft, wire, or other such transfer. Without limiting the foregoing, all banks and other financial institutions may rely on the representations of the Debtors with respect to whether any check or other payment order drawn or issued by the Debtors prior to the Petition Date should be honored pursuant to this or any other order of this Court, and such banks and financial institutions shall not have any liability to any party for relying on such representations by the Debtors as provided for herein.

8. The Debtors shall adhere at all times to the Commodity Risk Management Policy with regard to all trades under the Amended and Restated Swap Agreements. Any determination that any trade under an Amended and Restated Swap Agreement was not entered into pursuant to the Commodity Risk Management Policy shall not affect the obligations of the Debtors arising with respect to such trade. For the avoidance of doubt, any trade under an Amended and Restated Swap Agreement determined not to be entered into pursuant to the Commodity Risk Management Policy shall remain valid and binding against the Debtors, and the applicable Continuing Hedging Lender shall be entitled to the protections provided in this Interim Order with respect to such trade.

9. In addition to and without limiting each Continuing Hedging Lender’s rights under Section 11 of its respective Amended and Restated Swap Agreement, in further exchange for providing benefits to the Debtors in accordance with this Interim Order, the Debtors shall promptly reimburse each Continuing Hedging Lender for any documented legal fees, expenses, and disbursements that it has incurred in connection with the review and negotiation of the Amended and Restated Swap Agreements, the negotiation of this Interim Order, and any related documents, to the extent such legal fees, expenses, and disbursements are reasonable in light of the circumstances and in comparison to other Continuing Hedging Lenders. Such reimbursement obligation shall constitute a Swap Obligation, entitled to Adequate Protection Liens, allowed Adequate Protection Claims, and other protections afforded by this Interim Order and the Cash Collateral Orders.

10. Notice of the Motion as provided therein shall be deemed good and sufficient notice of such Motion, the requirements of Bankruptcy Rule 6004(a) are waived, and the requirements of the Bankruptcy Local Rules are satisfied by such notice.

11. Notwithstanding the possible applicability of Bankruptcy Rules 6004(h), 7062, 9014 or otherwise, this Interim Order shall be immediately effective and enforceable upon its entry.

12. The Debtors are authorized to take all actions necessary to effectuate the relief granted pursuant to this Interim Order.

13. The Court has and will retain jurisdiction to hear and determine all matters arising from or related to the implementation, interpretation, or enforcement of this Interim Order.

14. The Final Hearing on the Motion is scheduled for [            ] at [            ] (Central Time) before this Court.

15. Any party in interest objecting to the relief sought at the Final Hearing shall submit any such objection in writing and file same with the Court (with a courtesy copy to Chambers) and serve such objection on the following parties so as to be received no later than 4:00 p.m. (Central Time) on [            ], 2017: (i) proposed counsel to the Debtors, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attention: Gary T. Holtzer, Esq. and Joseph Smolinsky, Esq.; (ii) Linklaters LLP, 1345 Avenue of the Americas, New York, New York 10105, Attention: Margot B. Schonholtz, Esq., Penelope J. Jensen, Esq., and Christopher J. Hunker, Esq., Attorneys for the Prepetition Agent; (iii) Vinson & Elkins LLP, 2001 Ross Avenue, Suite 3700, Dallas, TX 75201-2975, Attorneys for the Prepetition Agent, (iv) Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10170, Attention: Brian M. Resnick, Esq. and Angela M. Libby, Esq., Attorneys for the Ad Hoc Group, (v) Norton Rose Fulbright US LLP, 1301 McKinney, Suite 5100, Houston, Texas 77010-3095, Attention: William Greendyke, Esq., attorneys for the Ad Hoc Group; (vi) Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982, Attention: [            ], Attorneys for the Senior Notes Trustees; and (vii) the United States Trustee for the Southern District of Texas, Attention [            ], Esq.

Dated: Houston, Texas

            [•], 2017

THE HONORABLE [•] UNITED STATES BANKRUPTCY JUDGE

Exhibit 1

Form of Amended and Restated ISDA

Master Agreement

(Multicurrency - Cross Border)

ISDA©

International Swap Dealers Association

SCHEDULE

to the

Master Agreement

dated as of January [•], 2017

between

[BANK] (“Party A”)	and	MEMORIAL PRODUCTION OPERATING LLC (“Party B”)

Part 1.

Termination Provisions.

In this Agreement:

(a)	“Specified Entity” means for the purpose of Section 5(a)(v) of this Agreement, (i) in relation to Party A, [None][Affiliates], and (ii) in relation to Party B, Affiliates.

(b)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement, provided that for purposes of Section 5(a)(v), Specified Transaction shall also mean clearing and/or execution arrangements involving swaps or futures, options or other derivatives.

(c)	The “Cross Default” provisions of Section 5(a)(vi) of this Agreement will apply to Party A and will apply to Party B; provided that (i) prior to the Plan Effective Date, the phrase “, or becoming capable at such time of being declared,” shall be deleted from clause (1) thereof; and (ii) on and after the Plan Effective Date, (A) the phrase “, or becoming capable at such time of being declared,” shall be restored to clause (1) thereof and (B) Section 5(a)(vi) of this Agreement shall be amended by the insertion of the following provision at the end thereof: “provided, however, that an Event of Default shall not occur under (2) above if (A) the failure to pay is caused by an error or omission of a technical, administrative or operational nature; (B) funds were available to such party to enable it to make the relevant payment when due; and (C) such payment is made before the third Local Business Day following the date such payment was originally due;”.

For the purposes of Section 5(a)(vi), the following provisions shall apply:

“Specified Indebtedness” shall have the meaning set forth in Section 14 of this Agreement, provided, however, that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business.

“Threshold Amount” means:

(i)	with respect to Party A, 3% of the stockholders’ equity of Party A (as determined in accordance with generally accepted accounting principles in Party A’s jurisdiction of incorporation as at the end of Party A’s most recently completed fiscal year); and

(ii)	with respect to Party B, prior to the Plan Effective Date, zero ($0); and thereafter, an amount equal to the amount of Debt specified in the definition of “Material Indebtedness” (as defined in the Exit Credit Facility).

For purposes of the above, stockholders’ equity shall be determined by reference to the relevant party’s most recent consolidated (quarterly, in the case of a U.S. incorporated party) balance sheet in accordance with accounting principles that are generally accepted in such party’s country of organization.

(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of this Agreement will apply to Party A and will apply to Party B, provided that after the Plan Effective Date no event shall constitute a Credit Event Upon Merger with respect to Party B unless it shall also constitute a [Change of Control] under the Exit Credit Facility. For the purpose of such provision, “materially weaker” shall mean with respect to Party A that the long-term unsecured, unenhanced and unsubordinated indebtedness of the resulting, surviving or transferee entity is rated below “BBB-” in the case of S&P, or below “Baa3” in the case of Moody’s.

(e)	The “Automatic Early Termination” provision of Section 6(a) of this Agreement will [not][1] apply to Party A and will not apply to Party B.

(f)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)	Loss will apply.

(ii)	The Second Method will apply.

(g)	“Termination Currency” means United States Dollars.

(h)	“Additional Termination Event” will apply.

(i)	Prior to the Plan Effective Date, the occurrence of any of the following events shall constitute an Additional Termination Event pursuant to Section 5(b)(v) with respect to which Party B is the sole Affected Party and all Transactions are Affected Transactions:

(A)	the Bankruptcy Court enters an order, or any Loan Party files an application, motion, or request for an order, dismissing any of the Chapter 11 Cases;

(B)	(i) the Bankruptcy Court enters an order converting, or any Loan Party files a motion or other pleading or supports a motion or other pleading filed by any other Person seeking the conversion of, the Chapter 11 Cases to cases for liquidation under chapter 7 of the Bankruptcy Code or declaring any Loan Party administratively insolvent, or (ii) any Loan Party has an involuntary chapter 7 petition filed against it and such petition is not dismissed or converted to a case under chapter 11 of the Bankruptcy Code within thirty (30) days of the Petition Date;

[1]	Include or delete as per jurisdiction of Party A’s incorporation.

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(C)	the Bankruptcy Court enters an order with respect to the Chapter 11 Cases, or any Loan Party files an application, motion, or request for an order with respect to the Chapter 11 Cases, for (i) the appointment of (1) a trustee under Section 1104 of the Bankruptcy Code or (2) an examiner or any other Person with powers beyond those set forth in Sections 1104(d) and 1106(a)(3) and (4) of the Bankruptcy Code relating to the operation of the business of any Loan Party; (ii) authorization of the sale of substantially all of any Loan Party’s assets; or (iii) confirmation of a plan of reorganization which contemplates the sale of substantially all of any Loan Party’s assets or does not provide for entry into the Exit Credit Facility;

(D)	there otherwise occurs a sale of all or substantially all of the assets of any Loan Party pursuant to Section 363 of the Bankruptcy Code, or any other liquidation of any Loan Party under the Bankruptcy Code other than as contemplated under the Plan Support Agreement or any order which was not approved by the Administrative Agent is entered by the Bankruptcy Court that materially adversely affects, materially impairs or materially limits Party A’s rights under this Agreement or the Loan Documents;

(E)	the Bankruptcy Court fails to enter (i) the Final Cash Collateral Order within forty (40) days of the Petition Date, or (ii) the Final Hedging Order within forty (40) days of the Petition Date;

(F)	the invalidity of Party A’s Superpriority Claim or the invalidity of the extent, nature or priority of Party A’s Liens in connection with collateral provided by Party B under the Orders, or the filing of an application by any Loan Party for the approval of any other superpriority claim in any of the Chapter 11 Cases that is pari passu with or senior to the claims of Party A against any Loan Party pursuant to the Loan Documents or the Orders, or any such pari passu or senior superpriority claim arises or is granted (other than as permitted under the Orders);

(G)	Party B or any Credit Support Provider of Party B or any other Loan Party breaches any material provision of the Orders (and such breach has not been waived by the parties thereto in accordance with the terms thereof) or any Loan Party has an involuntary application, motion or request filed by another Person seeking an order with respect to the Chapter 11 Cases seeking any of the outcomes set out in sub-clauses (A) through (D) or (F) above that is not promptly contested by such Loan Party and dismissed or otherwise denied within thirty (30) days of filing (or such other time period as Party A may otherwise agree in writing);

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(H)	any Loan Party brings a motion in the Chapter 11 Cases: (i) to obtain financing from any Person other than the Lenders under Sections 364(c) or 364(d) of the Bankruptcy Code; (ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority equal or superior to the priority of the Secured Creditors in respect of the Indebtedness, in each case other than as permitted by the Orders; (iii) to grant any Lien other than those permitted under Orders upon or affecting any Collateral other than with respect to Party A’s claims hereunder; or (iv) to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code;

(I)	the commencement of any adversary proceeding, contested matter or other action by any Loan Party, or any other Person, (i) challenging the amount, validity, enforceability, priority or extent of the Indebtedness or the Secured Parties’ security interests in and liens upon the Collateral, or (ii) otherwise asserting any claims or causes of action against any of the Secured Parties on behalf of the Loan Parties’ estates; provided, that any such adversary proceeding, contested matter or other action commenced by a Person (other than a Loan Party), continues and is not dismissed by the earlier of (a) 30 days from the date of its commencement and (b) one Local Business Day prior to the commencement of hearings seeking confirmation of the Reorganization Plan;

(J)	subject to the effects of Party B’s status as a debtor under the Chapter 11 Cases, at any time, the obligations of Party B hereunder cease to be entitled to a Superpriority Claim and guaranteed at least to the same extent as Party B’s obligations with respect to the repayment of loan principal under the Orders (other than to the extent of any guarantees or security provided under the Orders by any party that is not an “eligible contract participant” within the meaning of Section 1a(18) of the U.S. Commodity Exchange Act, as amended (“CEA”) at the time such guarantee or security would otherwise become effective with respect to Party B’s obligations hereunder);

(K)	Party A’s lien with respect to the Collateral provided under the Orders is released in respect of a material portion of the Collateral (other than Liens released in connection with the consummation of the Exit Credit Facility) without the prior written consent of Party A or an Affiliate of Party A;

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(L)	[RESERVED];

(M)	(i) any of the Orders (x) ceases to be in full force and effect or has been reversed, stayed, vacated or subjected to a stay pending appeal or (y) is amended, supplemented or otherwise modified without the prior written consent of the Administrative Agent and Party A, each in their sole discretion; or (ii) any adversary proceeding, contested matter or other action is commenced by any Loan Party or any other Person challenging the mutuality of prepetition and postpetition obligations hereunder; provided, that any such adversary proceeding, contested matter or other action commenced by a Person (other than a Loan Party), continues and is not dismissed by the earlier of (a) 30 days from the date of its commencement and (b) one Local Business Day prior to the commencement of hearings seeking confirmation of the Reorganization Plan;

(N)	any of the representations given in Part 4(j)(iii) of this Schedule proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(O)	the occurrence of the Termination Date, PSA Termination Date or Expiration Date (each as defined in the Interim Cash Collateral Order, the Plan Support Agreement or the Final Cash Collateral Order, as applicable) or all amounts outstanding under the Credit Agreement have been repaid and all commitments of the Lenders have terminated or expired (other than in connection with the consummation of the Exit Credit Facility); or

(P)	the Exit Credit Facility is not fully executed at least five (5) Local Business Days prior to, and effective as of, the Plan Effective Date (for the avoidance of doubt, the foregoing documents shall be deemed “executed” if Party A holds the requisite signature pages for execution in escrow to be released on the Plan Effective Date) or the Plan Emergence Conditions are not satisfied as of the Plan Effective Date.

(ii)	On and after the Plan Effective Date, the occurrence of any of the following events shall constitute an Additional Termination Event pursuant to Section 5(b)(v) with respect to which Party B is the sole Affected Party and all Transactions are Affected Transactions:

(A)	the Exit Credit Facility is not fully executed and effective as of the Plan Effective Date, or Reorganized Party B or any other reorganized Loan Party fails or refuses to fully accept and assume (pursuant to section 365 of the Bankruptcy Code) and be legally bound by and responsible for the duties, liabilities and obligations of Party B under this Agreement and the obligations of any other Loan Party as Credit Support Provider therefor, as applicable, as were in existence immediately prior to the Plan Effective Date;

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(B)	neither Party A nor any of its Affiliates is a party to the Exit Credit Facility as a Lender;

(C)	at any time, the obligations of Party B hereunder fail or cease to be secured on a first lien basis and guaranteed at least to the same extent as and on a pro rata and pari passu basis with Party B’s obligations with respect to the repayment of loan principal under the Exit Credit Facility as in effect at such time (other than to the extent of any guarantees or security provided under the Exit Credit Facility by any party that is not an “eligible contract participant” within the meaning of Section 1a(18) of the CEA at the time such guarantee or security would otherwise become effective with respect to Party B’s obligations hereunder);

(D)	[RESERVED];

(E)	all amounts outstanding under the Exit Credit Facility have been repaid and all commitments of the Lenders have terminated or expired in accordance with the terms of the Exit Credit Facility and Party B has not provided to Party A alternative collateral (which may be in the form of cash or a letter of credit posted under a credit support annex) acceptable to Party A in its sole determination; or

(F)	except to the extent expressly permitted and provided for under the terms of the Exit Credit Facility, the Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, under the Exit Credit Facility and other Collateral Documents are released in respect of all or substantially all of the Collateral without, if Party A is a Lender at that time, the prior written consent of Party A.

(i)	Disapplication of Certain Events of Default. Prior to the Plan Effective Date, Section 5(a)(vii) (Bankruptcy) of this Agreement shall not apply to Party B or any Credit Support Provider of Party B. Immediately following the Plan Effective Date, Section 5(a)(vii) (Bankruptcy) of this Agreement shall apply to Party B and any Credit Support Provider of Party B in accordance with the terms of this Agreement. For the avoidance of doubt, it is the intention of the parties hereto that any insolvency event or bankruptcy proceeding as specified in Section 5(a)(vii) that occurs with respect to Party B or any Credit Support Provider of Party B following the Plan Effective Date shall constitute an Event of Default under Section 5(a)(vii) of this Agreement with respect to Party B.

(j)	Failure to Pay or Deliver. Section 5(a)(i) of this Agreement is hereby amended by replacing the word “third” with “first” in the third line thereof.

(k)	Condition Precedent. Section 2(a)(iii) of this Agreement is hereby amended by inserting the words “, or Additional Termination Event under Section 5(b)(v)” after the phrase “Potential Event of Default”.

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Part 2.

Tax Representations.

(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:

Party A makes the following representations:

(i)	[please provide]

Party B makes the following representations:

(i)	It is a limited liability company created or organized under the laws of the State of Delaware whose federal taxpayer identification number is 45-2483686. For U.S. federal income tax purposes, as of the Petition Date, it is an entity treated as disregarded as separate from Memorial Production Partners, L.P., a limited partnership organized under the laws of the State of Delaware whose federal taxpayer identification number is 90-0726667 and which is a “U.S. person” (as that term is used in Treasury Regulations Section 1.1441-4(a)(3)(ii)). Pursuant to the Reorganization Plan, Reorganized Party B will, for U.S. federal income tax purposes, as of the Plan Effective Date, be an entity treated as disregarded as separate from a newly formed corporation incorporated under the laws of the State of Delaware that is a “U.S. person” (as that term is used in Treasury Regulations Section 1.1441-4(a)(3)(ii)).

Part 3.

Agreements to Deliver Documents.

For the purpose of Section 4(a) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)	Tax forms, documents or certificates to be delivered are:

Party required To Deliver Document	Form/Document Certificate	Date by which to be Delivered
Party A and Party B	IRS Form W-9, W-8BEN-E, W-8ECI or W-8IMY, as applicable, or any successor form.	Upon execution of this Agreement

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(b)	Other documents to be delivered are:

Party required To Deliver Document	Form/Document Certificate	Date by which to be Delivered	Covered by Section 3(d)
Party A	Evidence reasonably satisfactory to the other party of the authority and genuine signature of the individual signing this Agreement and any Credit Support Document on behalf of such party to execute the same.	Upon execution of this Agreement and, if requested by the other party, as soon as practicable after execution of any Confirmation of any Transaction.	Yes

Party A	The party’s or, as applicable, its Credit Support Provider’s annual report containing audited consolidated financial statements prepared in accordance with accounting principles that are generally accepted in such party’s country of organization and certified by independent certified public accountants for each fiscal year.	As soon as available and in any event within 120 days (or as soon as practicable after becoming publicly available) after the end of its or its Credit Support Provider’s, as applicable, fiscal year.	Yes

Party A	The party’s or, as applicable, its Credit Support Provider’s unaudited consolidated financial statements, the consolidated balance sheet and related statements of income for each fiscal quarter, prepared in accordance with accounting principles that are generally accepted in such party’s country of organization.	As soon as available and in any event within 60 days (or as soon as practicable after becoming publicly available) after the end of its or its Credit Support Provider’s, as applicable, fiscal quarter.	Yes

Party B	Evidence reasonably satisfactory to the other party of the (i) authority of such party and its Credit Support Provider, if any, to enter into this Agreement, any Transactions and any Credit Support Document and (ii) the authority and genuine signature of the individual signing this Agreement and any Credit Support Document on behalf of such party to execute the same.	Upon execution of this Agreement and, if requested by the other party, as soon as practicable following execution of any Confirmation of any Transaction that is entered into after the Plan Effective Date.	Yes

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Party B	Copies of the Interim Cash Collateral Order, the Final Cash Collateral Order, the Interim Hedging Order, the Final Hedging Order, the Exit Credit Facility term sheet, the Reorganization Plan and any amendments thereto	Promptly upon availability, provided that if Party B has provided Party A or its Affiliates with copies of the same in its capacity as lender and consented in writing to the disclosure for purposes hereunder as well there shall be no requirement to deliver additional copies hereunder.	No

Party B	After the Plan Effective Date, the party’s or, as applicable, its Credit Support Provider’s annual report containing audited consolidated financial statements prepared in accordance with accounting principles that are generally accepted in such party’s country of organization and certified by independent certified public accountants for each fiscal year.	When delivered under the Exit Credit Facility; provided that if Party A or an Affiliate of Party A is a party to the Exit Credit Facility, delivery thereunder shall constitute delivery hereunder.

Party B	After the Plan Effective Date, the party’s or, as applicable, its Credit Support Provider’s unaudited consolidated financial statements, the consolidated balance sheet and related statements of income for each fiscal quarter, prepared in accordance with accounting principles that are generally accepted in such party’s country of organization.	When delivered under the Exit Credit Facility; provided that if Party A or an Affiliate of Party A is a party to the Exit Credit Facility, delivery thereunder shall constitute delivery hereunder.	Yes

Party B	A certified copy of the Exit Credit Facility, any intercreditor agreement (howsoever described) and the other Loan Documents.	Promptly following execution of the Exit Credit Facility.

Party B	An independent legal opinion which shall include, among other things, due authorization of the execution of the Exit Credit Facility and the other Loan Documents and the perfection of the security interests granted in the Loan Documents (in form and substance substantially similar to the legal opinion provided to the lenders as required by the Exit Credit Facility).	Promptly following execution of the Exit Credit Facility.

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Party B	Notice of any default, acceleration, termination, cancellation of commitments or prepayment under the Exit Credit Facility.	At such times as required to be delivered to Lenders or the Administrative Agent under the Exit Credit Facility or, if no such time is specified, promptly upon becoming aware of such event or occurrence.

Notwithstanding the foregoing, each of Party A and Party B’s financial statements are deemed to be delivered hereunder on the date the same shall be made available on the “EDGAR” or “SEDAR” document filing system, as applicable, or such party’s or its Credit Support Provider’s, internet home page.

Part 4.

Miscellaneous.

(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

(i)	Addresses for notices or communications to Party A:

[please provide]

(ii)	Addresses for notices or communications to Party B:

Memorial Production Operating LLC

5 Houston Center

1401 McKinney, Suite 1025

Houston, TX 77010

Attn: [please provide]

Tel.: [please provide]

Fax.: [please provide]

Email: [please provide]

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

(i)	Party A appoints as its Process Agent: [please provide].

(ii)	Party B appoints as its Process Agent: None.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(b) of this Agreement:

(i)	Party A is [not] a Multibranch Party.

(ii)	Party B is not a Multibranch Party.

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(e)	Calculation Agent. Calculation Agent means Party A, unless Party A is a Defaulting Party, in which case the Calculation Agent will be a Reference Market-maker that is selected by Party B independent of either party (and its Affiliates) and is approved by Party A (such approval not to be unreasonably withheld), and the reasonable costs of employing such Reference Market-maker hereunder shall be borne equally by Party A and Party B.

(f)	Credit Support Document. Credit Support Documents for Party A are: None.

Credit Support Documents for Party B are: The Collateral Documents and each other document delivered by a Loan Party that by its terms secures, guarantees or otherwise supports Party B’s obligations hereunder (whether or not this Agreement evidenced hereby is specifically referenced or described therein), as such document(s) may be amended, revised, restated, supplemented or replaced from time to time; provided, however, that no Event of Default shall occur under Section 5(a)(iii) (Credit Support Default) of this Agreement unless and until the event or circumstance giving rise thereto also constitutes an Event of Default under Section 5(a)(vi) (Cross Default) of this Agreement.

(g)	Credit Support Provider. The Credit Support Provider for Party A is: None.

The Credit Support Providers for Party B are: Each Guarantor and each other Loan Party that, at the time of determination, provides or is obligated to provide a pledge, security interest, a guaranty or other credit support under a Credit Support Document.

(h)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine other than §5-1401 and §5-1402 of the New York General Obligations Laws.

(i)	Jurisdiction. Section 13(b)(i) of this Agreement is hereby amended by deleting in line 2 thereof the word “non-”. The following shall be added at the end of Section 13(b): “Nothing in this provision shall prohibit a party from bringing an action to enforce a judgment (1) in the Bankruptcy Court or (2) in any other jurisdiction if (A) the courts of the State of New York or the United States District Court located in the Borough of Manhattan in New York City lacks jurisdiction over the parties or the subject matter of the Proceedings or declines to accept the Proceedings on the grounds of lacking such jurisdiction; (B) the Proceedings are commenced by a party for the purpose of enforcing against the other party’s property, assets or estate any decision or judgment rendered by any court in which Proceedings may be brought as provided hereunder; (C) the Proceedings are commenced to appeal any such court’s decision or judgment to any higher court with competent appellate jurisdiction over that court’s decisions or judgments if that higher court is located outside the State of New York or Borough of Manhattan, such as a federal court of appeals or the U.S. Supreme Court; or (D) any suit, action or proceeding has been commenced in another jurisdiction by or against the other party or against its property, assets or estate (including, without limitation, any suit, action or proceeding described in Section 5(a)(vii)(4) of this Agreement), and, in order to exercise or protect its rights, interests or remedies under this Agreement, the party (1) joins, files a claim, or takes any other action, in any such suit, action or proceeding, or (2) otherwise commences any Proceeding in that other jurisdiction as the result of that other suit, action or proceeding having commenced in that other jurisdiction.”

(j)	Representations.

(i)	Amendment of Basic Representation. With respect to Party B, Section 3(a)(iii) is amended by inserting the words “(including any restrictions in prepetition contracts that have been assumed under Section 365 of the Bankruptcy Code)” between the words “restriction” and “binding” in such section.

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(ii)	Additional Representations. Section 3 of this Agreement is amended by adding the following additional representations as clauses (g), (h), (i), (j), and (k):

“(g) Relationship between Parties.

(i)	No Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(ii)	Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

(iii)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(h) Eligible Contract Participant. Each party represents to the other party at all times hereunder that it is on each date on which a Transaction is entered into, an “eligible contract participant” as such term is defined in the CEA.

(i) No Agency. It is entering into this Agreement, including each Transaction, as principal and not as an agent of any person or entity.

(j) Municipal Advisor Rule. Party B hereby represents, and will be deemed to represent at all times until the termination of the Agreement, that it is not, and does not act on behalf of, either a “municipal entity” or “obligated person” (in each case as defined in Section 15B of the Securities Exchange Act of 1934 and the rules adopted by the SEC with respect to municipal advisor registration).

(k) ERISA. Each party represents to the other party at all times hereunder that it is not (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), subject to Title I of ERISA or Section 4975 of the Code, or a plan as so defined but which is not subject to Title I of ERISA or Section 4975 of the Code but is subject to another law materially similar to Title I of ERISA or Section 4975 of the Code (each of which, an “ERISA Plan”), (ii) a person or entity acting on behalf of an ERISA Plan, or (iii) a person or entity the assets of which constitute assets of an ERISA Plan.”

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(iii)	Further Representations of Party B. Party B represents, warrants, covenants and acknowledges as of each date prior to the Plan Effective Date:

(A)	Party B is in continuing possession of its property and is operating and managing its business, as debtor in possession, pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

(B)	Party B’s liabilities pursuant to each Transaction constitute superpriority obligations that rank at least pari passu with the obligations to pay principal under the Credit Agreement and are secured by liens coextensive with and at least pari passu with those securing such obligations under the Credit Agreement.

(C)	This Agreement and all Transactions hereunder are, and will be, entered into pursuant to, (i) before the issuance of the Final Cash Collateral Order and the Final Hedging Order, the Interim Cash Collateral Order and the Interim Hedging Order; and, (ii) after the issuance of the Final Cash Collateral Order and the Final Hedging Order, the Final Cash Collateral Order and the Final Hedging Order, which Orders have not been revoked, reversed, stayed or modified, and no further Bankruptcy Court approval is needed. It is authorized to enter into this Agreement and all Transactions hereunder, and to transfer collateral, perform and make payments in connection therewith, in the ordinary course of its business pursuant to Section 363 of the Bankruptcy Code, the Orders and the Credit Agreement. This Agreement and all Transactions hereunder are “Amended and Restated Swap Agreements” as that term is defined in the Hedging Orders. Party A is a “Continuing Hedging Lender” as that term is defined in the Hedging Orders. Obligations of Party B to Party A under this Agreement and any Transaction are “Swap Obligations” as that term is defined in the Hedging Orders.

(D)	Party A’s right to terminate, net and set-off obligations under the Transactions (whether entered into prior to or post petition) will not be stayed, avoided, or otherwise limited by Bankruptcy Code Sections 362(a) or 549, or any other provisions of the Bankruptcy Code.

(E)	Party B’s liabilities and any amounts due and owing from Party B pursuant to the Transactions constitute administrative expenses under Section 503(b) of the Bankruptcy Code, and are entitled to Superpriority Claims pursuant to Section 364(c)(1) and Section 507(a)(1) of the Bankruptcy Code and the Orders during the pendency of the Chapter 11 Cases.

(F)	Party A’s lien with respect to the Collateral provided under the Orders shall be a perfected lien and security interest with the priority set forth in the Orders pursuant to Sections 364(c)(2), 364(c)(3), and 364(d)(1) of the Bankruptcy Code with respect to all collateral provided by Party B under the Orders during the pendency of the Chapter 11 Cases.

(k)	No Breach of Representations. Notwithstanding anything contained in this Agreement to the contrary, no breach of Section 3(a) shall constitute a Potential Event of Default or Event of Default to the extent it arises out of or relates to Party B’s filing of [In re Memorial Production Partners LP, et al., Ch. 11 Case No. 17- et seq. (Bankr. S.D. Tex. 2017)].

(l)	Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement [will/will not] apply to all Transactions.

(m)	“Affiliate”.

Affiliate means in relation to Party A: [None] [as specified in Section 14 of this Agreement].

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Affiliate means in relation to Party B: as specified in Section 14 of this Agreement.

(n)	Additional Defined Terms. As used herein, the following terms shall have the following meanings, and capitalized terms used in this Agreement and not otherwise defined herein shall have, at any time of determination, the meanings attributed to them in the Credit Agreement or the Exit Credit Facility as in effect at such time of determination:

“Administrative Agent” means, on any date, the Administrative Agent under the Credit Agreement or the Exit Credit Facility, as the context may require.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq., as amended.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas.

“Carve Out” shall have the meaning set forth in the Interim Cash Collateral Order and the Final Cash Collateral Order, as applicable.

“Chapter 11 Cases” means the jointly administered cases under chapter 11 of the Bankruptcy Code, captioned as [In re Memorial Production Partners LP, et al., Ch. 11 Case No. 17-         et seq. (Bankr. S.D. Tex. 2017)], pending in the Bankruptcy Court.

“Collateral” means, as the context may require, the collateral pledged to the Administrative Agent, for the benefit of the Secured Parties, under the Collateral Documents and the Orders.

“Collateral Documents” means any security, pledge, guaranty, mortgage, account control agreement or other collateral agreements executed and delivered by a Loan Party in connection with the Orders, Credit Agreement or the Exit Credit Facility, as the context may require, in each case as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Continuing Hedging Lender” has the meaning set forth in the applicable Hedging Order.

“Credit Agreement” means that certain Credit Agreement dated as of December 14, 2011, among Memorial Production Operating LLC, as Borrower, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other parties thereto, as the same may have been amended, restated, renewed, supplemented, or otherwise modified, as the case may be, from time to time.

“Exit Credit Facility” means a credit agreement (A) executed by Party B or Reorganized Party B, as applicable, as borrower, and having the terms and conditions substantially similar to those set forth in the term sheet attached to the Plan Support Agreement as Exhibit A (as such term sheet may be amended, restated, supplemented or otherwise modified with the consent of Party A), (B) as such credit agreement may be amended, restated, amended and restated, supplemented, extended, renewed, refinanced or otherwise modified from time to time.

“Final Cash Collateral Order” means the final order of the Bankruptcy Court entered in the Chapter 11 Cases, in substantially the form of the Interim Cash Collateral Order, with such modifications thereto as are acceptable to the Administrative Agent.

“Final Hedging Order” means the final order of the Bankruptcy Court in the Chapter 11 Cases, in substantially the form of the Interim Hedging Order.

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“Guarantors” means the “Guarantors” as defined in the Credit Agreement, the Exit Credit Facility and the Collateral Documents.

“Hedging Orders” means the Interim Hedging Order and the Final Hedging Order.

“Indebtedness” shall have the meaning set forth in the Credit Agreement or the Exit Credit Facility, as the context may require.

“Interim Cash Collateral Order” means an order entered by the Bankruptcy Court in the Chapter 11 Cases providing adequate protection to the Secured Parties for the use of the Collateral during the Chapter 11 Cases acceptable to the Administrative Agent in its sole discretion.

“Interim Hedging Order” means an order entered by the Bankruptcy Court in the Chapter 11 Cases, which (i) grants Superpriority Claims and Liens to secure the obligations of Party B under this Agreement and (ii) authorizes Party B to pay its obligations under this Agreement, whether they arose prepetition or postpetition, in the ordinary course of business.

“Lender” means any “Lender” under the Credit Agreement or the Exit Credit Facility, as the context may require.

“Lien” means any lien, hypothecate, security interest, prior claim or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title or title retention right of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan” means any “Loan” under the Credit Agreement or the Exit Credit Facility, as the context may require.

“Loan Documents” means any “Loan Documents” as defined in the Credit Agreement and the Exit Credit Facility, as the context may require, together with each Collateral Document.

“Loan Parties” means Party B or Reorganized Party B, as applicable, together with each other “Loan Party” under the Credit Agreement and the Exit Credit Facility, as the context may require.

“Memorial Parties” means each of the debtors in the Chapter 11 Case, including without limitation, Memorial Partners LP, a Delaware limited partnership, and each of its subsidiaries party to the Plan Support Agreement.

“obligations” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding under any federal, state or foreign bankruptcy, insolvency, receivership or similar law, which, for the avoidance of doubt, includes the obligations of the parties hereunder. Without limiting the generality of the foregoing, the obligations of the Loan Parties under the Loan Documents is the Indebtedness of each such Loan Party.

“Orders” means the Interim Cash Collateral Order, the Final Cash Collateral Order, the Interim Hedging Order and the Final Hedging Order.

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“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Petition Date” means [•].

“Plan Effective Date” means the effective date of the Reorganization Plan, on which date the Exit Credit Facility shall become effective.

“Plan Support Agreement” means that certain Plan Support Agreement, dated as of [•], among (i) the Memorial Parties, (ii) certain of the lenders party to the Credit Agreement (as set forth in the Plan Support Agreement), and (iii) the Continuing Hedging Lenders (as defined in the Plan Support Agreement).

“Reorganized Party B” means the successor entity to the business of Party B pursuant to the Reorganization Plan.

“Reorganization Plan” means a joint prepackaged plan of reorganization confirmed by the Bankruptcy Court in the Chapter 11 Cases.

“Secured Parties” has the meaning set forth in the Collateral Documents.

“Superpriority Claim” means an allowed administrative claim against each of the Loan Parties on a joint and several basis with priority over any and all other administrative claims against the Loan Parties arising at any time in the Chapter 11 Cases (subject only to the Carve Out), including all claims of the kind specified under Sections 503(b) and 507(b) of the Bankruptcy Code, as set forth, after the Petition Date, in the Interim Cash Collateral Order, the Final Cash Collateral Order, the Interim Hedging Order or the Final Hedging Order, as applicable.

If any event or circumstance that constitutes or gives rise to an Additional Termination Event with respect to Party B also constitutes or gives rise to an Event of Default, it will be treated as an Event of Default with respect to Party B.

Part 5.

Other Provisions.

(a)	WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY CREDIT SUPPORT DOCUMENT. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY OR ANY CREDIT SUPPORT PROVIDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND PROVIDE FOR ANY CREDIT SUPPORT DOCUMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(b)

Severability. Any provision of this Agreement (including any Transaction hereunder or any Credit Support Document) or portion thereof that is prohibited, unenforceable or stayed in any jurisdiction, including without limitation any right of set-off, shall, as to such jurisdiction only, be ineffective to the limited extent of such prohibition, unenforceability or stay unless such severance would materially

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impair the benefits of the remaining portions of this Agreement, such Transaction or such Credit Support Document, or materially change the reciprocal obligations of the parties. Any severance shall occur without otherwise invalidating or adversely affecting the validity or enforceability of the remainder of this Agreement in such jurisdiction or invalidating or adversely affecting the validity or enforceability of this Agreement as a whole in any other jurisdiction. If severance is required, the parties shall in good faith negotiate a replacement for the prohibited, unenforceable or stayed provision, the economic effect of which approximates as closely as possible that of the prohibited or unenforceable provision; provided, however, this severability provision shall not be applicable if any provision of Section 1(c), 2, 3, 5, 6 or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be held to be invalid or unenforceable.

(c)	Recording of Conversations. Each party hereto (i) consents to the recording of telephone conversations relating to this Agreement or any Transaction, (ii) agrees, to the extent permitted by applicable law, that the recordings may be submitted in evidence in any Proceedings, and (iii) if required by law obtain consent of, and give any necessary notice of such recording to, its relevant personnel.

(d)	Limitation of Liability. No party shall be required to pay or be liable to the other party for any consequential, indirect, incidental, special, exemplary or punitive damages (whether or not arising from its negligence); provided, however, that nothing in this Part 5(d) shall affect the enforceability of or the calculations performed under Section 6(d) or Section 6(e) of this Agreement. If and to the extent any payment required to be made pursuant to this Agreement is deemed to constitute liquidated damages, the parties acknowledge and agree that such damages are difficult or impossible to determine and that such payment is intended to be a reasonable approximation of the amount of such damages and not a penalty.

(e)	ISDA Definitions. This Agreement, each Confirmation, and each Transaction is subject to the 2005 ISDA Commodity Definitions as amended, supplemented or modified from time to time (the “Commodity Definitions”) and the 2006 ISDA Definitions (the “ISDA Definitions” and, collectively with the Commodity Definitions, the “Definition”), each as published by the International Swaps and Derivatives Association Inc. (“ISDA”), and will be governed in all respects by the Definitions (except that any references to “Swap Transactions” in the Definitions will be deemed to be references to “Transactions”).

The Definitions are incorporated by reference in, and made part of, this Agreement and each relevant Confirmation as if set forth in full in this Agreement and such Confirmation. In the event of any inconsistency between the Commodity Definitions and the ISDA Definitions with respect to any “Transaction” as defined in the Commodity Definitions, the Commodity Definitions will govern for purposes of such Transaction. In the event of any inconsistency between the provisions of this Agreement or of a Confirmation and the Definitions, the provisions of this Agreement or such Confirmation will govern for purposes of such Transaction. In the event of any inconsistency between the provisions of a Confirmation and this Agreement the provisions of such Confirmation will govern for purposes of the relevant Transaction.

(f)	Confirmation Procedures. Confirmations for Transactions are due under CFTC Rule 23.501 within the applicable time frame specified in such rule, to the extent applicable.

(g)

Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in Part 2(a) of this Schedule (Payer Tax Representation) and “Indemnifiable Tax” as defined in Section 14 of this Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official

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interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of this Agreement.

(h)	Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof: “to another account in the same legal and tax jurisdiction as the original account”.

(i)	Accuracy of Specified Information. Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period the words “or, in the case of audited or unaudited financial statements, a fair presentation of the financial condition of the relevant party in accordance with generally accepted accounting principles, consistently applied.”

(j)	Transfer. Section 7 of this Agreement is hereby amended by inserting the following phrase “, which consent shall not be unreasonably withheld or delayed” in the third line thereof after the word “party” and before the word “, except”.

Notwithstanding any provision to the contrary contained in this Agreement (including Section 7 of this Agreement), subject to satisfaction of each of the Plan Emergence Hedge Conditions, on the Plan Effective Date, to the extent there exists a Transaction, or Transactions, as the case may be, between Party A and Party B, then in such event, Party B shall be deemed to assign its rights and obligations under this Agreement and each such Transaction to Reorganized Party B and Reorganized Party B will be deemed to, and will confirm in writing, its acceptance and assumption of this Agreement and each Transaction, and all obligations, liabilities, rights and duties in relation thereto. In this regard, subject to the satisfaction of the Plan Emergence Hedge Conditions, Party A consents to the assignment by Party B of its rights, duties, liabilities and obligations under this Agreement and each Transaction to Reorganized Party B subject to the retention of all its rights hereunder.

“Plan Emergence Hedge Conditions” means each of the following:

(i)	no Event of Default, Potential Event of Default or Termination Event hereunder has occurred and is continuing with respect to Party B;

(ii)	Party B (or Reorganized Party B, as applicable) has (1) adhered to the ISDA August 2012 Dodd-Frank Protocol and matched with Party A on ISDA Amend, or executed an analogous bilateral agreement and provided questionnaire responses directly to Party A and (2) adhered to the ISDA March 2013 Dodd-Frank Protocol and matched with Party A on ISDA Amend, or executed an analogous bilateral agreement and provided questionnaire responses directly to Party A; and

(iii)	the Exit Credit Facility (including, without limitation, with respect to establishment of liens as set forth therein) has been executed by the Loan Parties and is effective as of, the Plan Effective Date.

(k)	Set-off. A new Section 6(f) shall be added to the Agreement as follows:

“Set-off. Any amount (the “Early Termination Amount”) payable to one party (the “Payee”) by the other party (the “Payer”) under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(iv) has occurred or any other Termination Event in respect of which all outstanding Transactions are Affected Transactions

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has occurred, will, at the option of the party (“X”) other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the “Other Agreement Amount”) payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee (or, where the Payee is “X”, any consenting Affiliate of the Payee) to the Payer (or, where the Payer is “X”, any consenting Affiliate of the Payer) (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer (or between the Payee (or any such consenting Affiliate of the Payee) and the Payer (or any such consenting Affiliate of the Payer) (or instrument(s) or undertaking(s) issued or executed by the Payee or any such consenting Affiliate of the Payee to, or in favor of, the Payer or any such consenting Affiliate of the Payer) and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off. X will give notice to the other party of any set-off effected under this Section 6(f).

For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the relevant currency.

If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).”

(l)	HIRE Act. “Tax” as used in Part 2(a) (Payer Tax Representation) of this Schedule and “Indemnifiable Tax” as defined in Section 14 of this Agreement shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder.

(m)	ISDA DF Protocols. For purposes of the ISDA August 2012 DF Protocol Agreement published on August 13, 2012 and the ISDA March 2013 DF Protocol Agreement published on March 22, 2013 (the “Protocol Agreements”), the parties acknowledge and agree that this Agreement shall constitute a Protocol Covered Agreement as defined under the Protocol Agreements.

(n)	ISDA Non-ECP Guarantor Exclusionary Terms. The parties agree that the definitions and provisions contained in the ISDA Non-ECP Guarantor Exclusionary Terms published on April 18, 2013 are incorporated and apply to this Agreement.

(o)	Scope of Agreement. Any Specified Transaction (excluding any Physical Commodity Transaction) now existing or hereafter entered into between the parties (whether or not evidenced by a Confirmation) shall constitute a “Transaction” under this Agreement and shall be subject to, governed by, and construed in accordance with the terms of this Agreement, unless the confirming document(s) for that Specified Transaction provide(s) otherwise. For any such Specified Transaction not evidenced by a Confirmation, Section 2(a)(i) of this Agreement is amended to read as follows: “(i) Each party will make each payment or delivery to be made by it under each Transaction, as specified in each Confirmation (or otherwise in accordance with the terms of that Transaction if not evidenced by a Confirmation), subject to the other provisions of this Agreement”.

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(p)	Authorized Persons. Party B represents, warrants and agrees that: (i) each Authorized Person, acting singly, is authorized from time to time on behalf of and in the name of Party B to negotiate, enter into, amend, transfer and terminate Transactions with Party A on such terms as such Authorized Person may agree; (ii) Party B will be bound by the terms of each Transaction, and any amendment, transfer or termination thereof, as and when that Authorized Person enters into (whether orally by telephone or in writing) any such Transaction for Party B or any agreement with Party A to amend, transfer or terminate any Transaction; and (iii) Party A may rely and act upon any instruction, order, agreement or document purporting to be from an Authorized Person and relating to any proposed or existing Transaction, whether the instruction, order, agreement or document is in writing (signed or unsigned) or is communicated by telephone, facsimile transmission or other electronic means, and once Party A has acted or relied upon it, then that instruction, order, agreement or document may not be rescinded, canceled, terminated, modified or amended without Party A’s prior written consent.

“Authorized Person” means any person whose signature is set forth below Party B’s name on the signature pages hereof and each other person who is a director, officer, partner (or general partner), manager (or general manager), member (or managing member) or any other person holding any office or position in Party B or in any of its partners (or general partners), managers (or general managers) or members (or managing members).

(q)	Consent to Disclose. Notwithstanding the terms of any agreement, instrument or undertaking between or by one party to the other, or applicable law or regulation, including without limitation CFTC s 23.410(c), to the fullest extent permitted by applicable law and regulation, the parties hereby irrevocably agree and consent to the disclosure by the other party of information relating to this Agreement and any Transaction(s) hereunder to any Agent under the Credit Agreement or Exit Credit Facility (or their agents, advisors or counsel) and each other Secured Party thereunder.

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IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

[BANK] (Party A)	MEMORIAL PRODUCTION OPERATING LLC (Party B)

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

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Exhibit 2

Continuing Hedging Lenders

Wells Fargo Bank, National Association

Natixis

Citibank, N.A.

Barclays Bank PLC

JPMorgan Chase Bank, N.A.